                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement        / /  Confidential, for Use of the Commission
                                        Only
/X/  Definitive Proxy Statement         as permitted by Rule 14a-6(e)(2))
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12


                         The Fresh Juice Company, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.


/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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/X/  Fee paid previously with preliminary materials.


/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                            THE FRESH JUICE COMPANY
                   35 WALNUT AVENUE, CLARK, NEW JERSEY 07066
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                                                                  August 8, 1996



     NOTICE IS HEREBY given that the Annual Meeting of Stockholders (the "Meeting") of The Fresh Juice Company, Inc., a Delaware corporation (the "Company"), will be held at the Holiday Inn Select, located at 36 Valley Road, Clark, New Jersey 07066, on August 29, 1996, at 9:15 A.M. Eastern Daylight Time, for the following purposes:


          1. To authorize the amendment of the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 5,000,000 to 30,000,000.

          2. To authorize the amendment of the Company's Certificate of Incorporation to increase the number of authorized shares of Preferred Stock from 200,000 to 7,000,000.

          3. To elect four directors for a term expiring at the Annual Meeting of Stockholders in 1997.

          4. To authorize and approve the Company's 1996 Incentive Stock Option Plan.

          5. To ratify the action of the Board of Directors in the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending November 30, 1996.

          6. To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.


     Stockholders of record at the close of business on August 2, 1996 are entitled to notice of, and to vote at, the Meeting.


     A cordial invitation is extended to you to attend the Meeting.

     Your attention is directed to the accompanying proxy statement and form of proxy. Whether or not you plan to attend the Meeting in person, please sign, date and return the enclosed proxy promptly in the envelope provided which requires no United States postage.

                                         By Order of The Board of Directors

                                              STEVEN M. BOGEN
                                                 Secretary


     This Proxy Statement and the accompanying Proxy will be mailed to stockholders on or about August 9, 1996

                            THE FRESH JUICE COMPANY
                   35 WALNUT AVENUE, CLARK, NEW JERSEY 07066
                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS

                                AUGUST 29, 1996



     This Proxy Statement sets forth certain information with respect to the accompanying Proxy proposed to be used at the Annual Meeting of Stockholders (the "Meeting") of The Fresh Juice Company, Inc. (the "Company") to be held on August 29, 1996, at 9:15 A.M. Eastern Daylight Time at the Holiday Inn Select, located at 36 Valley Road, Clark, New Jersey 07066, or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The Board of Directors of the Company (the "Board") solicits this Proxy and urges you to sign the Proxy, fill in the date, and return it immediately. Proxies are being solicited by mail and, in addition, officers and employees of the Company may solicit Proxies by telephone or personal interview. As is customary, the expense of solicitation will be borne by the Company. Your prompt cooperation is necessary in order to insure that a quorum is present at the Meeting and to avoid unnecessary expense and delay.


     A stockholder who has given a Proxy may revoke it at any time before it is exercised at the Meeting by filing with the Secretary of the Company either a written instrument of revocation signed in the same manner as the Proxy, or a duly executed Proxy bearing a later date, or by appearing at the Meeting and voting in person.

     All properly executed Proxies returned to the Company, however marked, will be included in tabulating the number of shares present at the Meeting for purposes of determining a quorum and whether nominees for director have received the vote of a plurality of shares present at the Meeting. Abstentions and withheld votes are not counted as votes "for" or "against" a proposal, but where the affirmative vote of a majority of the shares of Common Stock of the Company present or represented on a proposal is required for approval, abstentions and withheld votes are counted in determining the number of shares present or represented.


     It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to stockholders on or about August 9, 1996.


                       VOTING SECURITIES AND RECORD DATE


     Holders of Common Stock of the Company of record at the close of business on August 2, 1996 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had outstanding 4,690,062 shares of Common Stock, each of which entitled the holder thereof to one vote.


                                   PROPOSAL 1

                    AUTHORIZE THE AMENDMENT OF THE COMPANY'S
                    CERTIFICATE OF INCORPORATION TO INCREASE
                        THE NUMBER OF AUTHORIZED SHARES
                         OF COMMON STOCK OF THE COMPANY

     On July 23, 1996, the Board unanimously approved an amendment to the Company's Certificate of Incorporation to increase the Company's authorized capital stock. This proposed amendment to Article Fourth of the Company's Certificate of Incorporation would increase the number of authorized shares of Common Stock of the Company from 5,000,000 shares to 30,000,000 shares. A copy of the proposed amendment to Article Fourth of the Company's Certificate of Incorporation is attached hereto as Appendix A.

RECOMMENDATION AND VOTE REQUIRED

     The affirmative vote of a majority of those shares of Common Stock voting on this proposal is required to adopt this proposed amendment to Article Fourth of the Company's Certificate of Incorporation. THE BOARD UNANIMOUSLY RECOMMENDS APPROVAL OF PROPOSAL 1.

                                   PROPOSAL 2

                    AUTHORIZE THE AMENDMENT OF THE COMPANY'S
                    CERTIFICATE OF INCORPORATION TO INCREASE
                        THE NUMBER OF AUTHORIZED SHARES
                       OF PREFERRED STOCK OF THE COMPANY

     On July 23, 1996, the Board unanimously approved an amendment to the Company's Certificate of Incorporation to increase the Company's authorized capital stock. This proposed amendment to Article Fourth of the Company's Certificate of Incorporation would increase the number of authorized shares of Preferred Stock from 200,000 to 7,000,000 shares. A copy of the proposed amendment to Article Fourth of the Company's Certificate of Incorporation is attached hereto as Appendix A.

RECOMMENDATION AND VOTE REQUIRED

     The affirmative vote of a majority of those shares of Common Stock voting on this proposal is required to adopt this proposed amendment to Article Fourth of the Company's Certificate of Incorporation. THE BOARD UNANIMOUSLY RECOMMENDS APPROVAL OF PROPOSAL 2.

DISCUSSION OF PROPOSALS 1 AND 2

PURPOSE OF THE PROPOSALS

     Approval of Proposals 1 and 2 would provide the Company with the ability to meet future capital needs and provide shares both for the pending acquisition of Clear Springs Citrus, Inc. ("Clear Springs") as well as for possible future acquisitions, stock offerings or private placements.

     On March 31, 1996, the Company entered into a Merger Agreement with Clear Springs as amended on July 23, 1996 (the "Agreement"). The merger with Clear Springs (the "Merger") (which is discussed more fully below) is contingent upon the approval by the Company's stockholders of an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 5,000,000 to 20,000,000 shares and to increase the number of authorized shares of the Company's Preferred Stock from 200,000 to 7,000,000 shares and cannot be consummated as presently structured without such approval. However, the Merger and the Agreement are not subject to the approval of the Company's stockholders.


     The Company's Board of Directors has determined to increase the Company's authorized shares of Common Stock to 30,000,000 shares to provide for additional capital stock, to be used for various purposes including potential acquisitions, offerings and private placements. The increase to 30,000,000 shares of Common Stock represents an increase in authorized shares of Common Stock in excess of that which is a condition to the Agreement. On June 19, 1996, the Company engaged Ladenburg, Thalmann & Co., Inc. ("Ladenburg"), an investment banking firm, to provide financial advisory services to the Company. In connection with its retention of Ladenburg, the Company has agreed to grant Ladenburg warrants to purchase up to 100,000 shares of the Company's Common Stock under certain conditions at a price of $2.9563 per share as consideration for the services to be performed for the Company by Ladenburg. The warrants granted to Ladenburg are contingent upon the approval by the Company's stockholders of the proposed amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock.


     The terms of the additional authorized shares of Common Stock of the Company will be identical to the Company's Common Stock now issued and outstanding. There are no preemptive rights associated with the

Company's Common Stock. The Company's Common Stock ($.01 par value) is traded in the over-the-counter market under the symbol "FRSH". Price quotations are available through the NASDAQ system. The Company presently has 5,000,000 Authorized Shares of Common Stock, of which 4,690,062 shares were outstanding as of the Record Date. The Company does not presently pay dividends on its Common Stock and does not anticipate paying any cash dividends in the foreseeable future. The Company plans to retain its future earnings, if any, to finance the growth and development of its operations.

     The Company presently has 200,000 authorized shares of Preferred Stock ($10.00 par value) of which no shares have been issued. The Board may, without further action by the Company's stockholders from time to time direct the issuance of Preferred Stock in one or more series and, at the time of issuance, determine the rights, preferences and limitations of each series. Satisfaction of any dividend preferences of outstanding Preferred Stock would reduce the amount of funds available for the payment of dividends on the Company's Common Stock. In addition, holders of Preferred Stock would normally be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of the Company before any payment is made to holders of the Company's Common Stock.

POSSIBLE ADVERSE EFFECTS OF THE PROPOSALS

     The issuance of additional Common or Preferred Stock may have certain effects upon the holders of the Company's Common Stock. Holders of the Company's Common Stock will not have preemptive rights with respect to the additional Common or Preferred Stock. The issuance of additional Common Stock of the Company would increase the number of shares of Common Stock outstanding, thereby diluting percentage ownership of existing stockholders. The issuance of further Common or Preferred Stock of the Company could possibly dilute book value per share or earnings per share for the then existing holders of the Company's Common Stock.

POSSIBLE ANTI-TAKEOVER EFFECTS OF THE PROPOSALS

     The authorization or issuance of Common Stock or Preferred Stock may be viewed as being an anti-takeover device. In the event of a proposed merger, tender offer or other attempt to gain control of the Company, which the Board does not believe to be in the best interests of the Company or its stockholders, the Board could issue additional Common or Preferred Stock that could make any such attempt to gain control of the Company more difficult to complete. Except for the issuance of shares to complete the Merger and the shares reserved for issuance upon the exercise of the Ladenburg warrants, the Board has no specific plans at the present time to issue any additional shares of Common or Preferred Stock and any such future issuance will be on terms that the Board deems to be in the best interests of the Company and its stockholders.

THE MERGER

     The following information, insofar as it relates to matters contained in the Agreement, is qualified in its entirety by reference to the Agreement, which is attached hereto as Appendix B, and is incorporated herein by reference. The Company's stockholders are urged to read the Agreement in its entirety.

THE PARTIES

  The Company


     The Company was incorporated in the State of New York on July 5, 1985. Immediately prior to the closing of the Company's initial public offering on November 19, 1986, the Company was merged into its wholly-owned Delaware subsidiary so as to relocate its state of incorporation. The Company produces, markets and sells fresh and frozen "fresh squeezed" orange juice, grapefruit juice, pressed apple juice and other non-carbonated beverages under the brand names "Just Pik't(C)", "Fresh Pik't(C)" and "Florida Pik't(C)". The majority of the juice produced by the Company is orange juice.


     The corporate headquarters of the Company were previously located in leased facilities at 350 Northern Boulevard, Great Neck, New York, 11021, telephone no.
(516) 482-5190. The Company continues to lease the premises in Great Neck, however, the corporate headquarters of the Company have been relocated to leased space at 35 Walnut Avenue, Clark, New Jersey 07066, telephone no. (908) 396-1112. The Company owns a plant in Winter Haven, Florida constructed and equipped to produce and bottle juice beverages. In April, 1986 the Company began to market frozen "fresh squeezed" orange juice under the brand name "Just Pik't(C)" in the New York metropolitan area. That product and the Company's other products are presently being sold in numerous supermarket chains and to other food distributors throughout the United States. The Company also markets its products internationally, principally in Canada. Effective April 1, 1996, the Company acquired by merger The Ultimate Juice Company, Inc. ("Ultimate"), which is now a wholly owned subsidiary of the Company maintaining offices at 35 Walnut Avenue, Clark, New Jersey 07066.(1)

     The Fresh Juice Company of Florida, Inc. is a Florida corporation and wholly owned subsidiary of the Company ("Fresh Juice of Florida"), maintaining corporate offices located at 1000 American Superior Boulevard, Winter Haven, Florida, 33884, telephone no. (941) 299-6915. Fresh Juice of Florida owns the machinery and equipment used in the Company's Winter Haven, Florida juice production facility (the "Florida Plant") and is charged with the responsibility of running and managing the Florida Plant.

  Clear Springs

     Clear Springs maintains its leased executive offices at 76 8th Street, Winter Garden, Florida, 34787, telephone no. (407) 877-7765. In addition to its corporate offices, Clear Springs leases and operates, at such location, a fresh squeezed citrus juice production plant. From that location, Clear Springs produces, markets and sells fresh squeezed Florida orange juice, grapefruit juice, and other fresh squeezed citrus juices. In addition to producing and marketing fresh squeezed juices under its own label, Clear Springs also produces fresh squeezed juice products for Ultimate (a wholly owned subsidiary of the Company) and Natural Juice Company (an Illinois corporation, controlled by Brian Duffy, a current member of the Company's Board of Directors) pursuant to supply and requirements agreements entered into with such companies.

COMPETITION


     The Company and Clear Springs each face strong competition from a number of sources. The market for orange juice is highly competitive and is dominated by major companies such as The Coca-Cola Company ("Minute Maid") and Seagram of Canada ("Tropicana"), although presently these major orange juice companies are primarily involved in the production of chilled pasteurized juice and frozen concentrate. Competition also comes from smaller companies competing directly for their respective shares of the "fresh squeezed" juice market. The Company has received a patent on its container and on the functional process of selling a frozen container with frozen freshly squeezed juice. In addition, the Company, its newest subsidiary, Ultimate, and Clear Springs have each established reputations as reliable providers of quality fresh juice products. The Company believes that the Company and its subsidiaries compete effectively with their competitors on the basis of quality.


RECENT DEVELOPMENTS

     The Company acquired Ultimate by merger effective April 1, 1996, as a result of which Ultimate became a wholly-owned subsidiary of the Company. In connection with that acquisition, all of the issued and outstanding common stock of Ultimate was exchanged for 1,140,000 shares of the Company's Common Stock. In connection with this transaction, Steven M. Bogen ("Bogen"), the President of Ultimate, became Co-Chairman, Chief Executive Officer and Secretary of the Company. Steven Smith continued as Co-Chairman and President and was also named Assistant Secretary of the Company.

- ---------------


     (1)On or about July 19, 1996, the name of Ultimate was formally changed to The Fresh Juice Company of New York, Inc.

GENERAL DESCRIPTION OF THE MERGER

     The Agreement provides that, at the Effective Time, Clear Springs will be merged into Fresh Juice of Florida, and the two stockholders of Clear Springs, Brian Duffy and The Bogen Group, L.L.C. (which is made up of Bogen, Daniel Petry and Mark Feldman), will receive 300,000 and 860,000 shares of the Company's Common Stock, respectively. Following the Merger, Fresh Juice of Florida will succeed to all of Clear Springs' rights, liabilities, and activities in producing and marketing fresh squeezed citrus products. Fresh Juice of Florida will maintain operations at both the Company's Florida Plant in Winter Haven, Florida, and Clear Springs' (leased) plant in Winter Garden, Florida, during a transitional period, and will thereafter incorporate the assets of Clear Springs, including its machinery, equipment and customer lists into Fresh Juice of Florida's operations at the Company's Florida Plant.

REASONS FOR THE MERGER

     Numerous factors were considered by the respective Boards of Directors of the Company, Fresh Juice of Florida and Clear Springs in approving the terms of the Agreement. Those factors included the comparative financial and capital structures, results of operations, and prospects of Clear Springs as an independent entity and as part of the Company; the composition and mix of the businesses of the organizations and the expected economies of scale and elimination of duplicative expenses; and the overall compatibility of their respective managements and businesses in the rapidly evolving and changing fruit juice industry.

ACCOUNTING TREATMENT

     The Merger is expected to be (1) accounted for as a purchase as it did not meet several of the criteria necessary to account for the transaction as a pooling of interests, and (2) a "reorganization" under the Internal Revenue Code of 1986, as amended.

CONSIDERATION TO BE RECEIVED BY CLEAR SPRINGS STOCKHOLDERS

     On the Closing Date, the two stockholders of Clear Springs, Brian Duffy and The Bogen Group, L.L.C., will receive 300,000 and 860,000 shares of the Company's Common Stock, respectively.

EXCHANGE OF CERTIFICATES

     At the Effective Time, holders of certificates representing shares of Clear Springs stock will cease to have any rights as Clear Springs stockholders and their sole rights will pertain to the shares of the Company's Common Stock, to be delivered as Merger consideration.

     Each share of the Company's Common Stock issued in connection with the Merger will be deemed to be issued on the Closing Date. Accordingly, Clear Springs stockholders will be entitled to receive any dividend or other distribution which may be payable to holders of record of the Company's Common Stock as of dates on or after the Closing Date. However, no dividend or other distribution will actually be paid on any shares of the Company's Common Stock until the certificate or certificates formerly representing the related shares of the Clear Springs Stock have been surrendered, at which time any accrued dividend or other distribution on such shares of the Company's Common Stock will be paid, promptly but without interest.

INTERESTS OF CERTAIN PERSONS

     Pursuant to the terms of the Agreement, Clear Springs and the Clear Springs stockholders have agreed to defend, indemnify and hold the Company and Fresh Juice of Florida, and their respective stockholders, subsidiaries, representatives and affiliates, and persons serving as officers, directors, employees or agents thereof, harmless from and against any damages, liabilities, losses, taxes, fines, penalties, costs and expenses arising from the falsity or material breach of any of the representations and warranties of Clear Springs and the Clear Springs stockholders in the Agreement. Under certain circumstances, the indemnification obligation of Clear Springs and the Clear Springs stockholders for any breach of any representation, warranty or covenant of Clear Springs or the Clear Springs stockholders is limited to the value of the consideration to be paid the Clear Springs stockholders, valued as of the date of the Agreement.

     The Company and Fresh Juice of Florida have agreed pursuant to the terms of the Agreement to defend, indemnify and hold Clear Springs and the Clear Springs stockholders, and their respective stockholders, subsidiaries, representatives and affiliates, and persons serving as officers, directors, partners, employees or agents thereof, harmless from and against any damages, liabilities, losses, taxes, fines, penalties, costs, and expenses arising from the falsity or material breach of any of the representations and warranties of the Company and Fresh Juice of Florida in the Agreement. Under certain circumstances, the indemnification obligation of the Company and Fresh Juice of Florida for any breach of any representation, warranty or covenant of the Company or Fresh Juice of Florida under the Agreement is limited to the value of the consideration to be paid to Clear Springs stockholders valued as of the date of the Merger Agreement.

     It is also intended that each of the stockholders now involved in the operation of Clear Springs shall continue to be involved in the operations of the consolidated companies. In addition, Brian Duffy, a stockholder, director and the President of Clear Springs, has been named as a member of the Board, and is expected to remain actively involved in operating the Florida Plant.

     The Agreement provides that the Company shall, as of the Effective Date, and at all times subsequent thereto, indemnify and hold harmless Bogen and Brian Duffy against any and all liabilities and obligations arising out of the personal guarantees which each of them have executed in favor of South Trust Bank in connection with a loan to Clear Springs in an aggregate original principal amount of $250,000.00, which has an outstanding balance of approximately $180,000 as of the date of this Proxy Statement.

REGULATORY APPROVALS

     Except for the authorization of the amendments to the Company's Certificate of Incorporation to increase the Company's authorized Common and Preferred Stock and the filings with the Securities and Exchange Commission ("SEC") respecting this Proxy Statement relating thereto, no federal or state regulatory requirements or approvals must be complied with or obtained in connection with the transactions contemplated by the Agreement.

CONDITIONS PRECEDENT

     The consummation of the Merger is subject to the conditions precedent set forth in the Agreement, including, among others: (i) that the stockholders of the Company shall affirmatively vote to amend the Certificate of Incorporation of the Company to increase the number of authorized shares of the Company's stock from 5,000,000 shares of Common Stock and 200,000 shares of Preferred Stock to 20,000,000 shares of Common Stock and 7,000,000 shares of Preferred Stock; (ii) the accuracy in all material respects, on the Closing Date, of the representations and warranties contained in the Agreement; (iii) the resignation of Brian Duffy as President of Clear Springs; (iv) the resignation of Bogen as Secretary and Treasurer of Clear Springs; (v) the delivery of the Merger consideration to the stockholders of Clear Springs and the delivery by said Clear Springs stockholders of their Clear Springs certificates evidencing their ownership interest in Clear Springs, endorsed for cancellation; and (vi) the retention of the respective parties to the Agreement of all consents, permits, releases and waivers from third parties that may be required in connection with the performance of their respective obligations under the Agreement.

EFFECTIVE TIME

     Under the Agreement, the Effective Time will be the date on which the required Articles of Merger and Plans of Merger have been filed with the Secretary of State of Florida and shall take place as promptly as practicable after the Closing Date, but not later than 7 days after the satisfaction or waiver of all conditions precedent to the consummation of the Merger. The Agreement originally provided for a scheduled Closing Date of June 30, 1996, however, on July 23, 1996, the parties to the Agreement executed an Addendum to Merger Agreement extending the scheduled Closing Date to September 15, 1996. A copy of the Addendum to Merger Agreement is annexed hereto as part of Appendix B.

TERMINATION

     The Agreement may be terminated prior to the Closing Date by any of the parties to the Agreement if a court of competent jurisdiction or domestic governmental regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action enjoining, restraining or otherwise prohibiting the transactions contemplated in the Agreement.

EXPENSES

     The Company, Fresh Juice of Florida and Clear Springs will each bear their own respective expenses incurred in connection with the Agreement and the Merger.

LISTING OF STOCK


     The Company's Stock is currently included for quotation on the NASDAQ market. The Company's Common Stock to be received by Clear Springs stockholders will be unregistered restricted stock. The Clear Springs stockholders have the right under certain circumstances to require registration of a portion of the Company's Common Stock received in the Merger pursuant to a Registration Rights Agreement between the Company and the Clear Springs stockholders.


NO DISSENTERS' RIGHTS

     The provisions of the Florida Business Corporation Act (Chapter 607, Florida Statutes) ("FBCA") offer certain rights and remedies to stockholders of Florida corporations who may desire to dissent from a merger, consolidation, or certain other transactions. Stockholders of a Florida corporation may expressly waive their right to dissent. Each of the stockholders of Clear Springs have waived their respective dissenters' rights, in the following ways: (1) by failing to deliver to Clear Springs written notice of dissent and intent to demand payment for shares within the time limits imposed by Section 607.1320 of the FBCA, thereby waiving their dissenters' rights; and (2) by executing a Unanimous Written Consent of the Stockholders of Clear Springs Citrus, Inc., dated March 31, 1996.

                         INFORMATION ABOUT THE COMPANY

DESCRIPTION OF BUSINESS.

  PRODUCTS AND MARKET


     As stated above, the Company produces, markets and sells fresh and frozen "fresh squeezed" orange juice, grapefruit juice, pressed apple juice and other non-carbonated beverages under the brand names "Just Pik't(R), "Fresh Pik't(R)", "Florida Pik't(R)", and "Ultimate(R)". The majority of the juice produced by the Company is orange juice. Processed orange juice generates sales in the United States in excess of three billion dollars per year. The market is currently divided principally between chilled pasteurized orange juice (which constitutes a majority of the market) and frozen concentrate. A number of companies produce chilled pasteurized orange juice, including "Tropicana(R)", which is marketed as a premium product. Pasteurization is used to increase shelf life, since chilled juices will ferment between seven to fourteen days after bottling. However, because pasteurization involves cooking or heating the juice, the natural flavor and aroma of the juice is adversely affected. Further, as a nutritional matter, pasteurizing orange juice destroys valuable nutrients, and when sold in cartons, the juice loses its Vitamin C value while it is awaiting sale and while it is stored in the consumer's refrigerator. The production of frozen concentrate also involves cooking or heating, resulting in an adverse effect on the natural flavor and aroma of the juice. In addition, concentration involves the removal of water, resulting in a product containing a large percentage of sugar, thereby making it difficult to freeze completely. In order to eliminate this freezing problem, a natural element in the juice, pectinesterase (an enzyme which produces pectin), is eliminated, and when the concentrate is reconstituted there is a watery texture.


     The Company believed that a superpremium fresh squeezed juice could obtain a profitable market share by virtue primarily of the taste of fresh squeezed juice. The organization of the Company followed two years of research and development on a molded plastic bottle with a tamper resistant safety seal, and a process that would allow freshly squeezed juice to be frozen and sold inside the bottle. Market research performed by the Company confirmed that the Company was correct, that there was a market for "superpremium" orange juice and that consumers preferred the taste of "Just Pik't(R)" compared to juice that has been pasteurized or is sold in concentrate form.

     As a result of the consumer demand for fresh squeezed orange juice remaining unsatisfied, certain retail food stores attempt to squeeze and bottle their own juice. Typically, such endeavors fail to produce a consistent result as it is difficult for such stores either to obtain quality juice oranges or to monitor the quality of the oranges they receive. In addition, the juice machines often squeeze the rind, resulting in a bitter, oily taste.


     By developing a patented container (as described below) and producing and freezing product during the harvest season when fruit quality is at its highest, the Company has overcome this problem. More recently, the Company has, as more fully described on pages 22 through 23 of this Proxy Statement, substantially expanded its fresh squeezed juice business base by virtue of the Ultimate Merger (defined on page 22) and the acquisition and renovation of the Florida Plant. Presently the Company has significant sales of both fresh squeezed juices and fresh fresh frozen juices.


ADDITIONAL PRODUCTS


     In addition, as a result of the acquisition of the Florida Plant, the Company has recently created various new line extensions to its existing product base. Various of the Company's existing customers have begun to request a line of organic juices. As a result, the Company has begun to sell organic fresh squeezed frozen juices produced at the Florida Plant under the "Florida Pik't(R)" label. In addition, the Company is in the process of preparing to market organic pasteurized juices under the "Florida Pik't(R)" label, which the Company believes will be one of the few organic not from concentrate juices currently being sold in the market place. The Company believes that the Florida Plant is one of the few facilities capable of producing organic pasteurized juices. For its food service and select retail customers for whom shelf life is not a concern due to rapid turnover of product, the Company provides fresh non-frozen juices under the "Fresh Pik't(R)" and

"Ultimate(R)" labels as well as fresh squeezed lemon and lime juices. The Company presently sells frozen fresh squeezed juice in the one liter size as well as a single serve size citrus juice in 1/4 liter (8.45 fluid once) and 1/3 liter (11.26 fluid once) sizes. Non-frozen juices are sold in gallons, half gallons, quarts, as well as 16, 12 and 8 ounce sizes. The Company has expanded its product line to also include single serve containers of other non-carbonated beverages.


     In addition to its current product line, the Company is preparing to produce and market antioxidant, vitamin enriched and banana-based 100% juice products. The Company is also developing bar mix drinks such as daiquiri mix, margarita mix and pina colada mix. No assurances can be given as to when or which products the Company may ultimately choose to produce and market, if ever.

DISTRIBUTION

     Prior to the acquisition of the Florida Plant, "Just Pik't(R)" was shipped by the Company from its Florida processor using unaffiliated trucking companies to independent distributors throughout the United States. As a result of the Ultimate Merger and acquisition of the Florida Plant, more shipping will originate out of the Florida Plant, thereby providing for increased control and flexibility over the distribution process.

     The Company sells its products directly or indirectly to supermarket-owned and independent warehouse distributors that distribute to supermarkets, institutions or retail outlets. No customer accounts for more than 10% of the Company's total revenues.

     In 1995, the Company ceased operations of its subsidiary, Fresh Pik't Natural Foods, Inc., which, among other things, sold and distributed certain organic produce.

PRODUCTION


     Beginning December 1, 1995, the Company began production at the Florida Plant. It is anticipated that following the completion of the scheduled Merger transaction (described on pages 3 through 7 of this Proxy Statement) and a transition period thereafter, the assets and production volume of Clear Springs will be incorporated into the Florida Plant, and thereafter substantially all of the Company's products will be produced at the Florida Plant.


GOVERNMENT REGULATIONS

     The Company and its subsidiary in Florida are subject to certain regulations of federal, state and local government authorities regarding distribution and sale of food products. Although the Company believes that it currently has all material government permits, licenses, qualifications and approvals for its operations, there can be no assurance that the Company will be able to continue to comply with or maintain the same.

     The State of Florida and the United States Department of Agriculture undertake an extensive inspection and sampling program of Florida citrus fruit before and during processing in an effort to maintain the quality and good name of Florida citrus products. The Company believes that this program provides it with an excellent means of quality control for its product.

     The Company believes that it is in compliance with all environmental regulations affecting its operations.

COMPETITION


     The market for orange juice is highly competitive and is dominated by major companies such as The Coca-Cola Company ("Minute Maid(R)") and Seagram of Canada ("Tropicana(R)"), although presently the major orange juice companies are primarily involved in the production of chilled pasteurized juice and frozen concentrate. The Company has received a patent on its container and on the functional process of selling a frozen container with frozen freshly squeezed juice. The Company believes that it competes effectively with its competitors on the basis of quality.

PATENTS AND PROPRIETARY PROTECTION

     The Company was granted U.S. Patent No. 4,816,273 on March 28, 1989 related to a process for preparing a frozen whole juice product which upon defrosting has the taste and nutritional content of freshly squeezed whole juice, the process including filling a self-supporting bottle-like container with the whole juice. The U.S. Patent and Trademark Office recently reissued this patent with a broader claim coverage RE 35038. The trademarks "Just Pik't(R)", "Fresh Pik't(R)", "Florida Pik't(R)" and "Ultimate(R)" have been registered by the Company in the U.S. Patent and Trademark Office and with appropriate agencies in various foreign countries.

RAW MATERIAL

     The only ingredient used to produce "Just Pik't(R)", "Fresh Pik't(R)", "Florida Pik't(R)" and "Ultimate(R)" orange and grapefruit juice is fresh citrus fruit. A lack of availability of quality fruit and higher cost of citrus would hamper the Company's ability to maintain its rate of growth and its gross margin. The Company has expanded its product line to other non-carbonated beverages which to some extent will provide the Company with flexibility in the event that the price of a certain fruit should be dramatically increased.

     Although it can give no assurances, in 1996 the Company expects to expand its product line to other food products in order to lessen its reliance on citrus fruits.


     The Company's containers are made of plastic and are manufactured by a major "blow molding" manufacturer. The Company owns the molds that are used to make the 1/3 liter, 1/4 liter and 1 liter bottles for its frozen fresh squeezed juice and the machines that fill the bottles and apply the tamper evident caps. As there are several major independent plastic bottle manufacturers, the Company does not believe that it is dependent upon this manufacturer for the production of the bottles.


EMPLOYEES AND CONSULTANTS

     The Company currently has forty-five full-time and two part-time employees working at its headquarters in Clark, New Jersey and offices in Great Neck, New York, and an additional sixty employees at the Florida Plant, some of whom are seasonal workers. The Company believes that this number of employees is sufficient to operate the Company, because the Company engages independent contractors for production, distribution and marketing services. The Company's employees are not represented by a labor union.

DESCRIPTION OF PROPERTY.

     The Company leases approximately 2,000 square feet of office space for its headquarters in Clark, New Jersey. The Company also leases approximately 1,000 square feet of office space located at 350 Northern Boulevard, Great Neck, New York. The Great Neck lease terminates in November, 1997. Such lease may be terminated by the Company on six months notice.

     The Florida Plant, located at 1000 American Superior Boulevard, Winter Haven, Florida, consists of a 70,000 square foot facility on four acres; 20,000 square feet of which consists of either chilled or freezer space. The Florida Plant contains the first spiral quick freeze systems in the citrus industry. For additional information regarding the Florida Plant, see page 4 of this Proxy Statement.

LEGAL PROCEEDINGS.


     In January 1996, Fresh Pik't Natural Foods, Inc., a wholly-owned subsidiary, was named as a defendant in a legal matter which seeks damages in excess of $250,000. Management of the Company believes that the ultimate resolution of this matter will not have a material impact on the financial position of the Company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

     The Company's Common Stock, $.01 par value, is traded in the over-the-counter market under the symbol "FRSH". Price quotations are available through the NASDAQ system. The following tabulation sets forth the high and low bid and ask price quotations by quarter as reported by the National Quotation Bureau, Inc. The prices shown in the tabulation reflect inter-dealer prices, do not include retail mark-up, mark-down or commission and do not necessarily represent actual transactions.


                                                               CLOSING BID         CLOSING ASK
                                                              --------------     ----------------
                            1996                               HIGH      LOW     HIGH       LOW
- ------------------------------------------------------------  ------     ---     -----     ------
Second fiscal quarter.......................................  $4 7/16    $2 3/8  $4 5/8    $2 11/16
First fiscal quarter........................................  $2 15/16   $1 3/8  $3 1/16   $1 5/8


                                                               CLOSING BID         CLOSING ASK
                                                              --------------     ----------------
                            1995                               HIGH      LOW     HIGH       LOW
- ------------------------------------------------------------  ------     ---     -----     ------
Fourth fiscal quarter.......................................  $2 3/4     $1 1/2  $3.00     $1 11/16
Third fiscal quarter........................................  $3 1/2     $2 3/8  $3 3/4    $2 3/4
Second fiscal quarter.......................................  $2 7/16    $1 7/8  $2 3/4    $ 2.00
First fiscal quarter........................................  $ 2.00     $1 3/4  $2 1/8    $1 15/16

                                                               CLOSING BID         CLOSING ASK
                                                              --------------     ----------------
                            1994                               HIGH      LOW     HIGH       LOW
- ------------------------------------------------------------  ------     ---     -----     ------
Fourth fiscal quarter.......................................  $2 5/8     $1 1/8  $2 7/8    $1 13/16
Third fiscal quarter........................................  $3 3/16    $2 1/6  $3 7/16   $2 1/2
Second fiscal quarter.......................................  $3 7/8     $2 1/2  $4 1/8    $3 1/4
First fiscal quarter........................................  $4 5/16    $3 3/8  $4 1/2    $3 5/8

     The Company does not pay any dividends on its Common Stock and does not anticipate paying any cash dividends in the foreseeable future. The Company plans to retain its future earnings, if any, to finance the growth and development of its operations.


     On July 25, 1996, the closing bid quotation as reported on the NASDAQ system was $2 3/8. As of August 2, 1996, there were approximately 166 holders of record of the Company's common stock.


     During fiscal year ended November 30, 1995, the Company purchased 4,800 shares of its common stock for its treasury. The Company may purchase additional shares during the remainder of the 1996 fiscal year.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


     The following unaudited pro forma condensed consolidated financial statements give effect to the Ultimate Merger, as defined and more fully described on page 22 of this Proxy Statement, and the proposed Merger between Clear Springs and Fresh Juice of Florida, a wholly owned subsidiary of the Company under the purchase method of accounting. The pro forma condensed consolidated financial statements are presented for illustrative purposes only, and therefore, are not necessarily indicative of the operating results and financial position that might have been achieved had the transactions occurred as of an earlier date, nor are they necessarily indicative of the operating results and financial position which may occur in the future.


     The condensed consolidated historical statements of operations for periods presented are derived from the historical consolidated financial statements of the Company, Ultimate and Clear Springs, and should be read in conjunction with their respective financial statements which are included elsewhere herein. The historical consolidated financial statements have been prepared in accordance with generally accepted accounting principles and, in the opinions of the respective managements of the Company, Ultimate and Clear Springs, include all adjustments necessary for a fair presentation of financial information for such periods.

     A pro forma condensed consolidated balance sheet is provided as of May 31, 1996, giving effect to the Clear Springs transaction as though it had been consummated on that date. The historical consolidated balance sheet of the Company as of May 31, 1996 reflects the Ultimate Merger which was effective April 1, 1996. Pro forma condensed consolidated statements of operations are provided for the six months ended May 31, 1996 and twelve months ended November 30, 1995 giving effect to the Clear Springs and Ultimate transactions as though they had occurred at the beginning of the earliest period presented. For presentation purposes, the historical financial statements have been consolidated as follows:

    PRO FORMA CONDENSED          THE FRESH JUICE
   CONSOLIDATED FINANCIAL         COMPANY, INC.       THE ULTIMATE JUICE    CLEAR SPRINGS CITRUS,
         STATEMENTS              & SUBSIDIARIES          COMPANY, INC.              INC.
- ----------------------------  ---------------------  ---------------------  ---------------------
Consolidated Balance           As of May 31, 1996    Not Applicable         As of March 31, 1996
  Sheet --
  May 31, 1996
Consolidated Statement of     Six months ended May   Four months ended        Six months ended
  Operations --                     31, 1996         March 31, 1996            March 31, 1996
  Six months ended May 31,
  1996
Consolidated Statement of      Year ended November   Twelve months ended     Year ended December
  Operations --                     30, 1995         December 31, 1995            31, 1995
  Twelve months ended
  November 30, 1995

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               AS OF MAY 31, 1996

                                     ASSETS

                                                                  HISTORICAL
                                                      ----------------------------------
                                                      THE FRESH JUICE                                 PRO FORMA
                                                       COMPANY, INC.       CLEAR SPRINGS     ----------------------------
                                                      AND SUBSIDIARIES     CITRUS, INC.      ADJUSTMENTS     CONSOLIDATED
                                                      ----------------     -------------     -----------     ------------
Current Assets:
  Cash and cash equivalents.........................     $  901,989          $  20,484        $       --      $   922,473
  Trade accounts receivable.........................      1,867,870            897,281          (251,878)d      2,513,273
  Inventories.......................................      2,304,358            167,811                --        2,472,169
  Note receivable -- Clear Springs Citrus, Inc......        150,000                 --          (150,000)b             --
  Other.............................................         53,519             25,187                --           78,706
                                                      ----------------     -------------     -----------     ------------
          Total Current Assets......................      5,277,736          1,110,763          (401,878)       5,986,621
Property, Plant and Equipment -- Net of Accumulated
  Depreciation......................................      2,890,360            777,327                --        3,667,687
Excess Cost Over Fair Value of Net Assets Acquired,
  Net of Accumulated Amortization...................      3,258,866                 --         3,934,646a       7,193,512
Intangible Assets, Net of Accumulated
  Amortization......................................        121,423            112,370                --          233,793
Other Assets........................................         15,571             96,849                --          112,420
                                                      ----------------     -------------     -----------     ------------
          TOTAL ASSETS..............................     $11,563,956         $2,097,309       $3,532,768      $17,194,033
                                                       ============         ==========         =========       ==========
                                     LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
  Note payable to bank..............................     $       --          $ 250,000        $       --      $   250,000
  Current installments of long-term debt............        186,347             75,078                --          261,425
  Current installments of obligations under capital
     lease..........................................             --             20,749                --           20,749
  Accounts payable and accrued expenses.............      1,231,308          1,002,259          (251,878)d      1,981,689
  Income taxes payable 158,893......................         41,600                 --           200,493
  Note payable -- The Fresh Juice Company, Inc......             --            150,000          (150,000)b             --
  Advances from stockholder.........................             --             14,000                --           14,000
                                                      ----------------     -------------     -----------     ------------
          Total Current Liabilities.................      1,576,548          1,553,686          (401,878)       2,728,356
Deferred Taxes Payable..............................             --             28,000                --           28,000
Long-Term Debt, Net of Current Installments.........      1,388,653            524,868                --        1,913,521
Obligations Under Capital Lease, Net of Current
  Installments......................................             --             10,401                --           10,401
                                                      ----------------     -------------     -----------     ------------
          Total Liabilities.........................      2,965,201          2,116,955          (401,878)       4,680,278
Commitments and Contingency
Stockholders' Equity:
  Common stock......................................         49,020                140            11,460a          60,620
  Additional paid-in capital........................      6,232,590            544,918         3,358,482a      10,135,990
  Retained earnings (accumulated deficit)...........      2,600,438            (89,856)           89,856a       2,600,438
                                                      ----------------     -------------     -----------     ------------
                                                          8,882,048            455,202         3,459,798       12,797,048
  Less cost of common shares held in treasury.......        283,293            474,848          (474,848)a        283,293
                                                      ----------------     -------------     -----------     ------------
          Total Stockholders' Equity (Deficit)......      8,598,755            (19,646)        3,934,646a      12,513,755
                                                      ----------------     -------------     -----------     ------------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
            (DEFICIT)...............................     $11,563,956         $2,097,309       $3,532,768      $17,194,033
                                                       ============         ==========         =========       ==========

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements on
                                  pages 17-18.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                 FOR THE TWELVE MONTHS ENDED NOVEMBER 30, 1995


                                                  HISTORICAL
                                        -------------------------------
                                          THE FRESH
                                            JUICE
                                        COMPANY, INC.     THE ULTIMATE                                 PRO FORMA
                                             AND              JUICE         CLEAR SPRINGS     ----------------------------
                                        SUBSIDIARIES      COMPANY, INC.     CITRUS, INC.      ADJUSTMENTS     CONSOLIDATED
                                        -------------     -------------     -------------     -----------     ------------
Net Sales.............................   $ 9,219,184       $ 11,967,936      $ 12,775,884     $(4,442,854)c   $ 29,520,150
Cost of Goods Sold....................     6,035,483          8,311,211        11,420,358      (4,442,854)c     21,324,198
                                          ----------        -----------       -----------     -----------      -----------
                                           3,183,701          3,656,725         1,355,526              --        8,195,952
Selling, General and Administrative
  Expenses............................     2,820,356          3,326,684         1,367,525         245,065e,f     7,759,630
                                          ----------        -----------       -----------     -----------      -----------
          Earnings (Loss) From
            Operations................       363,345            330,041           (11,999)       (245,065)         436,322
Interest Income.......................       104,104             23,260                --         (19,096)b        108,268
Interest Expense......................       (24,355)           (12,441)          (88,024)         19,096b        (105,724)
Gain on Sale of Assets................            --             27,639             2,200              --           29,839
Miscellaneous Income (Expense), Net...            --             93,511             6,425        (116,000)e        (16,064)
                                          ----------        -----------       -----------     -----------      -----------
          Income (Loss) Before Income
            Taxes.....................       443,094            462,010           (91,398)       (361,065)         452,641
Provision (Benefit) For Income
  Taxes...............................       172,051            147,434           (17,000)             --          302,485
                                          ----------        -----------       -----------     -----------      -----------
Net Income (Loss).....................   $   271,043       $    314,576      $    (74,398)    $  (361,065)    $    150,156
                                          ==========        ===========       ===========     ===========      ===========
Net Income (Loss) Per Share...........   $       .07       $     309.01      $     (74.40)    $        --     $        .02
                                          ==========        ===========       ===========     ===========      ===========
Weighted Average Shares...............     3,889,740              1,018             1,000              --        6,189,740
                                          ==========        ===========       ===========     ===========      ===========


See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements on
                                  pages 17-18.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED MAY 31, 1996

                                         HISTORICAL
                                -----------------------------
                                  THE FRESH
                                    JUICE
                                COMPANY, INC.   THE ULTIMATE                             PRO FORMA
                                     AND            JUICE       CLEAR SPRINGS   ----------------------------
                                SUBSIDIARIES    COMPANY, INC.   CITRUS, INC.    ADJUSTMENTS     CONSOLIDATED
                                -------------   -------------   -------------   -----------     ------------
Net Sales.....................    $7,779,639      $3,476,776      $6,549,799    $(1,931,712)c    $15,874,502
Cost of Goods Sold............    5,649,215       2,228,759       5,774,574      (1,931,712)c     11,720,836
                                 ----------      ----------      ----------     -----------      -----------
                                  2,130,424       1,248,017         775,225              --        4,153,666
Selling, General and
  Administrative Expenses.....    1,906,123       1,318,618         804,206          73,144e,f     4,102,091
                                 ----------      ----------      ----------     -----------      -----------
          Earnings (Loss) From
            Operations........      224,301         (70,601)        (28,981)        (73,144)          51,575
Interest Income...............       27,976           8,711              --          (7,387)b         29,300
Interest Expense..............      (65,285)         (1,804)        (43,990)          7,387b        (103,692)
Gain on Sale of Assets........        4,962              --              --              --            4,962
Miscellaneous Income
  (Expense), Net..............           --          80,000          23,552         (80,000)e         23,552
                                 ----------      ----------      ----------     -----------      -----------
          Income (Loss) Before
            Income Taxes......      191,954          16,306         (49,419)       (153,144)           5,697
Provision (Benefit) For Income
  Taxes.......................       81,000           2,449          (6,000)             --           77,449
                                 ----------      ----------      ----------     -----------      -----------
Net Income (Loss).............    $ 110,954       $  13,857       $ (43,419)    $  (153,144)     $   (71,752)
                                 ==========      ==========      ==========     ===========      ===========
Net Income (Loss) Per Share...          .03           12.46          (43.42)             --             (.01)
                                 ==========      ==========      ==========     ===========      ===========
Weighted Average Shares.......    3,982,231           1,112           1,000              --        5,902,231
                                 ==========      ==========      ==========     ===========      ===========

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements on
                                  pages 17-18.

                       UNAUDITED PRO FORMA PER SHARE DATA

                                                                          AS OF OR FOR THE
                                                                 ----------------------------------
                                                                  SIX MONTHS        TWELVE MONTHS
                                                                    ENDED               ENDED
                                                                 MAY 31, 1996     NOVEMBER 30, 1995
                                                                 ------------     -----------------
The Fresh Juice Company, Inc. and Subsidiaries -- Historical:
  Book value per share.........................................   $     1.83           $  1.31
  Dividends per share(A).......................................           --                --
  Net income per share.........................................   $      .03           $   .07
Clear Springs Citrus, Inc. -- Historical(B):
  Book value (deficit) per share...............................   $   (19.65)          $(76.33)
  Dividends per share(A).......................................           --                --
  Net loss per share...........................................   $   (43.42)          $(74.40)
Pro Forma Consolidated:
  Book value per share.........................................   $     2.14           $    --
  Dividends per share(A).......................................           --                --
  Net income (loss) per share..................................   $     (.01)          $   .02
Clear Springs Citrus, Inc. -- Pro Forma Equivalents(C):
  Book value per share.........................................   $ 2,482.40           $    --
  Dividends per share(A).......................................           --                --
  Net income (loss) per share..................................   $   (14.10)          $ 28.14

- ---------------

(A) Pro forma dividends per share are assumed to be the same as the historical dividends of Fresh Juice Company, Inc. and Subsidiaries (the "Company"). The Company has historically paid no dividends and has no present intentions of paying dividends in the foreseeable future.

(B) Calculated as of March 31, 1996 and December 31, 1995, respectively.

(C) The equivalent pro forma share amounts were calculated by multiplying the pro forma net income (loss) per share and the pro forma book value of the Company by the exchange ratio so that the per share amounts are equated to the respective values for one share of Clear Springs. For example, the pro forma equivalent book value per share and net income (loss) per share as of or for the six months ended May 31, 1996 were calculated by multiplying the pro forma book value of $2.14 by 1,160 (the exchange ratio) and the pro forma net income (loss) of $(.012157) by the exchange ratio.

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements on
                                  pages 17-18.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED

                       CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- MERGER WITH ULTIMATE

     Effective April 1, 1996, the Company acquired all of the outstanding capital stock of Ultimate in exchange for 1,140,000 shares of the Company's Common Stock. For additional information concerning the transaction see page 22 and pages F-17 to F-18 of this Proxy Statement.

NOTE 2 -- PROPOSED MERGER WITH CLEAR SPRINGS

     On March 31, 1996, the Company entered into the Agreement providing for the proposed Merger of Fresh Juice of Florida with Clear Springs, as a result of which the Company will acquire all the outstanding capital stock of Clear Springs in exchange for 1,160,000 shares of the Common Stock of the Company. Consummation of the Clear Springs Merger is subject to the satisfaction of all terms and conditions of the Agreement including, but not limited to stockholder approval of an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company from 5,000,000 shares of Common Stock and 200,000 shares of Preferred Stock to 20,000,000 shares of Common Stock and 7,000,000 shares of Preferred Stock. This proposed Merger will be accounted for as a purchase.

NOTE 3 -- BASIS OF PRESENTATION

     The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only, giving effect to the consolidation of the Company, Ultimate and Clear Springs as accounted for using the purchase method.

     The pro forma periods are dated in terms of the Company's historical financial reporting periods. The unaudited pro forma condensed consolidated statements of operations for the year ended November 30, 1995 include the consolidated statement of earnings of the Company for the year ended November 30, 1995, the combined statement of operations of Ultimate for the twelve months ended December 31, 1995 and the statement of operations of Clear Springs for the year ended December 31, 1995. The unaudited pro forma consolidated statements of operations for the six months ended May 31, 1996 include the consolidated statement of operations of the Company for the six months ended May 31, 1996, the results of operations of Ultimate for the four months ended March 31, 1996 (the applicable periods prior to its consolidation with the Company) and the results of operations of Clear Springs for the six months ended March 31, 1996. The unaudited pro forma condensed consolidated balance sheet as of May 31, 1996 includes the balance sheets of the Company as of May 31, 1996, and Clear Springs as of March 31, 1996.

     Because the Merger has not been consummated and transition plans are currently being developed, transaction costs and other nonrecurring costs and expenses expected to be incurred in connection with the integration of the companies' business operations can only be estimated at this time and, therefore, the following have been excluded from the pro forma condensed consolidated statements of operations: (i) the positive effects of potential cost savings which may be achieved upon combining the resources of the companies; (ii) legal and miscellaneous costs relating to the Merger, currently estimated to be $150,000 to $250,000 and (iii) other nonrecurring costs and expenses expected to be incurred subsequent to the Merger, including $300,000 to $500,000 in connection with the integration of the companies' operations, and approximately $50,000 to $75,000 related to termination benefits which may be paid to employees.

     The results of operations of Ultimate for the month ended December 31, 1995 reflected net sales of $925,414 and net income of $303,304, which are included in the pro forma condensed consolidated statements of operations for both the six months ended May 31, 1996 and the twelve months ended November 30, 1995.

     The results of operations of Clear Springs for the three months ended December 31, 1995 reflected net sales of $3,142,678 and a net loss of $141,207, which are included in the pro forma condensed consolidated

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
statements of operations for both the six months ended May 31, 1996 and the twelve months ended November 30, 1995.

NOTE 4 -- PRO FORMA ADJUSTMENTS

     The pro forma condensed consolidated financial statements have been adjusted for the items set forth below, the amounts of which are noted in the adjustment column of the pro forma condensed consolidated financial statements:

          (a) Adjustment to reflect the proposed merger of Clear Springs with Fresh Juice of Florida, a wholly owned subsidiary of the Company. The Merger involves the exchange of 1,160,000 shares of the Common Stock of the Company valued at $3,915,000 in exchange for all of the outstanding capital stock of Clear Springs. The $3,915,000 was calculated based on the average price of the Company's Common Stock on or about March 31, 1996, the date of the announcement of the Merger. The proposed Merger will result in excess cost over fair value of net assets acquired of $3,934,646. Such amount reflects preliminary estimates of the fair value of the proposed assets acquired and liabilities to be assumed.

          (b) Elimination of debt between the Company and Clear Springs in the amount of $150,000 as of May 31, 1996 and the related interest income and expense in the amount of $5,284 and $9,214 for the six months ended May 31, 1996 and the twelve months ended November 30, 1995, respectively. In addition, interest income and expense between the Company and Ultimate, prior to the Ultimate Merger (as defined on page 22), in the amount of $2,103 and $9,882 have been eliminated for the six months ended May 31, 1996 and the twelve months ended November 30, 1995, respectively.

          (c) Elimination of intercompany sales and related expenses between Ultimate and Clear Springs in the amounts of $1,893,608 and $3,962,970 have been eliminated for the six months ended May 31, 1996 and the twelve months ended November 30, 1995, respectively. In addition, sales between Ultimate and the Company, prior to the Ultimate Merger, in the amount of $38,104 and $479,884 have been eliminated for the six months ended May 31, 1996, and the twelve months ended November 30, 1995, respectively.

          (d) Elimination of intercompany assets and liabilities resulting from intercompany sales between Clear Springs and the Company as of May 31, 1996.

          (e) Elimination of intercompany management fees between Ultimate and Clear Springs.

          (f) Amortization of excess cost over fair value of net assets acquired over a twenty year life. These amounts are $54,778 and $98,366 for Ultimate and Clear Springs, respectively, for the six months ended May 31, 1996. These amounts are $164,333 and $196,732 for Ultimate and Clear Springs, respectively, for the twelve months ended November 30, 1995.

          (g) There is no tax benefit to be recognized from the pro forma adjustment of recording the amortization of the excess cost over fair value of net assets acquired resulting from the acquisition of Ultimate by the Company and the proposed Merger with Clear Springs.

                                   PROPOSAL 3

                             ELECTION OF DIRECTORS

A. NOMINEES FOR DIRECTOR

     The Board is comprised of four persons all of whose current terms will expire at the 1996 Annual Meeting and all of whom are nominees standing for reelection for a one year term expiring at the 1997 Annual Meeting.

Proxies are solicited in favor of the following four nominees, each of whom is currently a Director of the Company: Steven M. Bogen, Steven Smith, Jeffrey Smith and Brian Duffy. Election of directors is to be determined by a plurality vote of the votes cast at the Meeting. In the event that any of the four nominees should become unable or unwilling to serve as a director, it is intended that the proxies voted in favor of such nominee(s) will be voted for the election of such person, if any, as shall be designated by the Board. The Company is unaware of any information which would indicate that any of the nominees will be unable or unwilling to serve.

RECOMMENDATION AND VOTE REQUIRED

     The election of Directors is to be determined by a plurality vote of those shares of Common Stock voting on this proposal. THE BOARD UNANIMOUSLY RECOMMENDS ELECTION OF THE NOMINEES IN ACCORDANCE WITH PROPOSAL 3

                           INFORMATION AS TO NOMINEES
                        DIRECTORS AND EXECUTIVE OFFICERS

     Information regarding the nominees/directors and executive officers is set forth in the following table:


                                                            PRINCIPAL OCCUPATION
      NAME        AGE   DIRECTOR SINCE                   DURING THE PAST FIVE YEARS
- ----------------  ---   --------------   ----------------------------------------------------------
Steven M. Bogen   39         1996        Chief Executive Officer of The Ultimate Juice Company,
                                         Inc. from 1988 through present; Chairman of the Board of
                                         The Ultimate Juice Company, Inc. from 1989 through
                                         present; Chairman of the Board of Clear Springs Citrus,
                                         Inc. from July 27, 1993 through present; President of
                                         Clear Springs Citrus, Inc. from July 27, 1993 through
                                         March 11, 1994; Secretary of Clear Springs Citrus, Inc.
                                         from January 28, 1992 through October 21, 1993 and from
                                         March 11, 1994 through present; Co-Chairman of the Board,
                                         Chief Executive Officer, and Secretary of the Company
                                         since April 1, 1996
Steven Smith      49         1985        Chairman of the Board, President and Chief Executive
                                         Officer of the Company from 1985 through March 31, 1996.
                                         Presently Co-Chairman of the Board, President and
                                         Assistant Secretary of the Company
Jeffrey Smith     24         1996        Student at the Wharton School at University of
                                         Pennsylvania from September, 1990 through May 1994.
                                         Investment Banking Analyst at LSG Advisors, a division of
                                         Societe Generale Securities Corporation from August 1994
                                         through December 1995. Vice President of Strategic
                                         Development and Investor Relations of the Company since
                                         February, 1996 (son of Steven Smith)
Brian Duffy       50         1996        President and Director of Natural Juice Company since
                                         August, 1984; Director of Clear Springs Citrus, Inc. since
                                         January 22, 1993; President of Clear Springs Citrus, Inc.
                                         since March 11, 1994; Secretary of Clear Springs Citrus,
                                         Inc. from October 21, 1993 through March 11, 1994;
                                         Director of the Company since April 1, 1996
Mark Feldman      33          N/A        Controller of The Ultimate Juice Company, Inc. from 1989
                                         to present; Chief Financial Officer of The Ultimate Juice
                                         Company, Inc. from February 1995 through March 31, 1996;
                                         Treasurer and Controller of the Company since April 1,
                                         1996


B. MEETINGS AND COMMITTEES OF DIRECTORS

     Since the Company does not have a standing audit, nominating or compensation committee, these functions are handled by the Board as a whole. The Board held one meeting during the fiscal year ended November 30, 1995. All directors in office at November 30, 1995 attended that meeting.

C. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of the Record Date information concerning (a) the number and percentage of existing securities of the Company beneficially owned by (i) each of the nominees for director, (ii) each executive officer of the Company, (iii) each person or group known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, and
(iv) the shares of Common Stock owned by all directors and executive officers as a group. Each person named or included in a group has sole voting and investment power with respect to his shares.

         NAME AND ADDRESS OF BENEFICIAL
         OWNER OR NUMBER OF PERSONS IN    COMMON STOCK BENEFICIALLY OWNED     PERCENT OF COMMON
                     GROUP                     AS OF AUGUST 2, 1996              STOCK OWNED
        --------------------------------  -------------------------------     -----------------
        Steven M. Bogen                                619,508                      13.2%
          c/o The Fresh Juice Company,
          Inc.
          35 Walnut Avenue
          Clark, New Jersey 07066
        Steven Smith                                 1,488,600(1)                   31.7%
          c/o The Fresh Juice Company,
          Inc.
          35 Walnut Avenue
          Clark, New Jersey 07066
        Jeffrey Smith                                   14,300(2)                    0.3%
          c/o The Fresh Juice Company,
          Inc.
          35 Walnut Avenue
          Clark, New Jersey 07066
        Brian Duffy                                        -0-                        -0-
          c/o The Fresh Juice Company,
          Inc.
          35 Walnut Avenue
          Clark, New Jersey 07066
        Mark Feldman                                    37,050                       0.8%
          c/o The Fresh Juice Company,
          Inc.
          35 Walnut Avenue
          Clark, New Jersey 07066
        Daniel Petry                                   288,648                       6.2%
          c/o The Fresh Juice Company,
          Inc.
          35 Walnut Avenue
          Clark, New Jersey 07066
        All directors and executive
          officers as a group (5 in
          number)                                    2,159,458                      46.0%

- ---------------

(1) Mr. Smith also owns options to purchase (i) 100,000 shares of Common Stock which are exercisable until 1998 at $1.375 per share, and (ii) 60,000 shares of Common Stock exercisable until 1998 at $3.50 per share.


(2) Jeffrey Smith also owns, subject to approval of the Company's 1996 Incentive Stock Option Plan, options to purchase 50,000 shares of Common Stock which are exercisable until July 22, 2001 at $3.125 per share.


D. EXECUTIVE COMPENSATION AND TRANSACTIONS

     The following table sets forth the cash compensation in each of the last three completed fiscal years of Steven Smith, who served as the Company's Chairman, President and Chief Executive Officer during such fiscal years. The table omits other executive officers employed by the Company on November 30, 1995 because neither of those officers received total annual salary and bonus in excess of $100,000 in the fiscal year ended November 30, 1995.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG TERM
                                                                            COMPENSATION
                                                                            ------------
                                                                               AWARDS
                                                                            ------------
                                                  ANNUAL COMPENSATION        SECURITIES
                                               --------------------------    UNDERLYING
       NAME AND                                            OTHER ANNUAL       OPTIONS/         ALL OTHER
  PRINCIPAL POSITION     YEAR   SALARY($)(1)   BONUS($)   COMPENSATION($)    SARS(#)(2)    COMPENSATION($)(3)
- -----------------------  ----   ------------   --------   ---------------   ------------   ------------------
Steven Smith,..........  1995      369,500          --             --              --            22,500
  Chairman, President    1994      348,700          --             --          60,000(4)         22,500
  and Chief Executive    1993      348,398          --             --              --            30,000
  Officer

- ---------------

(1) This amount does not include perquisites and other personal benefits, securities or property because the aggregate amount thereof in each fiscal year did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for the named executive officer.

(2) During the last three completed fiscal years, the Company granted no restricted stock awards or stock appreciation rights (whether freestanding or in tandem with stock options).

(3) Reflects Company contributions for the account of Mr. Smith under the Company's employee pension plan.

(4) Reflects grant under Company's Stock Option Plan of presently exercisable option to purchase 60,000 shares of the Company's Common Stock at $3.50 per share.

STOCK OPTION GRANTS IN 1995

     The Company granted no stock options during the fiscal year ended November 30, 1995.

AGGREGATE OPTION EXERCISES IN 1995 AND OPTION VALUES AT NOVEMBER 30, 1995

     The following table shows stock options exercised by the Company's executive officer named in the Summary Compensation Table during the fiscal year ended November 30, 1995, including the aggregate value of any gains on the date of exercise. In addition, this table includes the number of shares covered by both exercisable and non-exercisable stock options as of November 30, 1995. Also reported are values for "in-the-money" options which represent the positive spread between the exercise price of outstanding stock options and the year-end price of the Company's Common Stock. Values for "out-of-the-money" options are not reported.

                  AGGREGATE STOCK OPTION/SAR EXERCISES IN 1995
                   AND OPTION/SAR VALUES AT NOVEMBER 30, 1995

                                                        NO. OF SHARES COVERED BY        VALUE OF IN-THE-MONEY($)
                                                         UNEXERCISED OPTIONS AT         UNEXERCISED STOCK OPTIONS
                                                                11/30/95                       AT 11/30/95
                            SHARES                     ---------------------------     ---------------------------
                           ACQUIRED        VALUE                           NOT                             NOT
          NAME            ON EXERCISE     REALIZED     EXERCISABLE     EXERCISABLE     EXERCISABLE     EXERCISABLE
- ------------------------  -----------     --------     -----------     -----------     -----------     -----------
Steven Smith............       0             $0          160,000(1)           --          50,000(2)           --

- ---------------

(1) Includes options to purchase (i) 100,000 shares of Common Stock exercisable at $1.375 per share and (ii) 60,000 shares of Common Stock exercisable at $3.50 per share.

(2) Amount reflects value of option to purchase 100,000 shares of Common Stock at $1.375 per share, calculated by determining the difference between $1.875, the value of the Common Stock at November 30, 1995 (as quoted on the NASDAQ System for such date), and the exercise price.

EMPLOYMENT AGREEMENTS

     On April 1, 1996, the Company entered into a new three-year agreement with Steven Smith providing for an initial annual salary of $360,000, subject to adjustments to reflect increases in the consumer price index. Such agreement provides that the parties may extend the agreement for up to two additional terms of three years each, for a total of six additional years.

     On April 1, 1996, the Company also entered into a three-year agreement with Steven M. Bogen providing for an initial annual salary of $360,000, subject to adjustments to reflect increases in the consumer price index. Such agreement provides that the parties may extend the agreement for up to two additional terms of three years each, for a total of six additional years.

     On April 1, 1996, the Company also entered into a two year agreement with Daniel Petry, a member of the Company's sales and operations staff, providing for a minimum annual salary of $110,000.

PENSION PLAN

     During the 1988 fiscal year the Company instituted an employee pension plan covering all of its employees. Only employees who have been employed by the Company for three years are eligible to participate in the pension plan. Under the pension plan, contributions may not exceed 15% of the covered employee's salary. The amount of contributions for each employee is determined by a committee of the Board. In fiscal 1995, Mr. Smith was allocated $22,500 and all other eligible employees, as a group, were allocated $23,858.

DIRECTOR'S FEES

     Directors do not receive any compensation for serving on the Board.

E. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     1. Loan Agreement with Ultimate.

     On January 24, 1994, the Company and Ultimate entered into a loan agreement pursuant to which the Company loaned to Ultimate the sum of $300,000 secured by a lien on certain of the assets of Ultimate and certain of its affiliates including, in particular, Ultimate's accounts receivable. The loan bears interest at a rate of 5% per annum payable monthly commencing on July 24, 1994. The terms of the loan agreement provided that the principal amount of the loan would be repaid in 30 equal monthly installments of $10,000 commencing on August 24, 1994.

     On January 24, 1994, in partial consideration of such loan, the Company entered into an option agreement (the "Option Agreement") pursuant to which it was granted an option to purchase 100% of the outstanding capital stock of Ultimate and approximately 35% of the outstanding capital stock of Ultimate's affiliate, Clear Springs. In addition, Steven Smith, the Company's then Chairman, President and Chief Executive Officer, was granted an option to purchase approximately 15% of the outstanding capital stock of Clear Springs. At such time, Ultimate and Clear Springs were privately-owned companies engaged in the production and distribution of orange juice products.


     In August 1994, the Option Agreement expired by its terms and none of the options granted thereunder had been exercised. As of March 31, 1996, Ultimate had repaid $190,000 of the principal amount of such loan. The remaining balance of the loan was cancelled in connection with the Company's acquisition of Ultimate by merger described below.


     2. Merger with Ultimate. On March 31, 1996, the Company entered into a Merger Agreement (the "Merger Agreement") with and among Ultimate, the stockholders of Ultimate (the "Selling Stockholders") and The Fresh Juice Acquisition Company, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("Merger Sub"). The Merger Agreement provided for the merger of Merger Sub with and into Ultimate (the "Ultimate Merger"), with all of the issued and outstanding common stock of Ultimate being exchanged for 1,140,000 shares (the "Merger Shares") of the Company's Common Stock.

     The Ultimate Merger became effective on April 1, 1996 and was (1) accounted for as a purchase and (2) a "reorganization" under the Internal Revenue Code.

     Pursuant to the Merger Agreement, the Merger Shares were not registered with the SEC and constitute restricted stock under Rule 144 of the SEC. However, the Company and the Selling Stockholders have entered into a Registration Rights Agreement (the "Registration Rights Agreement") dated March 31, 1996 which gives the Selling Stockholders the right to demand registration of a portion of the Merger Shares under certain circumstances.

     Bogen, the President of Ultimate, became Co-Chairman, Chief Executive Officer and Secretary of the Company. Steven Smith continued as Co-Chairman and President and was also named Assistant Secretary of the Company. Jeffrey Smith, the Company's Vice President of Strategic Development and Investor Relations was elected as a director of the Company. Mark Feldman, a stockholder, Chief Financial Officer, Controller and Director of Ultimate, was named Treasurer of the Company.

     In connection with the Merger Agreement, Bogen and Steven Smith have entered into a Stockholder's Agreement (the "Stockholder's Agreement") whereby each has agreed, among other things, to (a) keep the number of directors of the Company at an even number, (b) nominate one-half of the number of directors eligible for election each year, (c) vote for the other's nominees for director, and (d) not sell their respective stock in the Company other than pursuant to broker sales or an effective Registration Statement. Upon consummation of the Ultimate Merger, Bogen and Steven Smith owned in the aggregate 2,218,108 shares of the Company's Common Stock (approximately 47.3% of the issued and outstanding Common Stock of the Company).

     3. Merger Agreement With Clear Springs. On March 31, 1996, the Company entered into the Agreement, pursuant to which Clear Springs will be merged with and into Fresh Juice of Florida. (For further discussion see The Merger at pages 3 to 7 of this Proxy Statement.) Brian Duffy and The Bogen Group, L.L.C. own all of the outstanding common stock of Clear Springs. The Bogen Group, L.L.C. is controlled by Bogen who owns a 96.5% interest therein.

     The Company, Steven Smith, and the Clear Springs stockholders have entered into a Voting Agreement dated March 31, 1996 whereby Steven Smith and the Selling Stockholders have agreed and authorized a nominee to vote their shares in favor of the transactions contemplated by the Agreement including, but not limited to, the related increase in the authorized Common Stock and Preferred Stock of the Company.

     4. Supply Agreement with Natural Juice Company. By agreement dated March 31, 1996, the Company entered into a supply, distribution and requirements agreement (the "Supply Agreement") with Natural Juice Company, an Illinois corporation controlled by Brian Duffy, a director of the Company and a stockholder, President and Director of Clear Springs. The Supply Agreement has an initial term of five (5) years with two (2) five (5) year renewals at Natural Juice Company's option.

F. COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act of 1934 requires the Company's directors, executive officers, and persons who own more than 10% of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of such securities. To the Company's knowledge, based solely on a review of the copies of such reports furnished to it, during the fiscal year ending November 30, 1995, Section 16(a) filing requirements with respect to the Company's equity securities were met, except that, through inadvertence, a Form 3, Initial Statement of Beneficial Ownership, for Carol Smith, a former director of the Company, was never filed. This omission has been corrected.

                                   PROPOSAL 4

                      APPROVAL OF THE ADOPTION OF THE 1996
                          INCENTIVE STOCK OPTION PLAN

     On July 23, 1996, the Board unanimously adopted, subject to stockholder approval at the Annual Meeting and such regulatory approvals as may be required, The Fresh Juice Company, Inc. Incentive Stock Option Plan (the "1996 Stock Plan"). The 1996 Stock Plan is one of several initiatives undertaken by the Company's Board in order to further align the interests of the Company's management with the interests of stockholders. The 1996 Stock Plan will provide for the granting of incentive stock options in order to facilitate the attraction, retention and motivation of key employees through participation in the long-term growth and financial success of the Company.

A. SHARES RESERVED UNDER THE 1996 STOCK PLAN

     The number of shares of Common Stock with respect to which grants may be made under the 1996 Stock Plan is 500,000, subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations or other changes in the outstanding Common Stock. The shares issuable under the 1996 Stock Plan may be drawn from either authorized but previously unissued shares of Common Stock or from reacquired shares of Common Stock, including shares purchased by the Company on the open market or held as treasury shares.

B. MATERIAL FEATURES OF THE 1996 STOCK PLAN

     The following description of the material features of the 1996 Stock Plan is qualified in its entirety by reference to the full text of the Plan that is attached to this Proxy Statement as Appendix C.

     The 1996 Stock Plan will be administered by a Committee designated by the Board (the "Committee") and comprised of at least three members. Currently, the Board serves as the Committee. The Committee shall have, among other powers, the power to interpret, waive, amend, and establish rules and regulations for the 1996 Stock Plan.

     The Committee shall have the sole and complete authority to grant to eligible participants one or more grants of incentive stock options. The Committee shall have the sole discretion to determine the amount of any such grants. The Committee shall also have the sole authority to establish such vesting periods and/or performance-based goals that must be attained in order for the participant to be able to exercise any stock option.

     All stock options shall be subject to agreements which shall be approved by the Committee. The stock option agreements shall set forth the terms and conditions of any such option grants and the conditions, if any, that must be satisfied by participants in order to obtain the benefits of the grants. The Committee may, in its discretion, provide in the stock option agreements that in the event of a change in control of the Company, outstanding options will vest and become immediately exercisable. All options are non-transferable.

C. ELIGIBLE PARTICIPANTS

     Under the 1996 Stock Plan, key salaried employees, including officers, of the Company, its divisions and subsidiaries are eligible to receive options. The determination of those employees who shall receive grants and awards will be made by the Committee, in its sole discretion.

D. AMENDMENTS PERMITTED TO THE 1996 STOCK PLAN WITHOUT SHAREHOLDER APPROVAL

     The Board may amend, alter or discontinue the 1996 Stock Plan at any time, provided that no amendment, alteration or discontinuation shall be made that would impair the rights of any holder of a grant without the participant's written consent, or which, without shareholder approval, would (i) increase the maximum number of shares of Common Stock with respect to which grants may be made (except for permitted adjustments applicable to changes in the outstanding Common Stock), (ii) decrease the exercise price for options below 100% (or 110% in the case of stockholder(s) owning 10% or more of the outstanding Common Stock of the Company) of the fair market value of the Common Stock on the date of grant (except for permitted adjustments arising as a result of changes in the outstanding Common Stock), (iii) materially change the class of persons eligible to receive grants and awards,
(iv) extend the ten-year term of the 1996 Stock Plan, or (v) materially increase in any other way the benefits accruing to participants.

E. DISCUSSION OF FEDERAL INCOME TAX CONSEQUENCES

     Set forth below is a summary of the federal income tax consequences (under current law) relating to option grants under the 1996 Stock Plan.

     No taxable income is recognized by the optionee upon the grant or exercise of an incentive stock option ("ISO") that meets the requirements of Section 422 of the Internal Revenue Code of 1986, as amended from time to time, (the "Code"). However, the exercise of an ISO may result in alternative minimum tax liability for the optionee. If no disposition of shares issued to an optionee pursuant to the exercise of an ISO is made by the optionee within two years from the date of grant or within one year after the date of exercise, then upon sale of such shares, any amount realized in excess of the exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and no deduction will be allowed to the Company for federal income tax purposes.

     If shares of Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), generally the optionee will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares on the date of exercise (or, if less, the amount realized on the arm's length sale of such shares) over the exercise price of the underlying options, and the Company will be entitled to deduct such amount.

F. NEW PLAN BENEFITS UNDER THE 1996 STOCK PLAN

     On July 23, 1996, the Company granted Jeffrey Smith, the Company's Vice President of Strategic Development and Investor Relations, the fully vested right and option to purchase all or any part of 50,000 shares of the Company's Common Stock at the price of $3.125 per share. This option grant is subject to approval of the 1996 Stock Plan by the Company's stockholders. The option grant was made pursuant to the terms of a Stock Option Agreement dated July 23, 1996 and these stock options are exercisable from time to time, subject to the provisions of the Stock Option Agreement, prior to the close of business on July 22, 2001. On July 23, 1996, the Company also granted Paul Ballentine, the Company's Vice President of Production and Product Development, the right and option to purchase 60,000 shares of the Company's Common Stock at $3.125 per share. This option grant is subject to approval of the 1996 Stock Plan by the Company's stockholders. The option grant was made pursuant to the terms of a Stock Option Agreement dated July 23, 1996, and these stock options are exercisable from time to time, subject to the provisions of the Stock Option Agreement, prior to July 22, 2004. Mr. Ballentine's options vest as follows:
20,000 shares vested upon execution of the Stock Option Agreement (subject to stockholder approval of the 1996 Stock Plan) and 8,000 of the remaining shares of Common Stock vest on each of the first five (5) one (1) year anniversaries of the Stock Option Agreement. The stock options granted to Jeffrey Smith and Paul Ballentine pursuant to the Stock Option Agreements described above were made to replace those stock options issued to Jeffrey Smith and Paul Ballentine on February 12, 1996, which options were issued in error and not pursuant to a stock option plan approved by the Board.

G. APPROVAL

     The Board believes that the approval of the 1996 Stock Plan is in the best interests of the Company since it will facilitate the attraction, retention and motivation of key employees and is consistent with the Board's compensation philosophy of aligning the interests of the Company's management with the interests of stockholders.

RECOMMENDATION AND VOTE REQUIRED

     The affirmative vote of a majority of those shares of Common Stock voting on this proposal is required to approve the 1996 Stock Plan. THE BOARD UNANIMOUSLY RECOMMENDS APPROVAL OF PROPOSAL 4.

                                   PROPOSAL 5

                  RATIFICATION OF THE APPOINTMENT OF KPMG PEAT
                    MARWICK LLP BY THE BOARD OF DIRECTORS AS
                 INDEPENDENT AUDITORS FOR THE 1996 FISCAL YEAR

     KPMG Peat Marwick LLP was the independent auditor for the Company for the fiscal year ended November 30, 1995. The Board has appointed KPMG Peat Marwick LLP as the independent auditors for the Company for the fiscal year ending November 30, 1996, and requests that such appointment be ratified by the Company's stockholders at the Meeting. It is expected that a representative of KPMG Peat Marwick LLP will be present at the Meeting. The representative from KPMG Peat Marwick LLP will have the opportunity to make a statement if the representative desires to do so, and will be available to respond to appropriate questions.

RECOMMENDATION AND VOTE REQUIRED

     The affirmative vote of a majority of those shares of Common Stock voting on this proposal is required to ratify the appointment of KPMG Peat Marwick LLP as independent auditors for the Company for the 1996 fiscal year. THE BOARD UNANIMOUSLY RECOMMENDS APPROVAL OF PROPOSAL 5.

                             STOCKHOLDER PROPOSALS

     If a stockholder intends to present a proposal at the Company's next annual meeting of stockholders, the proposal must be received by the Company by December 9, 1996 for inclusion in the proxy statement and form of proxy relating to that meeting.

                                 OTHER BUSINESS

     The management of the Company has no knowledge of any other matters that may properly come before the meeting, or any adjournment thereof. In the event any other matters are properly brought before the meeting, it is the intention of the person named in the accompanying proxy to vote on such matters as he, in his discretion, may determine.

                    INCORPORATION OF ADDITIONAL INFORMATION

     All documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement and prior to the Meeting shall be deemed to be incorporated by reference in this Proxy Statement and to be a part hereof from the date of filing of such documents. Any statements contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.


                           COPIES OF SEC FORM 10-KSB



     A COPY OF THE COMPANY'S ANNUAL REPORT FOR 1995 ON SEC FORM 10-KSB WILL BE FURNISHED WITHOUT CHARGE TO ANY PERSON MAKING A WRITTEN REQUEST FOR THE SAME TO:
STEVEN M. BOGEN, CORPORATE SECRETARY, THE FRESH JUICE COMPANY, INC., 35 WALNUT AVENUE, CLARK, NEW JERSEY 07066.


                                          By Order of the Board of Directors

                                          STEVEN M. BOGEN
                                          Secretary


Dated: August 8, 1996

                         INDEX TO FINANCIAL STATEMENTS

THE FRESH JUICE COMPANY, INC. AND SUBSIDIARIES


Audited financial statements and related documents are contained in the Annual Report on
  Form 10-KSB for the year ended November 30, 1995 mailed to stockholders with this Proxy
Statement and are presented herein on the following pages:
  Independent Auditors' Report........................................................   F-1
  Consolidated Balance Sheets as of November 30, 1995 and 1994........................   F-2
  Consolidated Statements of Earnings for the years ended November 30, 1995, 1994 and
     1993.............................................................................   F-3
  Consolidated Statements of Shareholders' Equity for the years ended November 30,
     1995, 1994 and 1993..............................................................   F-4
  Consolidated Statements of Cash Flows for the years ended November 30, 1995, 1994
     and 1993.........................................................................   F-5
  Notes to Consolidated Financial Statements..........................................   F-6
  Management's Discussion and Analysis or Plan of Operation...........................  F-11
The following unaudited financial statements contained in the Quarterly Report on Form
  10-QSB for the quarter ended May 31, 1996 are presented herein on the following pages:
  Consolidated Balance Sheets as of May 31, 1996 (Unaudited) and November 30, 1995....  F-13
  Consolidated Statements of Operations (Unaudited) for the Six Months Ended May 31,
     1996 and 1995....................................................................  F-14
  Consolidated Statements of Operations (Unaudited) for the Three Months Ended May 31,
     1996 and 1995....................................................................  F-15
  Consolidated Statements of Cash Flows (Unaudited) for the Six Months ended May 31,
     1996 and 1995....................................................................  F-16
  Notes to Consolidated Financial Statements (Unaudited)..............................  F-17
  Management's Discussion and Analysis or Plan of Operation...........................  F-19
CLEAR SPRINGS CITRUS, INC.
The following audited and unaudited financial statements and related documents are presented herein on the following pages:
  Independent Auditors' Report........................................................  F-21
  Balance Sheets as of March 31, 1996 (Unaudited) and December 31, 1995 and 1994......  F-22
  Statements of Operations for the Three Months Ended March 31, 1996 and 1995
     (Unaudited) and the Years Ended December 31, 1995 and 1994.......................  F-23
  Statements of Changes in Stockholders' Equity (Deficit) for the Three Months Ended
     March 31, 1996 (Unaudited) and the Years Ended December 31, 1995 and 1994........  F-24
  Statements of Cash Flows for the Three Months Ended March 31, 1996 and 1995
     (Unaudited) and the Years Ended December 31, 1995 and 1994.......................  F-25
  Notes to Financial Statements.......................................................  F-26
  Management's Discussion and Analysis or Plan of Operation...........................  F-34
THE ULTIMATE JUICE COMPANY, INC. AND AFFILIATED COMPANY
The following audited and unaudited combined financial statements and related documents are presented herein on the following pages:
  Independent Auditors' Report........................................................  F-36
  Combined Balance Sheets as of March 31, 1996 (Unaudited) and June 30, 1995 and
     1994.............................................................................  F-37
  Combined Statements of Operations for the Nine Months Ended March 31, 1996 and 1995
     (Unaudited) and the Years Ended June 30, 1995 and 1994...........................  F-38
  Combined Statements of Changes in Stockholders' Equity for the Nine Months Ended
     March 31, 1996 (Unaudited) and the Years Ended June 30, 1995 and 1994............  F-39
  Combined Statements of Cash Flows for the Nine Months Ended March 31, 1996 and 1995
     (Unaudited) and the Years Ended June 30, 1995 and 1994...........................  F-40
  Notes to Combined Financial Statements..............................................  F-41

                          INDEPENDENT AUDITORS' REPORT

The Board Of Directors
The Fresh Juice Company, Inc.
  and subsidiaries:

     We have audited the accompanying consolidated balance sheets of The Fresh Juice Company, Inc. and subsidiaries as of November 30, 1995 and 1994, and the related consolidated statements of earnings, shareholders' equity, and cash flows for each of the years in the three-year period ended November 30, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Fresh Juice Company, Inc. and subsidiaries as of November 30, 1995 and 1994, and the results of their operations and their cash flows for each of the years in the three-year period ended November 30, 1995 in conformity with generally accepted accounting principles.

                                   KPMG Peat Marwick LLP
Jericho, New York
January 12, 1996

                         THE FRESH JUICE COMPANY, INC.
                                AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                           NOVEMBER 30, 1995 AND 1994

                                                                         1995           1994
                                                                      ----------     ----------
                                            ASSETS
Current assets:
  Cash............................................................    $1,998,063     $1,542,584
  Short-term investments (note 2).................................            --        789,116
  Trade accounts receivable.......................................       591,727        679,392
  Inventories (note 3)............................................     1,544,821      1,373,712
  Current portion of note receivable (note 4).....................       120,000        120,000
  Income taxes receivable.........................................            --         70,494
  Other...........................................................         3,747         16,521
                                                                      ----------     ----------
          Total current assets....................................     4,258,358      4,591,819
                                                                      ----------     ----------
Property, plant and equipment, at cost (note 6):
  Land............................................................        30,000             --
  Building........................................................       597,155             --
  Equipment.......................................................       353,794        307,226
  Molds...........................................................       196,338        169,048
  Automobiles.....................................................       103,058         81,065
  Construction-in-progress........................................     1,437,887             --
                                                                      ----------     ----------
                                                                       2,718,232        557,339
  Less accumulated depreciation...................................       499,256        433,429
                                                                      ----------     ----------
          Net property, plant and equipment.......................     2,218,976        123,910
Note receivable, net of current portion (note 4)..................        20,000        140,000
Trademarks and patents, net of accumulated amortization of $11,059
  and $43,781 in 1995 and 1994, respectively......................        10,903          3,070
                                                                      ----------     ----------
          Total assets............................................    $6,508,237     $4,858,799
                                                                       =========      =========
                             LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current installments of long-term debt (note 6).................        45,832             --
  Accounts payable and accrued expenses (note 5)..................       244,697        479,608
  Income taxes payable............................................        48,239             --
                                                                      ----------     ----------
          Total current liabilities...............................       338,768        479,608
Long-term debt, net of current installments (note 6)..............     1,529,168             --
                                                                      ----------     ----------
          Total liabilities.......................................     1,867,936        479,608
                                                                      ----------     ----------
Shareholders' equity (note 8):
  Series preferred stock, par value $10. Authorized 200,000
     shares; none issued (note 10)................................            --             --
  Common stock, par value $.01. Authorized 5,000,000 shares;
     issued 3,762,000 shares; outstanding 3,550,062 and 3,554,862
     shares in 1995 and 1994, respectively........................        37,620         37,620
  Additional paid-in capital......................................     2,396,490      2,396,490
  Retained earnings...............................................     2,489,484      2,218,441
                                                                      ----------     ----------
                                                                       4,923,594      4,652,551
  Less cost of common shares held in treasury: 211,938 and 207,138
     shares in 1995 and 1994, respectively........................       283,293        273,360
                                                                      ----------     ----------
          Total shareholders' equity..............................     4,640,301      4,379,191
                                                                      ----------     ----------
Commitments and contingency (note 9)
          Total liabilities and shareholders' equity..............    $6,508,237      4,858,799
                                                                       =========      =========

          See accompanying notes to consolidated financial statements.

                         THE FRESH JUICE COMPANY, INC.
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF EARNINGS

                  YEARS ENDED NOVEMBER 30, 1995, 1994 AND 1993

                                                            1995           1994           1993
                                                         ----------     ----------     ----------
Net sales..............................................  $9,219,184     $8,171,803     $8,265,588
Cost of goods sold.....................................   6,035,483      5,163,806      4,639,740
                                                         ----------     ----------     ----------
                                                          3,183,701      3,007,997      3,625,848
Selling, general and administrative expenses...........   2,820,356      2,451,055      2,367,523
                                                         ----------     ----------     ----------
               Earnings from operations................     363,345        556,942      1,258,325
Interest income........................................     104,104         88,292         87,360
Interest expense.......................................     (24,355)            --             --
                                                         ----------     ----------     ----------
               Earnings before provision for income
                 taxes.................................     443,094        645,234      1,345,685
Provision for income taxes (note 7)....................     172,051        256,396        549,193
                                                         ----------     ----------     ----------
               Net earnings............................  $  271,043     $  388,838     $  796,492
                                                          =========      =========      =========
Net earnings per common share..........................  $      .07     $      .11     $      .22
                                                          =========      =========      =========
Weighted average number of common and common equivalent
  shares outstanding...................................   3,889,740      3,612,679      3,602,383
                                                          =========      =========      =========

          See accompanying notes to consolidated financial statements.

                         THE FRESH JUICE COMPANY, INC.
                                AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                  YEARS ENDED NOVEMBER 30, 1995, 1994 AND 1993

                                   COMMON STOCK      ADDITIONAL                            TOTAL
                                ------------------    PAID-IN    RETAINED    TREASURY    SHAREHOLDERS'
                                 SHARES    AMOUNT     CAPITAL    EARNINGS      STOCK      EQUITY
                                --------   -------   ---------   ---------   ---------   ---------
Balance at November 30,
  1992........................  3,762,000  $37,620   $2,396,490  $1,033,111  $ (76,280)  $3,390,941
Purchase of 106,988 shares of
  treasury stock..............        --        --          --          --    (197,080)   (197,080)
Net earnings for the year
  ended November 30, 1993.....        --        --          --     796,492          --     796,492
                                --------   -------   ---------   ---------   ---------   ---------
Balance at November 30,
  1993........................  3,762,000   37,620   2,396,490   1,829,603    (273,360)  3,990,353
Net earnings for the year
  ended November 30, 1994.....        --        --          --     388,838          --     388,838
                                --------   -------   ---------   ---------   ---------   ---------
Balance at November 30,
  1994........................  3,762,000   37,620   2,396,490   2,218,441    (273,360)  4,379,191
Purchase of 4,800 shares of
  treasury stock..............        --        --          --          --      (9,933)     (9,933)
Net earnings for the year
  ended November 30, 1995.....        --        --          --     271,043          --     271,043
                                --------   -------   ---------   ---------   ---------   ---------
Balance at November 30,
  1995........................  3,762,000  $37,620   $2,396,490  $2,489,484  $(283,293)  $4,640,301
                                ========   =======   =========   =========   =========   =========

          See accompanying notes to consolidated financial statements.

                         THE FRESH JUICE COMPANY, INC.
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                  YEARS ENDED NOVEMBER 30, 1995, 1994 AND 1993

                                                            1995           1994           1993
                                                         ----------     ----------     ----------
Cash flows from operating activities:
     Net earnings......................................  $  271,043     $  388,838     $  796,492
     Adjustments to reconcile net earnings to net cash
       provided by (used in) operating activities:
          Depreciation and amortization................      68,101         52,727         60,048
          Gain on sale of property and equipment.......          --             --         (2,594)
          Changes in assets and liabilities:
               Decrease (increase) in trade accounts
                 receivable............................      87,665         11,513       (243,418)
               Increase in inventories.................    (171,109)      (140,359)      (175,978)
               Decrease (increase) in income taxes
                 receivable............................      70,494        (70,494)            --
               Decrease (increase) in other current
                 assets................................      12,774           (799)       (11,901)
               Increase in other assets................     (10,107)            --             --
               Increase (decrease) in accounts payable
                 and accrued expenses..................    (234,911)        77,290        237,015
               Increase (decrease) in income taxes
                 payable...............................      48,239       (380,510)       294,037
                                                         ----------     ----------     ----------
                    Net cash provided by (used In)
                      operating activities.............     142,189        (61,794)       953,701
                                                         ----------     ----------     ----------
Cash flows from investing activities:
     Increase in note receivable.......................          --       (300,000)            --
     Installments from note receivable.................     120,000         40,000             --
     Decrease in short-term investments................     789,116        208,207        488,786
     Proceeds on sale of assets........................          --             --          5,137
     Acquisitions of property, building and
       equipment.......................................  (2,160,893)       (84,468)       (43,635)
                                                         ----------     ----------     ----------
                    Net cash provided by (used-in)
                      investing activities.............  (1,251,777)      (136,261)       450,288
                                                         ----------     ----------     ----------
Cash flows from financing activities:
     Purchase of treasury stock........................      (9,933)            --       (197,080)
     Proceeds from long-term debt......................   1,575,000             --             --
                                                         ----------     ----------     ----------
                    Net cash provided by (used in)
                      financing activities.............   1,565,067             --       (197,080)
                                                         ----------     ----------     ----------
                    Net increase (decrease) in cash....     455,479       (198,055)     1,206,909
Cash at beginning of year..............................   1,542,584      1,740,639        533,730
                                                         ----------     ----------     ----------
Cash at end of year....................................  $1,998,063     $1,542,584     $1,740,639
                                                          =========      =========      =========
Supplemental cash flow information
Income taxes paid......................................  $   53,318     $  706,900     $  255,155
                                                          =========      =========      =========
Interest paid..........................................  $   16,542             --             --
                                                          =========      =========      =========

          See accompanying notes to consolidated financial statements.

                         THE FRESH JUICE COMPANY, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           NOVEMBER 30, 1995 AND 1994

 (1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Principles of Consolidation

     The accompanying consolidated financial statements include the accounts of The Fresh Juice Company, Inc. and its subsidiaries, Fresh Pik't Natural Foods, Inc. (Fresh Pik't), The Fresh Juice Company of Florida, Inc. and Minalba Foods of North America, Inc. (Minalba), (collectively referred to as the Company). All material intercompany accounts and transactions have been eliminated.

  (b) Organization

     The Fresh Juice Company, Inc. markets and distributes frozen fresh-squeezed fruit juices through supermarket chains and other retail outlets throughout the United States. The Company also markets its products internationally. In August 1995, the Company ceased the operations of Fresh Pik't, which sold and distributed organic produce, and sold certain of its assets to an unrelated party. The gain on sale of such assets was not material to the operations of the Company in 1995. In 1995 and 1994, included in the Company's net sales were $2,004,437 and $313,819 from the operations of Fresh Pik't, respectively. Included in net earnings were ($66,278) and $4,227 representing the results of operations for Fresh Pik't in 1995 and 1994, respectively.

     In September 1995, the Company, through its wholly-owned subsidiary, The Fresh Juice Company of Florida, Inc. began the renovation and refurbishment of a plant (the Florida Plant) for the purpose of processing fruit juices. The Fresh Juice company of Florida, Inc. will be responsible for the maintenance of the plant and the operations of the fruit juice processing. The Company anticipates total refurbishment costs to be $2,300,000 of which $1,437,887 has been expended as of November 30, 1995.

     For the three year period ended November 30, 1995, there were no operations of Minalba.

  (c) Short-Term Investments

     Effective December 1, 1994, the Company adopted the provisions of Statement of Financial Accounting Standards No. 115. Accounting for Certain Investments in Debt and Equity Securities (Statement 115), which was issued by the Financial Accounting Standards Board (FASB) in May 1993. Statement 115 generally requires that debt and equity securities that have readily determinable fair values be carried at fair value unless they are classified as held-to-maturity. Securities classified as held-to-maturity are carried at amortized cost only if the reporting entity has the intent and ability to hold those securities to maturity. Securities classified as trading are principally held for the purpose of selling them in the near term. If not classified as held-to-maturity or trading, such securities are classified as available-for-sale. There was no material effect of adopting the provisions of Statement 115 on the consolidated financial statements in 1995.

     Prior to December 1, 1994, short-term investments were valued at the lower of cost or market.

  (d) Inventories

     Inventories are stated at the lower of cost or market, with cost determined by using the first-in, first-out (FIFO) method.

                         THE FRESH JUICE COMPANY, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  (e) Depreciation

     Depreciation is provided over the estimated useful lives of the respective assets: seven years for the equipment and molds and five years for the automobiles using accelerated methods and thirty-nine years for the building using the straight-line method.

  (f) Net Earnings Per Common Share

     Net earnings per common share is based on the weighted average number of common and common equivalent shares outstanding, using the treasury stock method. In 1995, 1994 and 1993 common share equivalents used in the computation of earnings per share represent the options granted to key employees under the Company's Incentive Stock Option Plan if their exercise would have had a dilutive effect on net earnings per common share.

     In 1995, 1994 and 1993, net earnings per common share assuming full dilution has not been presented since the average market price for each period exceeded the market price of the Company's stock at the end of each period.

  (g) Income Taxes

     Effective December 1, 1993, the Company adopted the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (Statement 109). Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. There was no material effect of applying Statement 109 on net earnings for the year ended November 30, 1994 and there was no cumulative effect of a change in accounting principles as of December 1, 1993.

     Pursuant to the deferred method under APB Opinion No. 11, which was applied in 1993, deferred income taxes were recognized for income and expense items that are reported in different years for financial reporting purposes and income tax purposes using the tax rate applicable for the year of the calculation. Under the deferred method, deferred taxes are not adjusted for subsequent changes in tax rates.

  (h) Reclassifications

     Certain reclassifications were made to the prior year balances to conform to the presentation adopted in the current year.

 (2) SHORT-TERM INVESTMENTS

     At November 30, 1995, the Company has no short-term investments. Proceeds from the sale of short-term investments were $804,051 and net realized gains included in earnings were $14,935 in 1995.

     At November 30, 1994, short-term investments were composed of certificates of deposit, government bonds and equity securities.

                         THE FRESH JUICE COMPANY, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

 (3) INVENTORIES


     Inventories at November 30, 1995 and 1994 consist of the following:


                                                             1995           1994
                                                          ----------     ----------
            Packaging materials.........................  $  138,062     $   50,755
            Finished goods..............................   1,406,759      1,322,957
                                                          ----------     ----------
                                                          $1,544,821     $1,373,712
                                                           =========      =========

 (4) NOTE RECEIVABLE

     In January 1994, the Company and The Ultimate Juice Company, Inc. (Ultimate) entered into a loan agreement pursuant to which the Company loaned Ultimate $300,000. The loan bears interest at a rate of 5% per annum, payable monthly, which commenced in July 1994. The principal amount of the loan shall be repaid in 30 equal installments of $10,000 per month which commenced in August 1994. At November 30, 1995 and 1994, the amount receivable was $20,000 and $140,000, each net of a current portion of $120,000.

     In partial consideration for the loan, the Company was granted an option to purchase outstanding capital stock of Ultimate and its affiliate, Clear Springs Citrus, Inc., which are privately owned companies engaged in the production and distribution of orange juice products. In 1994, the option agreement expired by its terms without the Company exercising its option.

 (5) ACCOUNTS PAYABLE AND ACCRUED EXPENSES

     Accounts payable and accrued expenses consist of the following at November 30, 1995 and 1994:

                                                               1995         1994
                                                             --------     --------
            Accounts payable...............................  $ 82,859     $219,700
            Compensation...................................    57,560       80,000
            Sales and marketing............................    65,703       74,000
            Legal and accounting...........................    25,000       97,500
            Other..........................................    13,575        8,408
                                                             --------     --------
                                                             $244,697     $479,608
                                                             ========     ========

 (6) LONG-TERM DEBT

     Long-term debt at November 30, 1995 consists of a term loan for $1,054,168, net of current installments of $45,832 and a mortgage note of $475,000. There was no long-term debt outstanding at November 30, 1994.

     On October 3, 1995, the Company entered into a term loan for $1,100,000 with a bank to finance certain leasehold improvements and to purchase machinery and equipment. The loan bears interest, payable monthly, at the bank's prime rate plus 1/2 of 1% (8.75% at November 30, 1995). Principal payments on the loan are due monthly, commencing on October 31, 1996 through the maturity date of September 30, 2000. The loan contains restrictions regarding the ability of the Company and the Fresh Juice Company of Florida, Inc. to, among others, incur additional indebtedness, grant liens, make capital expenditures in excess of $200,000 in any year (other than with respect to the Florida Plant), sell or transfer its assets, consolidate or merge with another corporation, and declare or pay dividends. Additionally, this loan contains various financial covenants including among others, the maintenance of debt coverage and leverage ratios and a minimum level of tangible net worth. This loan is secured by all equipment of the Company.

     On August 3, 1995, the Company executed a mortgage note for $475,000 plus interest at a rate of 7.0% per annum. The Company is required to make monthly payments of interest of $2,771 from September 1, 1995 through February 1, 1997 and monthly payments of principal and interest of $3,683 from March 1, 1997 through maturity when the remaining outstanding principle is due. The proceeds of the note plus $150,000 in cash were used to acquire the land and vacant building to be used by The Fresh Juice Company of Florida, Inc. The seller holds the mortgage note which is secured by the land and building.

                         THE FRESH JUICE COMPANY, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     At November 30, 1995 and 1994, the Company has available a line of credit for $1,500,000 with a bank which expires on May 31, 1996. There were no outstanding amounts under this line of credit at November 30, 1995 and 1994.

     The aggregate annual maturities of long-term debt for each of the next five years ended November 30 are as follows: 1996, $45,832; 1997, $283,199; 1998,
$741,785; 1999, $274,992; and 2000, $229,192.

 (7) INCOME TAXES

     Components of income tax expense are as follows:

                                                       1995         1994         1993
                                                     --------     --------     --------
        Federal....................................  $139,266     $184,721     $407,971
        State......................................    32,785       71,675      141,222
                                                     --------     --------     --------
                                                     $172,051     $256,396     $549,193
                                                     ========     ========     ========

     The reconciliation of the Company's effective income tax rate and the Federal statutory rate is as follows:

                                                            1995       1994       1993
                                                            ----       ----       ----
        Federal statutory rate........................       34%        34%        34%
        State taxes, net of Federal benefit...........        5          7          7
        Other, net....................................       --         (1)        --
                                                            ----       ----       ----
                                                             39%        40%        41%
                                                            ====       ====       ====

 (8) INCENTIVE STOCK OPTIONS

     At November 30, 1995, there were stock options outstanding entitling key employees to purchase 100,000 shares and 15,000 shares of common stock at $1.375 and $1.25, respectively, per share. These options are exercisable until October 15, 1998. Additionally, there were stock options, exercisable until December 1998, to purchase 60,000 shares of common stock at $3.50 per share. At November 30, 1995, no options have been exercised and the Company has reserved 175,000 shares of common stock for the potential exercise of such options.

     In October 1995, Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (Statement 123), was issued. Under Statement 123, the Company is required to choose either the new fair value method or the current intrinsic value method of accounting for its stock-based compensation arrangements. Using the fair value method, the Company would measure the compensation cost recognized in the consolidated financial statements based upon the estimated fair value of the stock-based compensation arrangements as of the date they are granted. The intrinsic value method, under APB Opinion No. 25, Accounting for Stock Issued to Employees (APB 25), requires the recognition of compensation cost only if the exercise price of options is less than the market value of the underlying stock on the measurement date. The Company will continue to account for all employee stock-based compensation plans under APB 25 and adopt the provisions of Statement 123, as required, for all stock-based arrangements issued to nonemployees. Even though the Company has opted not to change its method of accounting, Statement 123 requires pro forma disclosures of net earnings and earnings per share computed as if the fair value method had been applied. The accounting requirements of Statement 123 are effective for transactions entered into in fiscal years beginning after December 15, 1995 and the disclosure, including pro forma, requirements are effective for financial statements for fiscal years beginning after December 15, 1995. Accordingly, the provisions of Statement 123 must be implemented by the Company no later than fiscal year 1997.

                         THE FRESH JUICE COMPANY, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

 (9) COMMITMENTS AND CONTINGENCY

     The Company is obligated under various operating leases covering its office space, warehouse and automobiles. Rent expense for the years ended November 30, 1995, 1994 and 1993 was $102,944, $79,449 and $80,597, respectively. The aggregate future minimum lease commitments under these leases for the year ending November 30, 1996 amounts to $12,745.

     The Company has an employment agreement with an officer that called for annual base payments of $240,000, subject to upward adjustment for increases in the consumer price index. The agreement was renewed in 1994 increasing the annual base payment to $350,000, subject to upward adjustment for increases in the consumer price index through 2006. Additionally, the Company has an employment agreement with a significant employee of The Fresh Juice Company of Florida, Inc., which calls for annual compensation of $125,000.

     In January 1996, Fresh Pik't was named as a defendant in a legal matter which seeks damages in excess of $250,000. Management of the Company believes that the ultimate resolution of this matter will not have a material impact on financial position of the Company.

(10) SERIES PREFERRED STOCK

     The Company's Board of Directors may, without further action by the Company's shareholders, from time to time direct the issuance of preferred stock in series and, at the time of issuance, determine the rights, preferences and limitations of each series. Satisfaction of any dividend preferences of outstanding preferred stock would reduce the amount of funds available for the payment of dividends on common stock. Also, holders of preferred stock would normally be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of the Company before any payment is made to the holders of common stock.

(11) PENSION PLAN

     The Company maintains a simplified employee pension (S.E.P.) plan covering all of its employees. Contributions to the plan, which are discretionary, cannot exceed 15% of the covered employee's salary. Pension expense for the years ended November 30, 1995, 1994 and 1993 was $46,358, $45,889 and $43,286, respectively.

(12) BUSINESS AND CREDIT CONCENTRATIONS

     None of the Company's customers accounted for more than ten percent of the net sales in 1995, 1994 and 1993. The Company estimates an allowance for doubtful accounts based on the credit worthiness of its customers as well as general economic conditions. The Company as a policy, does not require collateral from its customers.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     The following discussion and analysis should be read in conjunction with the Financial Statements and Notes thereto appearing elsewhere in this report.

YEAR ENDED NOVEMBER 30, 1995 COMPARED TO YEAR ENDED NOVEMBER 30, 1994

     Net sales increased from $8,171,803 in 1994 to $9,219,184 in 1995 primarily as a result of the distribution of organic produce by the Company during 1995.

     Gross profit increased from $3,007,997 in 1994 to $3,183,701 in 1995 as a result of the increase in sales volume. The decrease in gross margin from 36.8% in 1994 to 34.5% in 1995 is attributable to increases in cost of product, as well as the distribution of organic produce by the Company during 1995, which generates lower margins than the Company's juice products.


     Selling, general and administrative expenses increased from $2,451,055 in 1994 to $2,820,356 in 1995 primarily due to salary and other operating expenses associated with the sales of organic produce by the Company during 1995 offset by a reduction in professional fees.


YEAR ENDED NOVEMBER 30, 1994 COMPARED TO YEAR ENDED NOVEMBER 30, 1993

     Net sales decreased from $8,265,588 in 1993 to $8,171,803 in 1994, which management believes is resultant from lower levels of promotional activities.

     Gross profit decreased from $3,625,848 in 1993 to $3,007,997 in 1994 as a result of the decrease in sales volume and decrease in gross margin. The margin has decreased from 43.8% to 36.8% primarily due to an increase in the cost of product.

     Selling, general and administrative expenses increased from $2,367,523 in 1993 to $2,451,055 in 1994 primarily due to increased trucking, warehouse, advertising and promotional costs.

LIQUIDITY AND CAPITAL RESOURCES

     The Company had working capital of $3,919,590 at November 30, 1995 as compared to $4,112,211 at November 30, 1994. The Company requires capital to support the level of inventory required to meet current demand as well as expected future increases in demand for its product. The Company believes it processed sufficient product to meet its current demand during the 1995 harvesting season, which ended August 1995. A lack of availability of quality fruit and higher costs of citrus hamper the Company's ability to maintain its rate of growth and its gross margin.

     In August 1995, the Company purchased land and a vacant building in the amount of $625,000 for the purpose of manufacturing juice products. The Company financed $475,000 of the purchase through a mortgage note, secured by the land and building comprising the Florida Plant, maturing in August 1998 and bearing interest at 7% per annum. The remaining $150,000 was paid from available working capital. The Company began refurbishment of the building with total contract costs estimated at $2,300,000, of which $1,437,887 has been expended as of November 30, 1995. The Company entered into a term loan for $1,100,000 with a Bank to finance certain leasehold improvements and purchases of machinery and equipment. The term loan bears interest at the bank's prime rate plus 1/2 of 1% and matures on September 30, 2000. This term loan is secured by all equipment of the Company.

     In addition, the Company maintains a $1,500,000 line of credit with Chemical Bank which expires on May 31, 1996. As of the date hereof, the Company has not borrowed any amounts under such line of credit.

INFLATION

     The Company believes that its business is not affected by inflation to any extent greater than that of the general economy.

RECENT ACCOUNTING PRONOUNCEMENTS

     The Financial Accounting Standards Board (FASB) has issued Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of (Statement 121), in March 1995. Under Statement 121, the Company is required to assess the recoverability and carrying amount of long-lived assets, certain identifiable intangible assets and goodwill related to those assets, whenever events or changes in circumstances indicate impairment. Statement 121 provides the methodology for the measurement of such impairment to be recognized in the financial statements. The provisions of Statement 121 are effective for financial statements for fiscal years beginning after December 15, 1995 and earlier adoption is permitted. The provisions of Statement 121 must be implemented by the Company no later than fiscal year 1997. The effect of initially applying these provisions shall be reported in the period in which the recognition criteria are first applied and met or in the case of long-lived assets held for disposal, as the cumulative effect of a change in accounting principle at the date of adoption. The Company believes that the implementation will not have a material impact on the Company's consolidated financial position.

     The FASB has, also, issued Statement No. 123, Accounting for Stock-Based Compensation (Statement 123), in October 1995. Under Statement 123, the Company is required to choose either the new fair value method or the current intrinsic value method of accounting for its stock-based compensation arrangements. Using the fair value method, the Company would measure the compensation cost recognized in the consolidated financial statements based upon the estimated fair value of the stock-based compensation arrangements as of the date they are granted. The intrinsic value method, under APB Opinion No. 25, Accounting for Stock Issued to Employees (APB 25), requires the recognition of compensation cost only if the exercise price of options is less than the market value of the underlying stock on the measurement date. The Company will continue to account for all employee stock-based compensation plans under APB 25 and adopt the provisions of Statement 123, as required, for all stock-based arrangements issued to nonemployees. Even though the Company has opted not to change its method of accounting, Statement 123 requires pro forma disclosures of net earnings and earnings per share computed as if the fair value method had been applied. The accounting requirements of Statement 123 are effective for transactions entered into in fiscal years beginning after December 15, 1995 and the disclosure, including pro forma, requirements are effective for financial statements for fiscal years beginning after December 15, 1995. Accordingly, the provisions of Statement 123 must be implemented by the Company no later than fiscal year 1997.

                         THE FRESH JUICE COMPANY, INC.
                                AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                       MAY 31, 1996 AND NOVEMBER 30, 1995

                                     ASSETS

                                                                                                 1995
                                                                                 1996         ----------
                                                                              -----------
                                                                              (UNAUDITED)
Current Assets:
  Cash and cash equivalents.................................................  $   901,989     $1,998,063
  Trade accounts receivable.................................................    1,867,870        591,727
  Inventories...............................................................    2,304,358      1,544,821
  Note receivable -- Ultimate Juice.........................................           --        120,000
  Note receivable -- Clear Springs Citrus...................................      150,000             --
  Other.....................................................................       53,519          3,747
                                                                              -----------     ----------
          Total Current Assets..............................................    5,277,736      4,258,358
Property, Plant and Equipment, at Cost:
  Land......................................................................       30,000         30,000
  Building..................................................................    1,413,926        597,155
  Leasehold improvements....................................................       33,195             --
  Equipment.................................................................    1,743,475        353,794
  Molds.....................................................................      224,333        196,338
  Automobiles...............................................................      112,446        103,058
  Construction in progress..................................................           --      1,437,887
                                                                              -----------     ----------
                                                                                3,557,375      2,718,232
  Less accumulated depreciation.............................................      667,015        499,256
                                                                              -----------     ----------
          Net Property, Plant and Equipment.................................    2,890,360      2,218,976
Goodwill, Net of Accumulated Amortization of $27,790 at May 31, 1996........    3,258,866             --
Note Receivable -- Ultimate Juice...........................................           --         20,000
Intangible Assets, Net of Accumulated Amortization of $27,311 at May 31,
  1996 and $11,059 at November 30, 1995.....................................      121,423         10,903
Other Assets................................................................       15,571             --
                                                                              -----------     ----------
          TOTAL ASSETS......................................................  $11,563,956     $6,508,237
                                                                              ===========     ==========
                                  LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Current installments of long-term debt....................................  $   186,347     $   45,832
  Accounts payable and accrued expenses.....................................    1,231,308        244,697
  Income taxes payable......................................................      158,893         48,239
                                                                              -----------     ----------
          Total Current Liabilities.........................................    1,576,548        338,768
Long-Term Debt, Net of Current Installments.................................    1,388,653      1,529,168
Commitments and Contingency
Shareholders' Equity:
  Series preferred stock, par value $10; authorized 200,000 shares; none
     issued.................................................................           --             --
  Common stock, par value $.01; authorized 5,000,000 shares; issued
     4,902,000 shares at May 31, 1996 and 3,762,000 shares at November 30,
     1995; outstanding 4,690,062 shares at May 31, 1996 and 3,550,062 shares
     at November 30, 1995...................................................       49,020         37,620
  Additional paid-in capital................................................    6,232,590      2,396,490
  Retained earnings.........................................................    2,600,438      2,489,484
                                                                              -----------     ----------
                                                                                8,882,048      4,923,594
  Less cost of common shares held in treasury:
     211,938 shares at May 31, 1996 and November 30, 1995...................      283,293        283,293
                                                                              -----------     ----------
          Total Shareholders' Equity........................................    8,598,755      4,640,301
                                                                              -----------     ----------
          TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY........................  $11,563,956     $6,508,237
                                                                              ===========     ==========

          See accompanying notes to consolidated financial statements.

                         THE FRESH JUICE COMPANY, INC.
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                     SIX MONTHS ENDED MAY 31, 1996 AND 1995
                                  (UNAUDITED)

                                                                                  1996           1995
                                                                               ----------     ----------
Net Sales....................................................................  $7,779,639     $5,143,835
Cost of Goods Sold...........................................................   5,649,215      3,376,647
                                                                               ----------     ----------
                                                                                2,130,424      1,767,188
Selling, General and Administrative Expenses.................................   1,906,123      1,460,823
                                                                               ----------     ----------
          Earnings From Operations...........................................     224,301        306,365
Interest Income..............................................................      27,976         53,486
Interest Expense.............................................................     (65,285)            --
Other........................................................................       4,962         25,113
                                                                               ----------     ----------
          Earnings Before Income Taxes.......................................     191,954        384,964
Income Taxes.................................................................      81,000        159,844
                                                                               ----------     ----------
          Net Earnings.......................................................     110,954        225,120
Retained Earnings, Beginning of Period.......................................   2,489,484      2,218,441
                                                                               ----------     ----------
Retained Earnings, End of Period.............................................  $2,600,438     $2,443,561
                                                                               ==========     ==========
Net Earnings Per Common Share................................................  $      .03     $      .06
                                                                               ==========     ==========
Weighted Average Number of Shares Outstanding................................   3,982,231      3,606,896
                                                                               ==========     ==========

          See accompanying notes to consolidated financial statements.

                         THE FRESH JUICE COMPANY, INC.
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                    THREE MONTHS ENDED MAY 31, 1996 AND 1995
                                  (UNAUDITED)

                                                                                  1996           1995
                                                                               ----------     ----------
Net Sales....................................................................  $5,566,796     $2,671,539
Cost of Goods Sold...........................................................   4,383,700      1,784,764
                                                                               ----------     ----------
                                                                                1,183,096        886,775
Selling, General and Administrative Expenses.................................     829,167        765,363
                                                                               ----------     ----------
          Earnings From Operations...........................................     353,929        121,412
Interest Income..............................................................      14,218         32,691
Interest Expense.............................................................     (32,643)            --
Other........................................................................        (459)        29,035
                                                                               ----------     ----------
          Earnings Before Income Taxes.......................................     335,045        183,138
Income Taxes.................................................................      80,336         78,309
                                                                               ----------     ----------
          Net Earnings.......................................................     254,709        104,829
Retained Earnings, Beginning of Period.......................................   2,345,729      2,338,732
                                                                               ----------     ----------
Retained Earnings, End of Period.............................................  $2,600,438     $2,443,561
                                                                               ==========     ==========
Net Earnings Per Common Share................................................  $      .06     $      .03
                                                                               ==========     ==========
Weighted Average Number of Shares Outstanding................................   4,373,990      3,609,174
                                                                               ==========     ==========

          See accompanying notes to consolidated financial statements.

                         THE FRESH JUICE COMPANY, INC.
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                     SIX MONTHS ENDED MAY 31, 1996 AND 1995
                                  (UNAUDITED)

                                                                                1996            1995
                                                                             -----------     -----------
Cash Flows From Operating Activities:
  Net earnings.............................................................  $   110,954     $   225,120
  Adjustments to reconcile net earnings to net cash provided by (used in)
     operating activities:
     Depreciation and amortization.........................................      214,339          25,050
     Changes in assets and liabilities, net of assets acquired and liabilities assumed:
       Increase in trade accounts receivable...............................     (496,964)        (79,074)
       Increase in inventories.............................................     (623,877)     (1,716,136)
       Increase in other current assets....................................      (48,623)         (4,491)
       Increase in other assets............................................       (1,830)             --
       Increase in accounts payable and accrued expenses...................      449,247       2,001,579
       Increase in income taxes payable....................................       79,983         155,844
       Increase in other current liabilities...............................           --           6,354
                                                                             -----------     -----------
          Net Cash (Used In) Provided By Operating Activities..............     (316,771)        614,246
Cash Flows From Investing Activities:
  Installments from note receivable........................................       30,000          60,000
  Decrease in investments..................................................           --         (27,786)
  Acquisitions of property, plant and equipment............................     (856,994)       (108,131)
  Acquisitions of trademarks and patents...................................       (1,245)             --
  Cash acquired in Ultimate Juice merger...................................       70,936              --
                                                                             -----------     -----------
          Net Cash Used In Investing Activities............................     (757,303)        (75,917)
Cash Flows From Financing Activities:
  Purchase of treasury stock...............................................           --          (9,933)
  Payments of note payable to related party................................      (22,000)             --
                                                                             -----------     -----------
          Net Cash Used In Financing Activities............................      (22,000)         (9,933)
                                                                             -----------     -----------
Net (Decrease) Increase in Cash and Cash Equivalents.......................   (1,096,074)        528,396
Cash and Cash Equivalents at Beginning of Period...........................    1,998,063       1,739,584
                                                                             -----------     -----------
Cash and Cash Equivalents at End of Period.................................  $   901,989     $ 2,267,980
                                                                             ===========     ===========

          See accompanying notes to consolidated financial statements.

                         THE FRESH JUICE COMPANY, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       MAY 31, 1996 AND NOVEMBER 30, 1995
                                  (UNAUDITED)

(1) The consolidated financial information of The Fresh Juice Company, Inc. and Subsidiaries (the Company), included herein has been prepared by the Company and is unaudited; however, such information reflects all adjustments (consisting solely of normal recurring adjustments) which are, in the opinion of management, necessary for a fair statement of the financial position, results of operations, and cash flows for the interim periods to which the report relates. The results of operations for the period ended May 31, 1996 are not necessarily indicative of the operating results which may be achieved for the full year. All material intercompany accounts and transactions have been eliminated in consolidation.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these consolidated financial statements be read in conjunction with the consolidated financial statements and notes thereto included in the Company's November 30, 1995 consolidated financial statements.

(2) Inventories at May 31, 1996 and November 30, 1995 consist of the following:

                                                                 1996           1995
                                                              ----------     ----------
        Raw Materials.......................................  $   36,106     $       --
        Packaging materials.................................     167,076        138,062
        Finished goods......................................   2,101,176      1,406,759
                                                              ----------     ----------
                                                              $2,304,358     $1,544,821
                                                              ==========     ==========

(3) In January 1996, Fresh Pik't Natural Foods, Inc., a wholly-owned subsidiary, was named as a defendant in a legal matter which seeks damages in excess of $250,000. Management of the company believes that the ultimate resolution of this matter will not have a material impact on financial position or earnings of the Company.

(4) Effective April 1, 1996, the Company merged a newly formed wholly-owned subsidiary with and into The Ultimate Juice Company, Inc. (Ultimate), a privately-held Company which markets and distributes fresh squeezed juice primarily on the east coast. In exchange for all of the outstanding shares of Ultimate, the Company issued to the Ultimate stockholders 1,140,000 of previously unissued shares of its common stock. The merger has been accounted for as a purchase.

     The following table presents selected financial information (unaudited) for the Company and Ultimate on a proforma basis assuming the two companies had been combined for the six months ended May 31, 1996 and 1995. Proforma results for the six months ended May 31, 1996 include the results of the Company and Ultimate for the six months ended May 31, 1996. Pro-forma results for the six months ended May 31, 1995 include the results of the Company for the six months ended May 31, 1995 combined with the results of Ultimate for the six months ended December 31, 1994. Pro-forma results in each period include necessary pro-forma adjustments:

                                                               1996            1995
                                                            -----------     -----------
        Net Sales.........................................  $11,256,414     $10,492,304
        Net Earnings......................................  $    70,033     $   181,594
        Net Earnings Per Common Share.....................  $       .01     $       .04

     Such pro-forma data reflects preliminary adjustments to the fair value of the assets purchased as the Company has not had an opportunity to obtain appraisals or other independent verifications of the fair

                         THE FRESH JUICE COMPANY, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                       May 31, 1996 and November 30, 1995
                                  (Unaudited)

     value of the assets purchased. When such information is obtained, the Company will make appropriate adjustments to the fair value of the assets purchased as necessary.

     In connection with the merger noted above, the Company entered into employment agreements with two of its executive officers which generally provide for, among other things, annual compensation aggregating a minimum of $720,000, subject to annual increases, as defined, for a term of 3 years.

(5) On March 31, 1996, the Company entered into a merger agreement to merge Clear Springs Citrus, Inc. (Clear Springs), the primary producer of fresh squeezed juice for Ultimate, with and into The Fresh Juice Company of Florida, Inc., a wholly-owned subsidiary of the Company. Under terms of the merger agreement, the company will exchange 1,160,000 shares of its common stock for all of the outstanding common stock of Clear Springs, subject to the approval by the Company's stockholders to increase the number of authorized shares of common stock to 20,000,000. The Company, the Company's President and the shareholders of Ultimate (as of March 31, 1996) have entered into a Voting Agreement, dated March 31, 1996, whereby each shall vote their respective shares in favor of the increase in authorized shares and the merger with Clear Springs. This merger is expected to be accounted for under the purchase method.

(6) The following is supplemental noncash disclosures:

     Supplemental disclosure of cash flow information

                                                                              1996
                                                                             -------
        Cash paid during the six months for:
          Interest.........................................................  $65,285
          Income Taxes.....................................................  $36,721

     Supplemental disclosure of noncash financing activity:

     During the six month period ended May 31, 1996, the Company purchased all of the outstanding common stock of Ultimate in exchange for 1,140,000 shares of its common stock. The fair value of Ultimate's assets and liabilities at the date of acquisition are presented below:

          Cash...........................................................  $  70,936
          Trade accounts receivable......................................    779,179
          Inventory......................................................    135,660
          Other assets...................................................     54,890
          Property, plant and equipment..................................     44,657
          Goodwill.......................................................  3,286,656
          Intangible assets..............................................     65,557
          Accounts payable and accrued expenses..........................   (503,061)
          Income taxes payable...........................................    (64,974)
          Note payable -- related party..................................    (22,000)
                                                                           ----------
                  Total purchase price...................................  $3,847,500
                                                                           ==========

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

RESULTS OF OPERATIONS

     As set forth in the Company's Notes to Consolidated Financial Statements (Note 4) and the Quarterly Report on Form 10-QSB filed by the Company for the quarter ending February 29, 1996, effective April 1, 1996, the Company merged a newly formed wholly-owned subsidiary with and into The Ultimate Juice Company, Inc. ("Ultimate"), a privately-held company which markets and distributes fresh squeezed juice primarily on the east coast. Since the merger transaction with Ultimate became effective on April 1, 1996, Ultimate closed its previous fiscal year on March 31, 1996 and began its new fiscal year on April 1, 1996. Accordingly, the Consolidated Statements of Operations for the three months ended May 31, 1996 consist of a consolidation of two months of operations (April and May) for Ultimate and three months (March-May) for the Company.

     The consolidation of this additional wholly-owned subsidiary has increased the Company's net sales for the quarter ended May 31, 1996 to $5,566,796 or 108% more than net sales of $2,671,539 in the corresponding quarter of the preceding year. For the six months ended May 31, 1996, net sales have increased to $7,779,639 or 51% over net sales of $5,143,835 for the corresponding six month period in the preceding year. As a result of the acquisition of Ultimate, a reclassification of freight costs from selling, general and administrative expenses to costs of goods sold and an increase in the cost of fruit, costs of goods sold have increased (a) to $4,383,700 for the quarter ending May 31, 1996, an increase of 146% from $1,784,764 for the quarter ending May 31, 1995, and (b) to $5,649,215 for the six months ending May 31, 1996, an increase of 67% from $3,376,647 for the six months ending May 31, 1995.

     The acquisition of Ultimate and the Winter Haven Plant have also caused selling, general and administrative expenses to increase (a) to $829,167 for the quarter ending May 31, 1996, an increase of 8% from $765,363 for the quarter ending May 31, 1995, and (b) to $1,906,123 for the six months ending May 31, 1996, an increase of 30% from $1,460,823 for the six months ending May 31, 1995. In addition, the interest paid on the outside financing obtained in connection with purchasing and equipping the Winter Haven Plant has caused interest expense for the quarter and six months ending May 31, 1996 to increase to $32,643 and $65,285, respectively. The Company reported no interest expense in the corresponding periods in the preceding year.

     Although fruit prices have increased during the three months ending May 31, 1996, the Company and Ultimate have been able to maintain margins while increasing sales volume during a quarter in which demand for the Company's products is typically strong. This has resulted in an increase in earnings from operations to $353,929 for the quarter ended May 31, 1996, an increase of 192% over the $121,412 of earnings from operations for the corresponding quarter in the preceding year. However, as a result of the loss sustained by the Company in the first quarter of 1996 ($129,628), earnings from operations for the six months ended May 31, 1996 were $224,301, a 27% decrease as compared to the $306,365 earned in the corresponding six month period in the preceding year. Similarly, while the earnings per share for the quarter ended May 31, 1996 have increased to $.06 per share as compared $.03 per share for the corresponding quarter in the preceding year, the loss sustained in the first quarter has resulted in an overall decrease in earnings per share of $.03 per share for the six month period ended May 31, 1996 as compared to $.06 per share for the corresponding six month period in the preceding year. Net earnings per common share for the period ended May 31, 1996 were impacted by the higher number of shares outstanding resulting from the Ultimate transaction as well as the earnings from Ultimate's operations.

FINANCIAL CONDITION

     As set forth in the Company's Annual Report on Form 10-KSB for the Company's fiscal year ended November 30, 1995, on August 3, 1995, the Company acquired a vacant 70,000 square foot warehouse building in Winter Haven, Florida for the purpose of constructing a state of the art juice processing plant. In connection therewith, the Company, through its wholly-owned subsidiary The Fresh Juice Company of Florida, Inc., purchased approximately $2,300,000 of fixtures and equipment which have been installed in the

Winter Haven Plant. Approximately $1,200,000 of such costs have been financed from the Company's working capital, and the balance was financed through a bank loan. Primarily as a result of these construction and equipment costs, the Company's cash balance as of May 31, 1996 has decreased to $901,989 as compared to $1,998,063 as of November 30, 1995.

     As a result of the consolidation of the Company's additional wholly-owned subsidiary, both the current and total assets of the Company have increased to $5,277,736 and $11,563,956, respectively, as of May 31, 1996, as compared to $4,258,358 and $6,508,237, respectively, as of November 30, 1995. Specifically, the Company's trade accounts receivable as of May 31, 1996 increased to $1,867,870 as compared to $591,727 as of November 30, 1995. In addition, as is consistent with the Company's past practices, during the six months ended May 31, 1996, the Company has increased its level of "fresh-frozen" juice inventory to take advantage of the high quality of fruit available during the harvest season and to meet expected future demand for such products. As a result, the Company's inventory has increased to $2,304,358 as of May 31, 1996 as compared to $1,544,821 as of November 30, 1995. The completion of construction of the Winter Haven Plant and the installation of the additional equipment have increased the Company's balances for building and equipment, while reducing construction in progress from $1,437,887 as of November 30, 1995 to $0 as of May 31, 1996. As a result, the Company's combined balance for building, leasehold improvements and equipment as of May 31, 1996 has increased to $3,190,596 as compared to $950,949 as of November 30, 1995. Even after taking into consideration the $1,437,887 reduction in construction in progress, this represents a net increase in building, leasehold improvements and equipment of $801,760, representing over ninety-five percent (95%) of the increase in the gross property plant and equipment balance as of May 31, 1996 ($3,557,375) as compared to the balance as of November 30, 1995 ($2,718,232). Accounts payable and accrued expenses increased to $1,231,308 for the six months ended May 31, 1996 as compared to $244,697 as of November 30, 1995. This increase results primarily from the consolidation of Ultimate's accounts payable into the Company's financial statements (approximately $500,000) and increased accounts payable relating to the increased inventory levels as described above.

     The merger transaction with Ultimate has been accounted for as a purchase transaction resulting in goodwill net of accumulated amortization as of May 31, 1996 of $3,258,866. The Company reported no goodwill as of November 30, 1995. As described in Note 4 and Note 6 to Consolidated Financial Statements, the merger transaction required the Company to issue 1,140,000 shares of its common stock, par value $.01, resulting in a substantial increase in paid-in capital, which increased to $6,232,590 as of May 31, 1996 as compared to $2,396,490 as of November 30, 1995.

MATERIAL COMMITMENTS

     In connection with the anticipated merger between The Fresh Juice Company of Florida, Inc. and Clear Springs Citrus, Inc., described in Note 5 to the Consolidated Financial Statements, the Company has arranged for additional renovations to the Winter Haven Plant so that the plant can properly accommodate the Company's anticipated increased volume and the equipment and production requirements that will be transferred from Clear Springs Citrus, Inc.'s Winter Garden facility to the Winter Haven Plant following consummation of the merger. The anticipated costs of the labor and equipment purchased for these renovations is approximately $600,000 and is expected to be paid from the Company's cash flow. It is anticipated that the cost-savings associated with the consolidation of the production plants will serve to offset a substantial portion of this expense over time.

LIQUIDITY

     The Company had working capital of $3,701,188 at May 31, 1996 compared to $3,919,590 at November 30, 1995. The Company requires capital to support its capital improvements and the level of inventory required to meet current demand as well as expected future increases in demand for its product. Additional financing may be required to support the capital improvements and levels of inventory. During the 1996 harvesting season, which ends in August 1996, the Company believes it is processing sufficient product to meet its current demand. A lack of availability of quality fruit and higher cost of citrus would hamper the Company's ability to maintain its rate of growth and its current gross profit level.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors,
Clear Springs Citrus, Inc.:

     We have audited the accompanying balance sheets of Clear Springs Citrus, Inc. as of December 31, 1995 and 1994, and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Clear Springs Citrus, Inc. as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          WITHUM, SMITH & BROWN

New Brunswick, New Jersey
May 17, 1996

                           CLEAR SPRINGS CITRUS, INC.

                                 BALANCE SHEETS

                                     ASSETS

                                                                                        DECEMBER 31,
                                                                                  -------------------------
                                                                                     1995           1994
                                                                   MARCH 31,      ----------     ----------
                                                                     1996
                                                                  -----------
                                                                  (UNAUDITED)
Current Assets:
  Cash and cash equivalents.....................................  $    20,484     $   80,790     $   22,627
  Accounts receivable, less allowance for doubtful accounts of
     $-0- for March 31, 1996 and December 31, 1995 and 1994.....      897,281      1,037,003        600,178
  Inventory.....................................................      167,811        150,293        134,118
  Advances to stockholders......................................           --             --          3,000
  Prepaid expenses and other current assets.....................       25,187         32,479         45,440
                                                                   ----------     ----------     ----------
          Total Current Assets..................................    1,110,763      1,300,565        805,363
Property and Equipment -- Net...................................      777,327        818,049        860,125
Intangible Asset -- Net.........................................      112,370        115,111        147,995
Other Assets:
  Deposits......................................................       31,849         31,849         16,159
  Trustee held funds............................................       65,000         65,000             --
                                                                   ----------     ----------     ----------
          Total Other Assets....................................       96,849         96,849         16,159
                                                                   ----------     ----------     ----------
          TOTAL ASSETS..........................................  $ 2,097,309     $2,330,574     $1,829,642
                                                                   ==========     ==========     ==========
                              LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
  Note payable to bank..........................................  $   250,000     $  250,000     $  125,000
  Current maturities of long-term debt..........................       75,078         69,665        155,568
  Current maturities of obligations under capital lease.........       20,749         25,108         41,245
  Accounts payable..............................................      712,644        989,153        666,771
  Accrued expenses..............................................      289,615        315,138         15,418
  Note payable to related party.................................      150,000        150,000        140,000
  Advances from stockholders....................................       14,000         14,000             --
  Corporate income taxes payable................................       41,600             --             --
                                                                   ----------     ----------     ----------
          Total Current Liabilities.............................    1,553,686      1,813,064      1,144,002
Deferred Income Taxes Payable...................................       28,000         34,000         51,000
Long-Term Debt..................................................      524,868        544,939        610,310
Obligations Under Capital Lease.................................       10,401         14,905         26,266
Stockholders' Equity (Deficit):
  Common stock, $.10 par value, 75,000 shares authorized, 1,400,
     1,400 and 941.176 issued for 1996, 1995 and 1994,
     respectively; 1,000, 1,000 and 541.176 outstanding in 1996,
     1995 and 1994, respectively................................          140            140             94
Additional paid-in capital......................................      544,918        544,918        544,964
Accumulated deficit.............................................      (89,856)      (146,544)       (72,146)
                                                                   ----------     ----------     ----------
                                                                      455,202        398,514        472,912
Less treasury stock, 400 shares at cost.........................     (474,848)      (474,848)      (474,848)
                                                                   ----------     ----------     ----------
          Total Stockholders' Equity (Deficit)..................      (19,646)       (76,334)        (1,936)
                                                                   ----------     ----------     ----------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
            (DEFICIT)...........................................  $ 2,097,309     $2,330,574     $1,829,642
                                                                   ==========     ==========     ==========

  The Notes to Financial Statements are an integral part of these statements.

                           CLEAR SPRINGS CITRUS, INC.

                            STATEMENTS OF OPERATIONS

                                             THREE MONTHS ENDED                 YEARS ENDED
                                                  MARCH 31,                    DECEMBER 31,
                                          -------------------------     ---------------------------
                                             1996           1995           1995            1994
                                          ----------     ----------     -----------     -----------
                                                 (UNAUDITED)
Sales -- Net............................  $3,407,121     $3,474,406     $12,775,884     $10,148,356
Cost of Goods Sold......................   3,035,480      2,782,440      11,420,358       9,215,602
                                          ----------     ----------     -----------     -----------
Gross Profit............................     371,641        691,966       1,355,526         932,754
Selling, General and Administrative
  Expenses..............................     247,352        271,571       1,367,525         981,554
                                          ----------     ----------     -----------     -----------
Income (Loss) From Operations...........     124,289        420,395         (11,999)        (48,800)
Other (Income) Expense:
  Interest expense......................      19,785         26,305          88,024          74,059
  Gain on sale of property and
     equipment..........................          --           (400)         (2,200)           (500)
  Miscellaneous (income) expense........         716         (3,029)         (6,425)          1,016
                                          ----------     ----------     -----------     -----------
          Total Other (Income)
            Expense -- Net..............      20,501         22,876          79,399          74,575
Income (Loss) Before Provision for
  Income Taxes..........................     103,788        397,519         (91,398)       (123,375)
Provision (Benefit) for Income Taxes....      47,100        170,800         (17,000)         51,000
                                          ----------     ----------     -----------     -----------
          Net Income (Loss).............  $   56,688     $  226,719     $   (74,398)    $  (174,375)
                                          ==========     ==========     ===========     ===========
Net Income (Loss) Per Share.............  $    56.69     $   226.72     $    (74.40)    $   (163.43)
                                          ==========     ==========     ===========     ===========
Weighted Average Shares.................       1,000          1,000           1,000           1,067
                                          ==========     ==========     ===========     ===========

   The Notes to Financial Statements are an integral part of these statements

                           CLEAR SPRINGS CITRUS, INC.

            STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

                                                                        RETAINED
                                       COMMON STOCK      ADDITIONAL     EARNINGS       TREASURY STOCK
                                     -----------------    PAID-IN     (ACCUMULATED   ------------------
                                      SHARES    AMOUNT    CAPITAL       DEFICIT)     SHARES    AMOUNT       TOTAL
                                     --------   ------   ----------   ------------   ------   ---------   ---------
Balance at January 1, 1994.........   941.176    $ 94     $ 544,964    $  102,229        --   $      --   $ 647,287
Purchase of 400 Shares of Treasury
  Stock on March 10, 1994..........        --      --            --            --    400.00    (474,848)   (474,848)
Net Loss for the Year Ended
  December 31, 1994................        --      --            --      (174,375)       --          --    (174,375)
                                     --------    ----      --------     ---------    ------   ---------   ---------
Balance at December 31, 1994.......   941.176      94       544,964       (72,146)   400.00    (474,848)     (1,936)
Recapitalization -- On August 2,
  1995, the Company converted the
  541.176 outstanding shares to
  1,000.00 shares..................   458.824      46           (46)           --        --          --          --
Net Loss for the Year Ended
  December 31, 1995................        --      --            --       (74,398)       --          --     (74,398)
                                     --------    ----      --------     ---------    ------   ---------   ---------
Balance at December 31, 1995.......  1,400.00     140       544,918      (146,544)   400.00    (474,848)    (76,334)
Net Income for the Period Ended
  March 31, 1996 (Unaudited).......        --      --            --        56,688        --          --      56,688
                                     --------    ----      --------     ---------    ------   ---------   ---------
Balance at March 31, 1996
  (Unaudited)......................  1,400.00    $140     $ 544,918    $  (89,856)   400.00   $(474,848)  $ (19,646)
                                     ========    ====      ========     =========    ======   =========   =========

  The Notes to Financial Statements are an integral part of these statements.

                           CLEAR SPRINGS CITRUS, INC.

                            STATEMENTS OF CASH FLOWS

                                                         THREE MONTHS ENDED              YEARS ENDED
                                                              MARCH 31,                 DECEMBER 31,
                                                       -----------------------     -----------------------
                                                         1996          1995          1995          1994
                                                       ---------     ---------     ---------     ---------
                                                             (UNAUDITED)
Cash flows from operating activities:
  Net income (loss)................................    $  56,688     $ 226,719     $ (74,398)    $(174,375)
  Adjustments to reconcile net income (loss) to net
     cash provided by (used in) operating
     activities:
     Gain on sale of property and equipment........           --          (400)       (2,200)         (500)
     Depreciation and amortization.................       62,763        43,500       262,810       231,184
     Deferred income taxes.........................       (6,000)       (5,000)      (17,000)       51,000
     Changes in:
       Accounts receivable.........................      139,722      (456,904)     (436,825)       80,941
       Inventory...................................      (17,518)      (55,227)      (16,175)      (68,227)
       Prepaid expenses and other current assets...        7,292        39,760        12,961       (15,440)
       Deposits....................................           --          (282)      (15,690)       (1,276)
       Accounts payable............................     (276,509)       10,737       322,382       (64,527)
       Accrued expenses............................      (25,523)       26,160       299,720         5,337
       Corporate income taxes payable..............       41,600       175,800            --            --
                                                       ---------     ---------     ---------     ---------
          Net cash provided by (used in) operating
            activities.............................      (17,485)        4,863       335,585        44,117
Cash flows from investing activities:
  Proceeds from sale of property and equipment.....           --           400         4,200           500
  Purchases of property and equipment..............      (19,300)       (2,076)     (189,850)      (62,617)
  Increase in trustee held funds...................           --            --       (65,000)           --
                                                       ---------     ---------     ---------     ---------
          Net cash used in investing activities....      (19,300)       (1,676)     (250,650)      (62,117)
Cash flows from financing activities:
  Change in note payable to bank - net.............           --       (25,000)      125,000       125,000
  Proceeds from long-term debt.....................           --            --            --       152,841
  Repayment of long-term debt......................      (14,658)      (46,054)     (151,274)     (109,270)
  Repayment of obligations under capital lease.....       (8,863)       (9,774)      (27,498)     (171,062)
  Change in note payable to related party..........           --            --        10,000        40,000
  Change in stockholders' loan -- net..............           --       (16,000)       17,000       (12,000)
                                                       ---------     ---------     ---------     ---------
          Net cash provided by (used in) financing
            activities.............................      (23,521)      (96,828)      (26,772)       25,509
                                                       ---------     ---------     ---------     ---------
Net increase (decrease) in cash and cash
  equivalents......................................      (60,306)      (93,641)       58,163         7,509
Cash and cash equivalents at beginning of period...       80,790        22,627        22,627        15,118
                                                       ---------     ---------     ---------     ---------
Cash and cash equivalents at end of period.........    $  20,484     $ (71,014)    $  80,790     $  22,627
                                                       =========     =========     =========     =========

  The notes to financial statements are an integral part of these statements.

                           CLEAR SPRINGS CITRUS, INC.

                         NOTES TO FINANCIAL STATEMENTS

         (INFORMATION AT MARCH 31, 1996 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1996 AND 1995 IS UNAUDITED)

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Significant accounting policies followed by the Company in the preparation of the accompanying financial statements are summarized below:

  Nature of Business Operation

     Clear Springs Citrus, Inc. was incorporated on July 22, 1985. Its business operations include the production and distribution of juice products to customers throughout the United States.

  Unaudited Interim Financial Statements

     The financial statements at March 31, 1996 and for the three months ended March 31, 1996 and 1995 are unaudited. In the opinion of the management of the company, the unaudited financial statements at March 31, 1996 and for the three months ended March 31, 1996 and 1995, include all adjustments consisting only of normal recurring accruals, necessary for a fair presentation. The results of operations for the three months ended March 31, 1996 and 1995 are not necessarily indicative of the results to be expected for the year.

  Inventory

     Inventory, which consists of juice and packing products, is stated at the lower of cost or market. Cost is determined by the first-in, first-out method.

  Property and Equipment

     Property and equipment are stated at cost. Depreciation and amortization charges have been made by the Company using the straight-line or declining balance methods over the following estimated useful lives of the assets:

                                                                            ESTIMATED
                                   DESCRIPTION                             LIFE (YEARS)
        -----------------------------------------------------------------  ------------
        Production equipment.............................................     7
        Office furniture and fixtures....................................    5-7
        Transportation equipment.........................................     5
        Leasehold improvements...........................................    3-11

     Expenditures for maintenance and repairs are charged to operations as incurred. Expenditures for betterments and major renewals are capitalized and, therefore, are included in property and equipment.

     For physical properties not fully depreciated, the cost of the assets retired or sold is credited to the asset accounts, and the related accumulated depreciation is charged to the accumulated depreciation accounts. The resulting gain or loss from sale or retirement of property is reflected in income.

  Equipment Under Capital Lease

     Certain equipment is leased from third parties through lease agreements treated as capital leases in accordance with Financial Accounting Standards Board Statement No. 13 (see Notes 3 and 7). The Company anticipates acquiring the equipment at the stated option prices at the end of the respective lease terms.

                           CLEAR SPRINGS CITRUS, INC.

         (INFORMATION AT MARCH 31, 1996 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1996 AND 1995 IS UNAUDITED)

  Intangible Asset

     The Company's intangible asset is being amortized on a straight-line basis over a period of five years.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Income Taxes

     Deferred income tax assets and liabilities are recognized for the differences between financial and income tax reporting basis of assets and liabilities based on enacted tax rates and laws. The deferred income tax provision or benefit generally reflects the net change in deferred income tax assets and liabilities during the year. The current income tax provision reflects the tax consequences of revenues and expenses currently taxable or deductible on the Company's various income tax returns for the year reported. The primary deferred income tax items are the result of timing differences in the recognition of depreciation for financial and tax reporting purposes and net operating loss carryforwards.

  Cash and Cash Equivalents

     Cash and cash equivalents include cash on hand and in the bank as well as all short-term securities held for the primary purpose of general liquidity. Such securities normally mature within three months from the date of acquisition.

  Earnings Per Share

     Earnings per share on common stock is computed on the basis of the weighted average number of common shares outstanding during each year. The effect of the recapitalization was retroactively applied as if it had occurred on January 1, 1994.

  Concentration of Credit Risk

     At times, the Company maintains cash balances at one financial institution in excess of amounts insured by the Federal Deposit Insurance Corporation. Management monitors the soundness of this institution and considers the Company's risk negligible.

     The Company's concentration of credit risk with respect to accounts receivable is largely dependent on its customer mix which are distributors and retailers throughout the United States. The Company had 34 and 44 percent of its accounts receivable due from two related parties as of March 31, 1996 and 1995, respectively, and 34 and 44 percent as of December 31, 1995 and 1994, respectively (see Note 11).

                           CLEAR SPRINGS CITRUS, INC.

         (INFORMATION AT MARCH 31, 1996 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1996 AND 1995 IS UNAUDITED)

NOTE 2 -- INVENTORY:

     Inventory consists of the following:

                                                                        DECEMBER 31,
                                                                    ---------------------
                                                                      1995         1994
                                                     MARCH 31,      --------     --------
                                                       1996
                                                    -----------
                                                    (UNAUDITED)
        Packaging materials.......................   $  67,745      $ 36,817     $ 59,997
        Juice products............................     100,066       113,476       74,121
                                                      --------      --------     --------
             Total Inventory......................   $ 167,811      $150,293     $134,118
                                                      ========      ========     ========

NOTE 3 -- PROPERTY AND EQUIPMENT:

     Property and equipment consists of the following:

                                                                       DECEMBER 31,
                                                                 -------------------------
                                                                    1995           1994
                                                  MARCH 31,      ----------     ----------
                                                    1996
                                                 -----------
                                                 (UNAUDITED)
        Property and Equipment:
          Production equipment.................  $ 1,329,887     $1,310,587     $1,158,098
          Office furniture and fixtures........       75,450         75,450         55,904
          Transportation equipment.............       70,292         70,292         61,915
          Leasehold improvements...............      279,052        279,052        271,615
                                                  ----------     ----------     ----------
                                                   1,754,681      1,735,381      1,547,532
        Less Accumulated Depreciation and
          Amortization.........................      977,354        917,332        687,407
                                                  ----------     ----------     ----------
        Property and Equipment -- Net..........  $   777,327     $  818,049     $  860,125
                                                  ==========     ==========     ==========

     Assets capitalized under lease obligations and included in property and equipment are as follows:

                                                                        DECEMBER 31,
                                                                    ---------------------
                                                                      1995         1994
                                                     MARCH 31,      --------     --------
                                                       1996
                                                    -----------
                                                    (UNAUDITED)
        Production Equipment......................   $  97,854      $ 97,854     $ 97,854
        Office Furniture and Fixtures.............      26,543        26,543       13,257
        Transportation Equipment..................      29,394        29,394       29,394
                                                      --------      --------     --------
                                                       153,791       153,791      140,505
        Less Accumulated Amortization.............      61,328        55,038       31,200
                                                      --------      --------     --------
        Assets Under Capital Lease
          Obligations -- Net......................   $  92,463      $ 98,753     $109,305
                                                      ========      ========     ========

     Depreciation and amortization expense of property and equipment and assets under capital lease obligation included as a charge to operations amounted to $60,022, $43,500, $229,930 and $214,740 for the three months ended March 31,
1996 and 1995 and the years ended December 31, 1995 and 1994, respectively. Certain property and equipment is pledged as collateral on various corporate obligations (see Notes 6 and 7).

                           CLEAR SPRINGS CITRUS, INC.

         (INFORMATION AT MARCH 31, 1996 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1996 AND 1995 IS UNAUDITED)

NOTE 4 -- INTANGIBLE ASSET:

     The Company's intangible asset at cost is as follows:

                                                      MARCH           DECEMBER 31,
                                                       31,        ---------------------
                                                       1996         1995         1994
                                                     --------     --------     --------
        Covenant not to Compete....................  $164,439     $164,439     $164,439
        Less Accumulated Amortization..............    52,069       49,328       16,444
                                                     --------     --------     --------
        Intangible Asset -- Net....................  $112,370     $115,111     $147,995
                                                     ========     ========     ========

     Amortization expense included as a charge to operations amounted to $2,741, $-0-, $32,884 and $16,444 for the three months ended March 31, 1996 and 1995 and the years ended December 31, 1995 and 1994, respectively.

NOTE 5 -- NOTE PAYABLE TO BANK:

     Note payable to bank consists of the following:

                                                                        DECEMBER 31,
                                                                    ---------------------
                                                                      1995         1994
                                                     MARCH 31,      --------     --------
                                                       1996
                                                    -----------
                                                    (UNAUDITED)
        Note payable -- South Trust Bank, maximum
          available $250,000, expiration date July
          26, 1996, interest at the bank's prime
          rate plus 1.5 percent per annum, secured
          by accounts receivable of the Company...   $ 250,000      $250,000     $125,000
                                                      ========      ========     ========

     The bank's prime rate at March 31, 1996 was 8.25 percent.

NOTE 6 -- LONG-TERM DEBT:

     Long-term debt consists of the following:

                                                                        DECEMBER 31,
                                                                    ---------------------
                                                                      1995         1994
                                                     MARCH 31,      --------     --------
                                                       1996
                                                    -----------
                                                    (UNAUDITED)
        Notes payable -- Former stockholder,
          interest at 7 percent per annum,
          unsecured, due March 1999 through 2003,
          $350,000 is subordinated to South Trust
          Bank (see Note 5).......................   $ 596,061      $608,865     $658,336
        Note payable -- South Trust Bank, secured
          by all furniture, fixtures, equipment
          and leasehold improvements, interest at
          7.5 percent per annum, fully paid-off in
          September 1995..........................          --            --       94,937
                                                      --------      --------     --------
        Subtotal..................................   $ 596,061      $608,865     $753,273

                           CLEAR SPRINGS CITRUS, INC.

         (INFORMATION AT MARCH 31, 1996 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1996 AND 1995 IS UNAUDITED)

                                                                        DECEMBER 31,
                                                                    ---------------------
                                                                      1995         1994
                                                     MARCH 31,      --------     --------
                                                       1996
                                                    -----------
                                                    (UNAUDITED)
        Subtotal, Carried Forward.................   $ 596,061      $608,865     $753,273
        Note payable -- Heintzelman's Truck
          Center, Inc., secured by a vehicle, with
          a net book value of $14,596, interest at
          12.5 percent per annum, due October
          1996....................................       3,885         5,739       12,605
                                                      --------      --------     --------
        Total Long-Term Debt......................     599,946       614,604      765,878
        Less Current Maturities...................      75,078        69,665      155,568
                                                      --------      --------     --------
        Long-Term Debt............................   $ 524,868      $544,939     $610,310
                                                      ========      ========     ========

     Aggregate maturities of long-term debt of the Company due within the next five years ending March 31, are as follows:

                                       YEAR                          AMOUNT
                --------------------------------------------------  --------
                1997..............................................  $ 75,078
                1998..............................................    69,621
                1999..............................................    73,915
                2000..............................................    29,403
                2001 and thereafter...............................   351,929
                                                                    --------
                          Total...................................  $599,946
                                                                    ========

NOTE 7 -- OBLIGATIONS UNDER CAPITAL LEASE:

     Obligations under capital lease consists of the following:

                                                                         DECEMBER 31,
                                                                      -------------------
                                                                       1995        1994
                                                       MARCH 31,      -------     -------
                                                         1996
                                                      -----------
                                                      (UNAUDITED)
        Capital leases -- various finance companies,
          secured by leased equipment, final
          payments due February 1996 through
          December 1999, effective rates of interest
          at 6 to 16.8 percent per annum............    $31,150       $40,013     $67,511
        Less Current Maturities.....................     20,749        25,108      41,245
                                                        -------       -------     -------
        Obligations Under Capital Lease.............    $10,401       $14,905     $26,266
                                                        =======       =======     =======

                           CLEAR SPRINGS CITRUS, INC.

         (INFORMATION AT MARCH 31, 1996 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1996 AND 1995 IS UNAUDITED)

     Future minimum lease payments for the next five years ending March 31, are as follows:

                                       YEAR                              AMOUNT
            -----------------------------------------------------------  -------
            1997.......................................................  $23,273
            1998.......................................................    5,727
            1999.......................................................    3,826
            2000.......................................................    2,870
            2001 and thereafter........................................       --
                                                                         -------
            Total Minimum Lease Payments...............................   35,696
            Less Imputed Interest......................................    4,546
                                                                         -------
            Present Value of Minimum Lease Payments....................  $31,150
                                                                         =======

NOTE 8 -- INCOME TAXES:

     The provision for income taxes consists of the following:

                                                     MARCH 31,                 DECEMBER 31,
                                              ------------------------     --------------------
                                                 1996           1995         1995        1994
                                              -----------     --------     --------     -------
                                                    (UNAUDITED)
    State Corporate Income Tax Expense......    $ 6,900       $ 22,800     $     --     $    --
    Federal Corporate Income Tax Expense....     46,200        153,000           --          --
    Deferred Income Taxes Expense
      (Benefit).............................     (6,000)        (5,000)     (17,000)     51,000
                                                -------       --------     --------     -------
    Provision (Benefit) for Income Taxes....    $47,100       $170,800     $(17,000)    $51,000
                                                =======       ========     ========     =======
    Deferred income tax assets and
      liabilities are summarized as follows:
    Deferred Income Tax Asset...............    $    --       $     --     $     --     $    --
    Valuation Allowance.....................         --             --           --          --
                                                -------       --------     --------     -------
    Deferred Income Tax Liability...........     28,000         46,000       34,000      51,000
                                                -------       --------     --------     -------
    Net Deferred Income Tax Liabilities.....    $28,000       $ 46,000     $ 34,000     $51,000
                                                =======       ========     ========     =======

NOTE 9 -- LEASE COMMITMENTS:

     The principle types of property leased under noncancelable agreements are premises for manufacturing, storage and office use, and manufacturing and transportation equipment. The most significant obligations under the lease terms are the maintenance, utilities, insurance and real estate taxes.

     Total rent relating to these lease expenses for the Company amounted to $59,749, $64,328, $282,589 and $235,051 for the three months ended March 31,
1996 and 1995 and the years ended December 31, 1995 and 1994, respectively.

                           CLEAR SPRINGS CITRUS, INC.

         (INFORMATION AT MARCH 31, 1996 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1996 AND 1995 IS UNAUDITED)

     The total aggregate minimum annual rental commitments, under all noncancelable leases with terms of one year or more ending March 31, amounts to:

                                       YEAR                  AMOUNT
                        ----------------------------------  --------
                        1997..............................  $108,869
                        1998..............................  $ 91,829
                        1999..............................  $ 71,677
                        2000..............................  $ 31,244
                        2001 and thereafter...............  $ 18,465

NOTE 10 -- REVENUE FROM MAJOR CUSTOMERS:

     Sales to two major customers (see Note 11) amounted to 33 and 39 percent for the three months ended March 31, 1996 and 1995 and 42 and 54 percent of total sales for the years ended December 31, 1995 and 1994, respectively. No other single customer accounted for more than 10 percent of total sales.

NOTE 11 -- RELATED PARTY TRANSACTIONS:

     The Company is obligated to the following:

                                                                      DECEMBER 31,
                                                                  ---------------------
                                                                    1995         1994
                                                      MARCH       --------     --------
                                                       31,
                                                       1996
                                                     --------
                                                     (UNAUDITED)
        Note payable -- The Ultimate Juice Company,
          Inc., interest at 7 percent per annum,
          unsecured, due on demand.................  $150,000     $150,000     $140,000
                                                     ========     ========     ========

     Interest expense relating to the above notes included as a charge to operations amounted to $2,993 and $-0- for the three months ended March 31, 1996 and 1995 and $9,214 and $8,847 for the years ended December 31, 1995 and 1994, respectively.

     The Company's material financial transactions entered in the ordinary course of business with related parties were as follows:

                                                         MARCH 31,              DECEMBER 31,
                                                   ---------------------   -----------------------
                                                     1996        1995         1995         1994
                                                   --------   ----------   ----------   ----------
                                                        (UNAUDITED)
The Ultimate Juice Company, Inc.(A):
  Sales -- net of volume discounts of $-0-,
     $247,000 and $-0- for the three months ended
     March 31, 1996, and the years ended December
     31, 1995 and 1994, respectively.............  $818,228   $1,037,451   $3,962,970   $4,094,935
  Accounts receivable at December 31.............  $251,878   $  269,128   $  175,147   $  204,875
  Management fees expense........................  $ 21,000   $       --   $  116,000   $       --
Natural Juice Company, Inc.(A):
  Sales -- net of volume discounts of $-0- for
     1995 and 1994...............................  $303,751   $  328,346   $1,438,748   $1,427,526
  Accounts receivable at December 31.............  $110,110   $  129,807   $  105,019   $   57,202

- ---------------

(A) The majority stockholders of these companies are 50% stockholders of the Company.

                           CLEAR SPRINGS CITRUS, INC.

         (INFORMATION AT MARCH 31, 1996 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1996 AND 1995 IS UNAUDITED)

NOTE 12 -- TRUSTEE HELD FUNDS:

     The Company maintains trustee held funds with South Trust Bank of Orlando guaranteeing the payment of citrus taxes to the State of Florida in the amount of $65,000, $65,000 and $-0- at March 31, 1996 and December 31, 1995 and 1994,
respectively.

NOTE 13 -- DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS:

     The carrying amounts of cash and cash equivalents, trustee held funds, accounts receivable, accounts payable and accrued expenses approximate fair value because of the short maturity of these items. The carrying value of notes payable and long-term debt approximate fair value because the long-term debt is at interest rates currently available to the Company for debt with similar terms and remaining maturities.

NOTE 14 -- SUPPLEMENTAL CASH FLOW DISCLOSURES:

                                             THREE MONTHS ENDED           YEAR ENDED
                                                  MARCH 31,              DECEMBER 31,
                                             -------------------     --------------------
                                              1996        1995        1995         1994
                                             -------     -------     -------     --------
                                                 (UNAUDITED)
        Supplemental Disclosure of Cash
          Flow Information:
          Cash paid during the period for:
             Interest......................  $16,792     $    --     $88,024     $ 74,059
             Income taxes..................  $11,500     $    --     $    --     $     --
        Supplemental Schedule of Non-Cash
          Investing and Financing
          Activities:
          Long-term debt and capitalized
             lease obligations were
             incurred when the Company
             acquired the following:
             Fixed assets..................  $    --     $13,286     $13,286     $ 44,285
             Covenant not to complete......  $    --     $    --     $    --     $164,439
             Treasury stock................  $    --     $    --     $    --     $474,848

NOTE 15 -- CONTINGENCIES AND COMMITMENTS:

     At December 31, 1995, the Company has certain litigation pending against it which occurred in the ordinary course of business. In the opinion of management, settlement of such claims and litigation will not have a material adverse effect on the Company's financial position.

NOTE 16 -- SUBSEQUENT EVENT:

     On March 31, 1996, the Company entered into an agreement to be merged into The Fresh Juice Company of Florida, Inc. Under the terms of the Clear Springs Merger Agreement, the stockholders of Clear Springs will receive an aggregate of 1,160,000 shares of The Fresh Juice Company, Inc.'s common stock, $.01 par value, in exchange for all of the issued and outstanding common stock of Clear Springs. Consummation of the Clear Springs Merger is subject to the satisfaction of all terms and conditions set forth in the Clear Springs Merger Agreement, including, but not limited to, shareholder approval of an amendment to The Fresh Juice Company, Inc.'s Certificate of Incorporation to increase the number of authorized shares of The Fresh Juice Company, Inc. from 5,000,000 shares of common stock and 200,000 shares of preferred stock to 20,000,000 shares of common stock and 7,000,000 shares of preferred stock.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     The following discussion and analysis should be read in conjunction with Clear Springs' financial statements and notes to financial statements provided elsewhere herein. The results of operations for the three months ended March 31, 1996 and 1995 are unaudited, and are not necessarily indicative of the results to be expected for the full year.

RESULTS OF OPERATIONS

     During 1995, Clear Springs experienced a steady increase in net sales. Clear Springs' net sales for the year ended December 31, 1995 were $12,775,884, or 26% higher than net sales of $10,148,356 for the year ended December 31, 1994. This trend appears to be continuing as Clear Springs' net sales for the quarter ended March 31, 1996 were $3,407,121, which, on an annualized basis, would represent a 7% increase over the net sales for the entire year of 1995. On a quarter to quarter comparative basis, however, Clear Springs' net sales for the quarter ended March 31, 1996 have decreased to $3,407,121, or 2% less than net sales of $3,474,406 for the corresponding quarter in the preceding year. The overall increase in net sales has been accompanied by an overall increase in the cost of goods sold. Cost of goods sold for the year ended December 31, 1995 increased to $11,420,358, or 24% more than the cost of good sold of $9,215,602 for the year ended December 31, 1994. Cost of goods sold for the quarter ending March 31, 1996 have increased to $3,035,480, or 9% more than the cost of goods sold of $2,782,440 for the corresponding quarter in the preceding year. The increase in cost of goods sold during the quarter ended March 31, 1996 resulted from an increase in the cost of fruit during that time period.

     As a consequence of the increased net sales during 1995, Clear Springs' gross profit increased to $1,355,526, or 45% more than the gross profit of $932,754 for the year ended December 31, 1994. However, gross profit for the quarter ended March 31, 1996 was $371,641, or 46% less than the gross profit of $691,966 for the corresponding quarter in the preceding year, primarily as a result of the increase in the cost of fruit. Increased sales have also been accompanied by an increase in selling, general and administrative expenses, which increased to $1,367,525 for the year ended December 31, 1995, or 39% more than the selling, general and administrative expenses of $981,554 for the year ended December 31, 1994. In addition to the increase related to increased sales volume, selling, general and administrative expenses during 1995 included a management fee paid to Ultimate of $116,000, as well as an increase in the salary and bonuses paid to Clear Springs' President, Brian Duffy. Since no such management fee or bonuses have been paid in the three months ending March 31, 1996, selling, general and administrative expenses for the quarter ended March 31, 1996 were $247,352, or 9% less than selling, general and administrative expenses of $271,571 for the corresponding quarter in the preceding year.

     As a result of increased sales, Clear Springs has improved its income from operations since December 31, 1994. Specifically, the loss from operations for the year ended December 31, 1995 has decreased to $11,999, or 75% less than the loss from operations of $48,800 for the year ended December 31, 1994. Similarly, Clear Springs' net loss decreased to $74,358 for the year ended December 31, 1995 as compared to its net loss of $174,375 for the year ended December 31, 1994. This improvement continued into 1996. For the quarter ended March 31, 1996, Clear Springs had income from operations of $124,289 and net income of $56,688 as compared to its loss from operations of $11,999 and net loss of $74,358 for the year ended December 31, 1995. However, profitability in the first quarter of 1996 has been affected by higher fruit prices. As a result, income from operations for the three months ended March 31, 1996 has decreased to $124,289, or 70% less than the income from operations of $420,395 for the corresponding quarter in the preceding year. Similarly, net income has decreased to $56,688 as compared to $226,719 for the corresponding quarter in the preceeding year. A lack of availability of quality fruit and higher cost of citrus could adversely impact Clear Springs' ability to maintain its rate of growth and its current gross profit level.

FINANCIAL CONDITION

     As a result of increased sales and improved results of operations between December 31, 1994 and December 31, 1995, Clear Springs' cash and cash equivalents balance increased to $80,790, as compared to the $22,627 balance as of December 31, 1994. In addition, accounts receivable increased to $1,037,003, or 73% more than the accounts receivable balance of $600,178 for the year ended December 31, 1994. The increase in cash and accounts receivable caused a corresponding increase in total current assets, which increased to $1,300,565 as of December 31, 1995, or 61% more than the total current assets of $805,363 as of December 31, 1994. Between December 31, 1995 and March 31, 1996, the Company used the proceeds of collected accounts receivable along with a portion of its cash and the income from operations to pay down its accounts payable. As a result, as of the quarter ended March 31, 1996, cash and cash equivalents decreased to $20,484 as compared to a cash and cash equivalents balance of $80,790 carried as of December 31, 1995. Similarly, the accounts receivable decreased to $897,281, or 13% less than the accounts receivable of $1,037,003 as of December 31, 1995. The decrease in accounts receivable and cash have resulted in a corresponding decrease in total current assets, which were $1,110,763 at March 31, 1996, or 15% less than total current assets as of December 31, 1995 of $1,300,565. During 1995, Clear Springs borrowed an additional $125,000 under its credit line with South Trust Bank. As a result, the balance of the Note payable to bank as of December 31, 1995 increased to $250,000, or 100% more than the balance of Note payable to bank of $125,000 as of December 31, 1994. However, during this same time period, Clear Springs satisfied its term note with South Trust Bank. As a result, current maturities of long term debt decreased to $69,665 as of December 31, 1995, or 55% less than current maturities of long term debt of $155,568 as of December 31, 1994.

     Due to increased purchases of fruit to support the increased sales volume, Clear Springs' accounts payable as of December 31, 1995 increased to $989,153, or 48% more than the accounts payable balance of $666,771 as of December 31, 1994. Accrued expenses increased to $315,138 as of December 31, 1995, as compared to accrued expenses of $15,418 as of December 31, 1994. This increase resulted primarily from a $247,000 volume discount credit being taken by Clear Springs' largest customer, Ultimate. The additional increase in accrued expenses represents other normal year end accruals.

     As a result of the repayment of the term note with South Trust Bank in September, 1995, Clear Springs' long term debt as of December 31, 1995 decreased to $544,939, or 11% less than the long term debt of $610,310 as of December 31, 1994. As discussed above, Clear Springs has reduced its accounts payable balance by collecting accounts receivable and using the proceeds therefrom along with some of its cash and income from operations to reduce its outstanding accounts payable balance. As a result, as of March 31, 1996, the accounts payable balance has decreased to $712,644, or 28% less than the $989,153 accounts payable balance as of December 31, 1995. This decrease in accounts payable has resulted in a decrease in total current liabilities to $1,553,686 as of March 31, 1996, or 14% less than total current liabilities of $1,813,064 as of December 31, 1995.

MATERIAL COMMITMENTS

     As described in Note 15 to Clear Springs' Financial Statements and in the accompanying Proxy Statement, on March 31, 1996, Clear Springs entered into an agreement to be merged with and into The Fresh Juice of Florida, Inc., a wholly owned subsidiary of the Company.

LIQUIDITY

     Between December 31, 1996 and March 31, 1996, Clear Springs liquidity has improved. Clear Springs reduced its working capital deficit to $442,923 as of March 31, 1996 as compared to its working capital deficit of $512,499 as of December 31, 1995. The $442,923 working capital deficit as of March 31, 1996 includes a note payable of $150,000 to Ultimate and a $250,000 Note payable to South Trust Bank. Clear Springs' loan with South Trust Bank matured on July 26, 1996. The current balance of the South Trust Bank loan is approximately $180,000, and Clear Springs is seeking an extension of the maturity date. It is anticipated that upon completion of the merger with The Fresh Juice of Florida, Inc., a wholly owned subsidiary of the Company, the Company will either pay off the South Trust Bank loan or obtain replacement financing. In the event Clear Springs is unable to secure an extension of the maturity date of the South Trust loan, the Company will advance to Clear Springs the funds necessary to repay the South Trust Bank loan. Clear Springs has been assured that the $150,000 Note to Ultimate will not have to be paid until Clear Springs liquidity improves further.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors,
The Ultimate Juice Company, Inc.:

     We have audited the accompanying combined balance sheets of The Ultimate Juice Company, Inc. and Affiliated Company as of June 30, 1995 and 1994, and the related combined statements of operations, changes in stockholders' equity and cash flows for the years then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of The Ultimate Juice Company, Inc. and Affiliated Company as of June 30, 1995 and 1994, and the results of their combined operations and their combined cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          WITHUM, SMITH & BROWN

New Brunswick, New Jersey
August 31, 1995, except for Note 14
which is dated March 31, 1996

            THE ULTIMATE JUICE COMPANY, INC. AND AFFILIATED COMPANY

                            COMBINED BALANCE SHEETS

                                     ASSETS

                                                                                 JUNE 30,
                                                                         -------------------------
                                                                            1995           1994
                                                          MARCH 31,      ----------     ----------
                                                            1996
                                                         -----------
                                                         (UNAUDITED)
Current Assets:
  Cash.................................................  $    70,936     $  315,861     $  282,641
  Accounts receivable..................................      779,179      1,016,232        957,031
  Inventory............................................      135,660        109,058        140,552
  Prepaid corporate income taxes.......................           --         12,656             --
  Prepaid expenses and other assets....................        1,149         10,878             --
  Advances to stockholders.............................           --             --         17,226
  Notes receivable.....................................      150,000        100,000        100,000
                                                          ----------     ----------     ----------
          Total Current Assets.........................    1,136,924      1,564,685      1,497,450
Property and Equipment -- Net..........................       44,657         44,246         90,584
Intangible Assets -- Net...............................       65,557        104,434        118,386
Other Assets:
  Security deposits....................................       13,741         10,741         13,141
  Advances to related company..........................           --             --            502
                                                          ----------     ----------     ----------
     Total Other Assets................................       13,741         10,741         13,643
                                                          ----------     ----------     ----------
          TOTAL ASSETS.................................  $ 1,260,879     $1,724,106     $1,720,063
                                                          ==========     ==========     ==========
                               LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Notes payable........................................  $        --     $       --     $   42,206
  Current maturities of long-term debt.................      110,000        120,000        110,000
  Accounts payable and accrued expenses................      537,364        823,693        967,068
  Advances from stockholders...........................       22,000        250,241             --
  Corporate income taxes payable.......................       30,671         18,693         22,468
                                                          ----------     ----------     ----------
          Total Current Liabilities....................      700,035      1,212,627      1,141,742
Long-Term Debt.........................................           --         70,000        190,000
Stockholders' Equity:
  Ultimate Juice Co., Inc. -- common stock, no par;
     2,500 shares authorized; 1,112, 1,000 and 1,000
     shares issued and outstanding as of March 31, 1996
     and June 30, 1995 and 1994, respectively..........       33,000          1,000          1,000
  Connecticut Juice Co., Inc. -- common stock, no par;
     10,000 shares authorized; 1,000 shares issued and
     outstanding.......................................           --             --          1,000
  Additional paid in capital...........................       15,000         15,000         40,224
  Retained earnings....................................      512,844        425,479        346,097
                                                          ----------     ----------     ----------
          Total Stockholders' Equity...................      560,844        441,479        388,321
                                                          ----------     ----------     ----------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY...  $ 1,260,879     $1,724,106     $1,720,063
                                                          ==========     ==========     ==========

The Accompanying Notes to Combined Financial Statements are an integral part of these statements

            THE ULTIMATE JUICE COMPANY, INC. AND AFFILIATED COMPANY

                       COMBINED STATEMENTS OF OPERATIONS


                                                                                YEARS ENDED
                                              NINE MONTHS ENDED                  JUNE 30,
                                                  MARCH 31,                        1994
                                          -------------------------     ---------------------------
                                             1996           1995           1995            1994
                                          ----------     ----------     -----------     -----------
                                                 (UNAUDITED)
Revenues -- Net.........................  $8,581,097     $8,058,449     $11,286,669     $11,114,608
Cost of Goods Sold......................   6,055,236      5,638,863       7,887,208       8,317,661
                                          ----------     ----------     -----------     -----------
Gross Profit............................   2,525,861      2,419,586       3,399,461       2,796,947
Operating Expenses:
  Delivery..............................     408,810        368,768         547,833         751,141
  Selling...............................     268,277        101,655         129,382         101,247
  Warehouse.............................     235,279        288,858         364,163         357,182
  General and administrative............   1,585,508      1,429,226       2,287,509       1,709,533
                                          ----------     ----------     -----------     -----------
          Total Operating Expenses......   2,497,874      2,188,507       3,328,887       2,919,103
                                          ----------     ----------     -----------     -----------
Income (Loss) From Operations...........      27,987        231,079          70,574        (122,156)
Other (Income) Expenses:
  Interest expense......................       7,023         11,580          14,670          13,273
  Interest income.......................     (15,898)       (10,604)        (19,329)         (7,813)
  Other (income) expenses...............    (115,763)        (2,253)             --          14,600
  Gain on sale of assets................          --        (27,639)        (27,639)             --
                                          ----------     ----------     -----------     -----------
          Total Other (Income)
            Expenses....................    (124,638)       (28,916)        (32,298)         20,060
                                          ----------     ----------     -----------     -----------
Income (Loss) Before Provision For
  Income Taxes..........................     152,625        259,995         102,872        (142,216)
Provision for Income Taxes..............      65,260        121,925          43,908         (30,609)
                                          ----------     ----------     -----------     -----------
          Net Income (Loss).............  $   87,365     $  138,070     $    58,964     $  (111,607)
                                          ==========     ==========     ===========     ===========
Net Income (Loss) Per Share.............  $    82.26     $   138.07     $     58.96     $   (111.61)
                                          ==========     ==========     ===========     ===========
Weighted Average Shares.................       1,062          1,000           1,000           1,000
                                          ==========     ==========     ===========     ===========


The Accompanying Notes to Combined Financial Statements are an integral part of these statements

            THE ULTIMATE JUICE COMPANY, INC. AND AFFILIATED COMPANY

             COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY


                                            CONNECTICUT
                                               JUICE          ULTIMATE JUICE
                                            COMMON STOCK       COMMON STOCK     ADDITIONAL
                                          ----------------   ----------------    PAID-IN     RETAINED
                                          SHARES   AMOUNT    SHARES   AMOUNT     CAPITAL     EARNINGS      TOTAL
                                          ------   -------   ------   -------   ----------   ---------   ---------
Balance at July 1, 1993.................   1,000   $ 1,000   1,000    $ 1,000    $  40,224   $ 457,704   $ 499,928
Net Loss for the Year Ended June 30,
  1994..................................      --        --      --         --           --    (111,607)   (111,607)
                                          ------   -------   -----    -------     --------   ---------   ---------
Balance at June 30, 1994................   1,000     1,000   1,000      1,000       40,224     346,097     388,321
Purchase of Connecticut Juice Company,
  Inc. Assets by Ultimate Juice, Inc. on
  November 30, 1994.....................  (1,000)   (1,000)     --         --      (25,224)     20,418      (5,806)
Net Income for the Year Ended June 30,
  1995..................................      --        --      --         --           --      58,964      58,964
                                          ------   -------   -----    -------     --------   ---------   ---------
Balance at June 30, 1995................      --        --   1,000      1,000       15,000     425,479     441,479
Sale of 112 Shares of Common Stock on
  October 23, 1995 (Unaudited)..........      --        --     112     32,000           --          --      32,000
Net Income for the Period Ended March
  31, 1996 (Unaudited)..................      --        --      --         --           --      87,365      87,365
                                          ------   -------   -----    -------     --------   ---------   ---------
Balance at March 31, 1996 (Unaudited)...      --   $    --   1,112    $33,000    $  15,000   $ 512,844   $ 560,844
                                          ======   =======   =====    =======     ========   =========   =========


The Accompanying Notes to Combined Financial Statements are an integral part of these statements

            THE ULTIMATE JUICE COMPANY, INC. AND AFFILIATED COMPANY

                       COMBINED STATEMENTS OF CASH FLOWS

                                                          NINE MONTHS ENDED
                                                              MARCH 31,             YEARS ENDED JUNE 30,
                                                       -----------------------     -----------------------
                                                         1996          1995          1995          1994
                                                       ---------     ---------     ---------     ---------
                                                             (UNAUDITED)
Cash flows from operating activities:
  Net income (loss)................................    $  87,365     $ 138,070     $  58,964     $(111,607)
  Adjustments to reconcile net income (loss) to net
     cash provided by (used in) operating
     activities:
     Depreciation and amortization.................       50,482        52,057        67,701        94,049
     Deferred taxes................................           --            --            --       (22,700)
     Gain on sale of assets........................           --       (27,639)      (27,639)           --
     Change in:
       Accounts receivable.........................      237,053        77,320       (59,201)      (96,724)
       Inventory...................................      (26,602)       33,759        31,494       (37,728)
       Prepaid corporate income taxes..............       12,656            --       (12,656)        3,989
       Prepaid expenses and other current assets...        9,729        (7,877)      (10,878)           --
       Security deposits...........................       (3,000)        2,400         2,400          (286)
       Accounts payable and accrued expenses.......     (286,329)     (334,725)     (128,953)      263,062
       Corporate income taxes payable..............       11,978        54,114        (3,775)      (36,575)
                                                       ---------     ---------     ---------     ---------
          Net cash provided by (used in) operating
            activities.............................       93,332       (12,521)      (82,543)       55,480
Cash flows from investing activities:
  Change in advances to (from) stockholders........     (228,241)      (19,576)      267,467       (57,305)
  Change in advances from related companies........           --           502           502       (58,999)
  Purchases of property and equipment..............      (12,016)           --            --       (18,046)
  Change in note receivable........................      (50,000)      (40,000)           --      (100,000)
                                                       ---------     ---------     ---------     ---------
          Net cash provided by (used in) investing
            activities.............................     (290,257)      (59,074)      267,969      (234,350)
Cash flows from financing activities:
  Repayment of note payable........................           --       (32,869)      (42,206)     (128,000)
  Repayment of long-term debt......................      (80,000)      (80,000)     (110,000)     (152,000)
  Proceeds from issuance of long-term debt.........           --            --            --       400,000
  Proceeds from issuance of common stock...........       32,000            --            --            --
                                                       ---------     ---------     ---------     ---------
          Net cash provided by (used in) financing
            activities.............................      (48,000)     (112,869)     (152,206)      120,000
                                                       ---------     ---------     ---------     ---------
Net (decrease) increase in cash....................     (244,925)     (184,464)       33,220       (58,870)
Cash at beginning of period........................      315,861       282,641       282,641       341,511
                                                       ---------     ---------     ---------     ---------
Cash at end of period..............................    $  70,936     $  98,177     $ 315,861     $ 282,641
                                                       =========     =========     =========     =========

The accompanying notes to combined financial statements are an integral part of these statements.

            THE ULTIMATE JUICE COMPANY, INC. AND AFFILIATED COMPANY

                     NOTES TO COMBINED FINANCIAL STATEMENTS

          (INFORMATION AT MARCH 31, 1996 AND FOR THE NINE MONTHS ENDED
                     MARCH 31, 1996 AND 1995 IS UNAUDITED)

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Nature of Business Operations

     The Ultimate Juice Company, Inc. was incorporated on July 1, 1987 and operates as a broker and wholesale distributor of juice products within the Northeastern United States.

     The Connecticut Juice Company, Inc. was incorporated in April 1993 and operates solely as a wholesale distributor of juice products.

     On June 30, 1994, the Company acquired the assets of Ultimate Too, Inc., a company owned by the companies three principal stockholders, for the assumption of $42,207 of liabilities and $18,731 of forgiveness of debt. Assets acquired in the agreement included security deposits, customer lists, distributor agreements and property and equipment. In addition, the Company forgave $110,251 in indebtedness due from Ultimate Too, Inc. which is included in bad debts for the year ending June 30, 1994.

     On November 30, 1994, the Ultimate Juice Company, Inc. acquired the assets of its affiliate The Connecticut Juice Company, Inc. for the assumption of $78,642 of liabilities. Assets acquired in the agreement included customers lists, distributor agreements and property and equipment.

  Principles of Combination

     The combined financial statements include the accounts of The Ultimate Juice Company, Inc., and its affiliate The Connecticut Juice Company, Inc. The outstanding common stock of each company is owned by the same stockholders, and while their statements have been combined, the financial statements do not represent those of a single legal entity. All significant affiliated accounts have been eliminated.

  Unaudited Interim Financial Statements

     The financial statements at March 31, 1996 and for the nine months ended March 31, 1996 and 1995 are unaudited. In the opinion of the management of the Company, the unaudited financial statements at March 31, 1996 and for the nine months ended March 31, 1996 and 1995, include all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation. The results of operations for the nine months ended March 31, 1996 and 1995 are not necessarily indicative of the results to be expected for the year.

  Inventory

     Inventory, which consists of juice products, is stated at the lower of cost or market. Cost is determined by the first-in, first-out method.

  Property and Equipment

     Property and equipment are stated at cost. Depreciation of property and equipment have been made by the Companies on the straight-line basis over the estimated useful lives of the assets, generally five to seven years.

  Intangible Assets

     Intangible assets are stated at cost and are amortized on a straight-line basis over periods from 18 months to 40 years.

            THE ULTIMATE JUICE COMPANY, INC. AND AFFILIATED COMPANY

          (INFORMATION AT MARCH 31, 1996 AND FOR THE NINE MONTHS ENDED
                     MARCH 31, 1996 AND 1995 IS UNAUDITED)

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Income Taxes

     Connecticut Juice Company, Inc. has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay the federal corporate income taxes on its taxable income. Instead, the stockholders are liable for individual federal income taxes on the Company's taxable income.

     The Company adopted Statement of Financial Accounting Standard No. 109, Accounting for Income Taxes effective July 1, 1993, which requires a change from the deferred method to the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. The primary deferred income tax items are the result of the timing difference in depreciation using accelerated methods for tax purposes and the forgiveness of debt reported in 1994. The change to FAS No. 109 had no material effect on the financial statements.

  Earnings Per Share

     Earnings per share on common stock is computed on the basis of the weighted average number of common shares outstanding during each year. The effect of the purchases of the affiliate and related company were retroactively applied as if they had occurred on July 1, 1993.

  Concentration of Credit Risk

     At times, the Company maintains cash balances at one financial institution in excess of amounts insured by the Federal Deposit Insurance Corporation. Management monitors the soundness of this institution and considers the Company's risk negligible.

     The Company's concentration of credit risk with respect to accounts receivable is largely dependent on its customer mix which are distributors and retailers throughout the Northeast United States.

  Pension Plan


     On January 1, 1994, the Company started a contributory thrift and savings plan for salaried employees meeting certain service requirements, which qualifies under Section 401(k) of the Internal Revenue Service Code. Contributions into the plans are made at the discretion of management. For the nine months ended March 31, 1996 and 1995 and the years ended June 30, 1995 and 1994 total pension expense amounted to $13,043, $11,566, $15,596 and $7,955, respectively.

            THE ULTIMATE JUICE COMPANY, INC. AND AFFILIATED COMPANY

          (INFORMATION AT MARCH 31, 1996 AND FOR THE NINE MONTHS ENDED
                     MARCH 31, 1996 AND 1995 IS UNAUDITED)

NOTE 2 -- INVENTORY:

     Inventory consists of the following:

                                                                          JUNE 30,
                                                                    ---------------------
                                                                      1995         1994
                                                     MARCH 31,      --------     --------
                                                       1996
                                                    -----------
                                                    (UNAUDITED)
        Juice Products............................   $ 135,660      $109,058     $140,552
                                                      ========      ========     ========

NOTE 3 -- NOTE RECEIVABLE

     Note receivable consists of the following:

                                                                          JUNE 30,
                                                                    ---------------------
                                                                      1995         1994
                                                     MARCH 31,      --------     --------
                                                       1996
                                                    -----------
                                                    (UNAUDITED)
        Note receivable -- Clear Spring Citrus,
          Inc.
        (see Note 11), interest at 7% per annum,
        due on demand, unsecured..................   $ 150,000      $100,000     $100,000
                                                      ========      ========     ========

NOTE 4 -- PROPERTY AND EQUIPMENT:

     The major classifications of property and equipment at cost are as follows:

                                                                          JUNE 30,
                                                                    ---------------------
                                                                      1995         1994
                                                     MARCH 31,      --------     --------
                                                       1996
                                                    -----------
                                                    (UNAUDITED)
        Transportation Equipment..................   $  23,152      $ 23,152     $ 30,752
        Machinery and Equipment...................     117,589       105,573      135,085
        Computer and Office Equipment.............      61,201        61,201       61,669
                                                      --------      --------     --------
                                                       201,942       189,926      227,506
        Less Accumulated Depreciation and
          Amortization............................    (157,285)     (145,680)    (136,922)
                                                      --------      --------     --------
        Property and Equipment, Net...............   $  44,657      $ 44,246     $ 90,584
                                                      ========      ========     ========

     Depreciation included as a charge to income amounted to $11,605, $14,113, $16,836 and $30,661 for the nine months ended March 31, 1996 and 1995 and for the years ended June 30, 1995 and 1994, respectively.

            THE ULTIMATE JUICE COMPANY, INC. AND AFFILIATED COMPANY

          (INFORMATION AT MARCH 31, 1996 AND FOR THE NINE MONTHS ENDED
                     MARCH 31, 1996 AND 1995 IS UNAUDITED)

NOTE 5 -- INTANGIBLE ASSETS -- NET:

     The major classifications of intangible assets at cost are as follows:

                                                                          JUNE 30,
                                                                    ---------------------
                                                                      1995         1994
                                                     MARCH 31,      --------     --------
                                                       1996
                                                    -----------
                                                    (UNAUDITED)
        Covenant Not to Compete...................   $ 170,000      $170,000     $170,000
        Customer Lists............................      64,413        64,413       27,500
        Distributorship Agreement.................      30,000        30,000       30,000
        Goodwill..................................       9,500         9,500        9,500
                                                      --------      --------     --------
                                                       273,913       273,913      237,000
        Less Accumulated Amortization.............    (208,356)     (169,479)    (118,614)
                                                      --------      --------     --------
        Intangible Assets -- Net..................   $  65,557      $104,434     $118,386
                                                      ========      ========     ========

     Amortization included as a charge to income amounted to $38,877, $37,944, $50,865 and $63,388 for the nine months ended March 31, 1996 and 1995 and the years ended June 30, 1995 and 1994, respectively.

NOTE 6 -- NOTES PAYABLE:

     Notes payable consist of the following:

                                                                           JUNE 30,
                                                                     --------------------
                                                                       1995        1994
                                                      MARCH 31,      --------     -------
                                                        1996
                                                     -----------
                                                     (UNAUDITED)
        Notes payable -- Various entities, interest
          ranging from -0- to 15 percent per annum,
          final payments due January 1995 through
          March 1995...............................   $      --      $     --     $42,206
                                                       ========      ========     =======

NOTE 7 -- LONG-TERM DEBT:

     Long-term debt consists of the following:

                                                                          JUNE 30,
                                                                    ---------------------
                                                                      1995         1994
                                                     MARCH 31,      --------     --------
                                                       1996
                                                    -----------
                                                    (UNAUDITED)
        Note payable -- The Fresh Juice Company,
          Inc., interest at 5 percent per annum,
          principal payments of $10,000 per month
          commencing August 1994, secured by
          accounts receivable and inventory of the
          Company(A)..............................   $ 110,000      $190,000     $300,000
        Less Current Maturities...................     110,000       120,000      110,000
                                                      --------      --------     --------
        Long-Term Debt............................   $      --      $ 70,000     $190,000
                                                      ========      ========     ========

- ---------------

(A) The loan was executed in connection with an option agreement dated January 24, 1994. Under the terms of the option agreement, the Fresh Juice Company obtained the right to purchase the stock of the Company from the individual stockholders. The option expired in September 1994.

    The loan contains certain covenants restricting additional indebtedness, sale of assets, acquisitions, capital expenditures, dividends, subordinated debt transactions with related parties and executive compensation.

            THE ULTIMATE JUICE COMPANY, INC. AND AFFILIATED COMPANY

          (INFORMATION AT MARCH 31, 1996 AND FOR THE NINE MONTHS ENDED
                     MARCH 31, 1996 AND 1995 IS UNAUDITED)

     Aggregate maturities of long-term debt due within the next five years ending March 31, are as follows:

        1997 and thereafter.......................   $ 110,000
                                                     =========

NOTE 8 -- INCOME TAXES:

     The provision for income taxes consists of the following:

                                                 MARCH 31,                 JUNE 30,
                                            --------------------     --------------------
                                             1996         1995        1995         1994
                                            -------     --------     -------     --------
                                                (UNAUDITED)
        State Corporate Income Tax........  $17,198     $ 28,328     $16,526     $    275
        Federal Corporate Income Tax
          (Benefit).......................   48,062       93,597      27,382       (8,184)
        Deferred Corporate Taxes
          (Benefit).......................       --           --          --      (22,700)
                                            -------     --------     -------     --------
        Total.............................  $65,260     $121,925     $43,908     $(30,609)
                                            =======     ========     =======     ========

     For the nine months ended March 31, 1996 and 1995 and the year ended June 30, 1995, income taxes were more than the statutory tax determined by applying the federal income tax rate to earnings before income taxes due to nondeductible expenses.

     For the year ended June 30, 1994, income taxes were less than the statutory tax determined by applying the federal income tax rate to earnings before income taxes due to the surtax exemption, nondeductible expenses and Connecticut Juice Company's federal S election.

NOTE 9 -- ADVANCES FROM STOCKHOLDERS:

     The Company had advances due to the stockholders of the Company in the amount of $22,000 and $250,241 at March 31, 1996 and June 30, 1995,
respectively. The advances are non-interest bearing and unsecured. There is no formal repayment schedule; however, the amount is anticipated to be paid within one year, and therefore, has been classified as a current liability.

     The Companies had advances due from the principal stockholders of the Companies in the amount of $17,226 at June 30, 1994. The advances are non-interest bearing and unsecured. There is no formal repayment schedule; however, the amounts were anticipated to be paid within one year, and, therefore were classified as current liabilities.

NOTE 10 -- LEASE COMMITMENTS:

     The principal type of property leased by the Companies is transportation equipment.

     Total rent expense for the Companies relating to these leases amounted to $73,257 and $74,005 for the nine months ended March 31, 1996 and 1995, respectively and $98,672 and $107,481 for the years ended June 30, 1995 and 1994, respectively. The significant obligations under the terms of the leases require the Companies to provide all required maintenance and mileage charges.

            THE ULTIMATE JUICE COMPANY, INC. AND AFFILIATED COMPANY

          (INFORMATION AT MARCH 31, 1996 AND FOR THE NINE MONTHS ENDED
                     MARCH 31, 1996 AND 1995 IS UNAUDITED)

     The minimum rental commitments of the companies relating to noncancelable leases for the years ended March 31, are set forth below:

                1997..............................................  $ 97,915
                1998..............................................     8,523
                1999 and subsequent...............................        --
                                                                    --------
                          Total...................................  $106,438
                                                                    ========

     The preceding data reflects existing leases and does not include future replacement upon expiration.

NOTE 11 -- RELATED PARTY TRANSACTIONS:

     For the nine months ended March 31, 1996 and 1995 and for the years ended June 30, 1995 and 1994, the companies made purchases from Clear Springs Citrus Inc., which was 76% beneficially owned at June 30, 1995 by the principal stockholders amounting to approximately $3,065,000 net of a $247,000 volume discount, $2,717,000, $4,400,000 and $4,200,000, respectively. At March 31, 1996 and June 30, 1995 and 1994 the companies had payables in the amount of $251,878, $212,251 and $276,205, respectively, due to Clear Springs Citrus, Inc.

     For the nine months ended March 31, 1996 and 1995, and the years June 30, 1995 and 1994, the Company received management fee income from Clear Springs Citrus, Inc. in the amount of $115,000, $-0-, $22,000 and $-0-, respectively.

     In addition, the company issued a note receivable to Clear Springs Citrus Inc. in the amount of $150,000 at March 31, 1996 and $100,000 at June 30, 1995 and 1994 (see Note 3).

     For the nine months ended March 31, 1996 and 1995, and the years ended June 30, 1995 and 1994, the companies had sales of approximately $-0-, $77,000, $77,000 and $987,000, respectively to corporations which are 100 percent owned by the three principal stockholders.

     For the year ended June 30, 1994, the companies allocated $67,000 in general and administrative expenses to an affiliated corporation which is 100 percent owned by the principal stockholders.

     For the year ended June 30, 1994, the companies had advances due to a company owned by principal stockholders in the amount of $502. The advance was unsecured and non-interest bearing. The advance was not subjected to a definitive pay-out schedule for which reason the advance had been classified as long-term.


     On October 23, 1995, the principal stockholder of the Company purchased an additional 112 shares of common stock for $32,000.

            THE ULTIMATE JUICE COMPANY, INC. AND AFFILIATED COMPANY

          (INFORMATION AT MARCH 31, 1996 AND FOR THE NINE MONTHS ENDED
                     MARCH 31, 1996 AND 1995 IS UNAUDITED)

NOTE 12 -- SUPPLEMENTAL CASH FLOW DISCLOSURES:

                                                            MARCH 31,           JUNE 30,
                                                        -----------------   -----------------
                                                         1996      1995      1995      1994
                                                        -------   -------   -------   -------
                                                        (UNAUDITED)
    Supplemental Disclosure of Cash
      Flow Information:
      Cash paid during the year for:
         Interest.....................................  $ 7,023   $11,580   $14,670   $ 2,733
         Income taxes.................................  $13,714.. $31,035   $53,213   $47,250
    Supplemental Disclosure of Noncash Financing
      Activities:
         The Company incurred notes payable in
           conjunction with the acquisition of assets
           of various companies.......................  $    --   $    --   $    --   $42,207
         The Company acquired intangible assets and
           property and equipment for the assumption
           of liabilities.............................  $    --   $38,190   $38,190   $    --

NOTE 13 -- DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS:

     The carrying amounts of cash, accounts receivable, prepaid expenses and other assets, accounts payable and accrued expenses approximate fair value because of the short maturity of these items. The carrying value of notes payable and long-term debt, approximate fair value, because the long-term debt is at interest rates comparable to rates currently available to the Company for debt with similar terms and remaining maturities.

NOTE 14 -- SUBSEQUENT EVENT:

     On March 31, 1996, the Company entered into an agreement to be merged into The Fresh Juice Company, Inc. and Subsidiaries. Under the terms of The Ultimate Juice Merger Agreement, the stockholders of Ultimate Juice will receive an aggregate of 1,140,000 shares of The Fresh Juice Company Inc. and Subsidiaries common stock, $.01 par value, in exchange for all of the issued and outstanding common stock of Ultimate Juice.

                                                                      APPENDIX A

             PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                        OF THE FRESH JUICE COMPANY, INC.
             TO INCREASE ITS AUTHORIZED COMMON AND PREFERRED STOCK

     The following is proposed to become Article FOURTH of the Certificate of Incorporation of The Fresh Juice Company, Inc. The language to be deleted is shown [in brackets].

          "FOURTH: The total number of shares of all classes of stock which the corporation is authorized to issue is thirty-seven million (37,000,000) [five million two hundred thousand (5,200,000)]. All such shares are to have a par value and are classified as seven million (7,000,000) [two hundred thousand (200,000)] shares of Preferred stock and the par value of each share of such class is ten dollars ($10.00) and thirty million (30,000,000) [five million (5,000,000)] shares of Common stock and the par value of each share of such class is one cent ($.01)."

                                                                      APPENDIX B

                               MERGER AGREEMENT,

                          DATED AS OF MARCH 31, 1996,

                                     AMONG

                         THE FRESH JUICE COMPANY, INC.,
                    THE FRESH JUICE COMPANY OF FLORIDA, INC.
                          CLEAR SPRINGS CITRUS, INC.,
                                  BRIAN DUFFY,

                                      AND

                            THE BOGEN GROUP, L.L.C.

                                MERGER AGREEMENT

     AGREEMENT, dated as of March 31, 1996, among The Fresh Juice Company, Inc., a Delaware corporation ("Fresh Juice"), The Fresh Juice Company of Florida, Inc., a Florida corporation and wholly-owned subsidiary of Fresh Juice ("Merger Sub"), Brian Duffy ("Duffy") and The Bogen Group, L.L.C. ("Bogen Group" and together with Duffy each a "Selling Stockholder", and collectively, the Selling Stockholders"), and Clear Springs Citrus, Inc. a Florida corporation ("Clear Springs").

     The Boards of Directors of Fresh Juice, Merger Sub and Clear Springs have each determined that it is in the best interest of their respective stockholders to effect a merger of Merger Sub with Clear Springs (the "Merger") whereby all of the issued and outstanding shares of common stock, .01 par value, of Clear Springs (the "Clear Springs Stock") will be exchanged for 1,160,000 shares of common stock, $.01 par value, of Fresh Juice ("Fresh Juice Common"); and

     Each of the Board of Directors of Fresh Juice, Merger Sub and Clear Springs have approved the Merger in accordance with the Florida Business Corporation Act (the "BCA") and upon the terms and subject to the conditions set forth herein; and

     The parties hereto desire to enter into the Merger in accordance with the terms hereof.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1

                                   THE MERGER

     1.1 The Merger. The Merger will occur upon the terms and subject to the conditions hereof, and in accordance with the relevant provisions of the BCA, on the Closing Date. Following the Merger, Merger Sub shall continue as the surviving corporation (the "Surviving Corporation") under the name "Clear Springs Citrus, Inc." and shall continue its existence under the laws of the State of Florida, and the separate corporate existence of Clear Springs shall cease.

     1.2 Closing Date and Effective Time. The Closing for this transaction shall occur on or before June 30, 1996 (the "Closing Date"). As promptly as practicable after the Closing Date but not later than seven (7) business days after the satisfaction or waiver of the conditions set forth in Article 6, Clear Springs and Merger Sub shall cause the Merger to be consummated by each of them filing Articles of Merger and the Plan of Merger with the Secretary of the State of Florida, each in the form annexed hereto as Exhibit A and B and executed in accordance with the relevant provisions of, the BCA (the time of such filing being the "Effective Time").

     1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided for in the applicable provisions of the BCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the properties, rights, privileges, powers and franchises of Clear Springs and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Clear Springs and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4 Subsequent Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either Clear Springs or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either Clear Springs or Merger Sub, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

     1.5 Articles of Incorporation: By-laws: Directors and Officers. (a) At the Effective Time, the Articles of Incorporation of the Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such certificate of incorporation.

     (b) At the Effective Time, the By-laws of the Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by law, the Articles of Incorporation of the Surviving Corporation and such by-laws.

     (c) At the Effective Time, Steven Bogen, Steven Smith, Brian Duffy and Jeffrey Smith will be the initial directors of the Surviving Corporation. The officers listed on Schedule 1.5(c) hereto immediately prior to the Effective Time shall deliver their resignations prior to or after the Closing Date, and as of the Effective Date the officers of the Surviving Corporation shall be Steven Smith (President and Assistant Secretary), Steven Bogen (Chief Executive Officer and Secretary), and Mark Feldman (Treasurer). If, at the Effective Time, a vacancy shall exist on the Board of Directors or in any office of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by law, the Articles of Incorporation of the Surviving Corporation and the By-laws of the Surviving Corporation.

     1.6  Conversion of Securities; Piggy-Back Registration Rights.

     (a) At the Effective Time, by virtue of the Merger and without any action on the part of any of Merger Sub, Clear Springs or the holder of any of the securities of Clear Springs or Merger Sub the following shall occur:

          (i) each share of Clear Springs Stock issued and outstanding immediately prior to the Effective Time shall be canceled and extinguished and be converted into the right to receive the Merger Consideration (as defined below) upon surrender of the certificate representing such share of Clear Springs Stock; and

          (ii) each share of Merger Sub common stock, par value $.01 per share, issued and outstanding immediately prior to the Effective Time shall hereafter represent one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

     (b) The "Merger Consideration" to be paid by Fresh Juice for the shares of Clear Springs Stock in accordance with the Merger shall, subject solely to the adjustments as hereinafter provided for, be paid as follows:

          (i) delivery to the Selling Stockholders of an aggregate of 1,160,000 validly issued, duly authorized and non-assessable shares of common stock, par value $.01 per share, of Fresh Juice Common, as set forth in subparagraph (b)(ii) below;

          (ii) delivery to the Selling Stockholders of the following number of validly issued, duly authorized and non-assessable shares of Fresh Juice
     Common:

                  Duffy -- 300,000 shares of Fresh Juice Common; and

          Bogen Group -- 860,000 shares of Fresh Juice Common, to be issued directly as follows:

                           8,600 shares to Daniel Petry
                    21,500 shares to Mark Feldman
                   829,900 shares to Steven Bogen

provided, however, that the above-referenced proration may be adjusted among the Selling Stockholders with the consent of the affected Selling Stockholder(s), so long as it is done so without affecting the rights of the parties not participating in such adjustment; and

          (iii) each of the Selling Stockholders acknowledges that the shares of Fresh Juice Common being issued and delivered pursuant to the Merger will not be registered pursuant to the Securities Act of 1933, as amended, and must be held unless and until such shares are subsequently registered under the 1933 Act or an exemption from registration is available; accordingly a legend shall be placed on the stock certificates evidencing such shares of common stock to reflect certain transfer restrictions.

     (c) The Selling Stockholders shall have "piggy back" registration rights as set forth in the Registration Rights Agreement among Fresh Juice and the Selling Stockholders attached hereto as Exhibit "C" (the "Registration Agreement").

     1.7  Surrender of Shares: Stock Transfer Books.

     (a) If delivery of the Merger Consideration in respect of canceled shares of Clear Springs Stock is to be made to a person other than the person in whose name a surrendered certificate or instrument is registered, it shall be a condition to such delivery that the certificate or instrument so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of such payment in a name other than that of the registered holder of the certificate or instrument surrendered or shall have established to the satisfaction of Merger Sub that such tax either has been paid or is not payable.

     (b) If, after the Effective Time, certificates for Clear Springs Stock are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration as provided in Section 1.6 hereof.

                                   ARTICLE 2

           REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS

     Each of the Selling Stockholders hereby jointly and severally represents and warrants to each of Fresh Juice and Merger Sub as follows:

     2.1 Authorization: No Conflict. (a) Each Selling Stockholder has the legal right and capacity to execute and deliver this Agreement and to perform the transactions contemplated to be performed by him hereunder. This Agreement constitutes the legal, valid and binding agreement of each Selling Stockholder and is enforceable against him in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium or other laws affecting the enforceability of creditors' rights generally and that equitable remedies may be granted in the discretion of a court.

        (b) Except as set forth on Schedule 2.1(b) hereto, the execution, delivery and performance of this Agreement and the documents, transactions and instruments contemplated hereby by each Selling Stockholder does not and will not violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with or without due notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any liens, security interest, charge or other encumbrance upon any of the properties or assets of Clear Springs under any of the terms, conditions or provisions of, any contract, note, bond, mortgage, indenture, deed of trust, license, lease, loan agreement, judgment, order, decree, statute, rule, regulation or other agreement, instrument or obligation to which Clear Springs or any of the Selling Stockholders are a party, or by which either or any of their respective properties or assets may be bound or affected.

     2.2 Approvals. All consents, approvals, permits, authorizations and orders, if any, necessary for the due authorization, execution and delivery by and on behalf of each Selling Stockholder of this Agreement and any other transaction or obligation contemplated by this Agreement have been obtained.

     2.3 Litigation. There are no actions, suits, proceedings or investigations pending or, to the knowledge of each Selling Stockholder, threatened against any Selling Stockholder, which question or challenge the validity of this Agreement, the transactions contemplated thereto, or any action to be taken hereunder.

     2.4 Certain Contracts. Except as set forth in Schedule 2.4 hereto, there are no outstanding contracts or agreements between any Selling Stockholder, or any of his "affiliates," (as such term is defined in the Securities and Exchange Act of 1934) on the one hand, and Clear Springs or any of its subsidiaries, on the other hand, whether written or oral, including without limitation, contracts or agreements for executive compensation, severance, employment or retirement.

     2.5  Outstanding Options, Warrants or Other Rights. Except as set forth in
Schedule 2.5 hereto, none of the Selling Stockholders has outstanding any option, warrant or other right permitting or requiring him or others to purchase or convert any obligation into shares of Clear Springs Stock. There are no voting trusts or other agreements or understandings with respect to the voting of the shares of capital stock of Clear Springs and the shares of the capital stock of Clear Springs are not subject to any preemptive rights, rights of first refusal or similar rights.

     2.6 No Liquidation of the Selling Stockholders. The Selling Stockholders each represent that they have no present plan or intention to liquidate, or cause the liquidation of, the Selling Stockholders or to dispose of or cause the disposition of substantially all of its assets prior to the merger, or to dispose of or cause the disposition of substantially all of the assets formerly owned by the Selling Stockholders after the Merger.

                                   ARTICLE 3

                       REPRESENTATIONS AND WARRANTIES OF
                     CLEAR SPRINGS AND SELLING STOCKHOLDERS

     Each of the Selling Stockholders (with respect to matters relating to themselves and Clear Springs), and Clear Springs (with respect to matters relating to Clear Springs) represents and warrants to Fresh Juice and Merger Sub as follows:

     3.1 Organization Standing, etc. Clear Springs is a duly organized and validly existing corporation in good standing under the laws of the State of Florida, and has all requisite corporate power and authority to own, lease and operate its respective properties and assets and to carry on its respective business as now conducted and as proposed to be conducted. Clear Springs is duly qualified to do business in good standing as a foreign corporation in each jurisdiction in which the property owned, leased or operated by it or the nature of the business now conducted or proposed to be conducted by it makes such qualification necessary. Except as set forth on Schedule 3.1 hereto, Clear Springs has no subsidiaries or affiliates.

     3.2 Capitalization. Clear Springs has an authorized capitalization of 7,500 shares of common stock, .01 par value, of which 1,000 shares of common stock are issued and outstanding. There are 178.49848 treasury shares of Clear Springs common stock.

     3.3 Authorization. Clear Springs has all requisite corporate power and authority to execute and deliver this Agreement and to perform the transactions contemplated hereby. Clear Springs has taken all requisite corporate action to authorize the execution; delivery and performance of this Agreement and the transactions contemplated hereby. This Agreement is the legal, valid and binding obligation of Clear Springs, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium or other laws affecting the enforceability of creditors rights generally and that equitable remedies may be granted in the discretion of a court.

     3.4 Status of Securities. The shares of Clear Springs Stock presently issued and outstanding are duly authorized, validly issued, fully paid and nonassessable and free and clear of all liens, security interests, pledges, charges, claims and encumbrances of any kind.

     3.5 Articles of Incorporation and By-laws. Clear Springs has delivered to Fresh Juice a true, correct and complete copy of its Articles of Incorporation and a true, correct and complete copy of its By-laws, each of which contains all amendments thereto and have been certified by the Secretary of Clear Springs.

     3.6  Outstanding Options, Warrants and Other Rights. Except as set forth on
Schedule 3.6 hereto, Clear Springs does not have outstanding any option, warrant or other right permitting or requiring it or others to purchase or convert any obligation into shares of its capital stock and has not agreed to issue or sell any shares of such capital stock, except to Fresh Juice hereunder. Except as set forth on Schedule 3.6 hereto, there are no voting trusts or other agreements or understandings with respect to the voting of the shares of capital stock of Clear Springs, and the shares of the capital stock of Clear Springs are not subject to any preemptive rights, rights of first refusal or similar rights.

     3.7  Record Ownership.

     The Selling Stockholders are the sole record owners of all of the shares of Clear Springs Stock issued and outstanding. Duffy currently owns 212.457544 shares and the Bogen Group L.L.C. owns 609.0439754 shares. The Clear Springs Stock owned by the Selling Stockholders is owned free and clear of all liens, claims, charges and encumbrances of every kind.

     3.8 Financial Statements. Clear Springs has delivered to Fresh Juice (i) financial statements including the related notes thereto for its fiscal year ended December 31, 1995, (unaudited) containing the balance sheets of Clear Springs as of the end of such fiscal year, and the related statement of operations and retained earning; and (ii) (unaudited) internal financial statements for the months of January and February 1996, containing the corresponding balance sheets and related statements of operations and retained earnings. The foregoing financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated, are complete and correct, and fairly present the financial position and stockholders' equity of Clear Springs as of the date and for the respective periods indicated. Except as set forth on Schedule 3.8(a) hereto, the balance sheet as of February 29, 1996, makes full and adequate provision for all fixed and contingent obligations and liabilities of Clear Springs as of the date and for the periods indicated, and as of February 29, 1996, Clear Springs does not have any fixed obligations or liabilities not reflected in or adequately reserved against on such balance sheet as of February 29, 1996, or set forth in the Schedules to this Agreement. To the knowledge of Clear Springs and the Selling Stockholders, there is no basis for the assertion against Clear Springs of any liability or obligation not adequately reflected or reserved against in such financial statement or set forth in the Schedules to this Agreement; Clear Springs has no liabilities, fixed or contingent, which would adversely affect the conduct of the business of Clear Springs other than as reflected or reserved against in the balance sheet of Clear Springs as of February 29, 1996, or set forth in the Schedules to this Agreement.

     3.9 Certain Changes or Events. Except as set forth on Schedule 3.9 hereto, since February 29, 1996, Clear Springs has not:

          (i) experienced any change in its condition (financial or otherwise), properties, assets, liabilities, business, operations or prospects other than changes in the ordinary course of business which have not, individually or in the aggregate, had a material adverse effect on its properties, assets, business, operations or financial condition; provided, however, that Clear Springs has been unable to raise pricing on all accounts due to strong competition which has recently emerged for the same customer base.

          (ii) declared, set aside, made or paid any dividend or other distribution in respect of its capital stock or purchased or redeemed, directly or indirectly, any shares of its capital stock;

          (iii) issued or sold any shares of its capital stock of any class, or any options, warrants, conversion or other rights to purchase any such shares or any securities convertible into or exchangeable for such shares;

          (iv) incurred any indebtedness for borrowed money (except borrowings in the ordinary course of business not exceeding $10,000 in the aggregate) or issued or sold any debt securities;

          (v) mortgaged, pledged, or subjected to any lien, lease, security interest or other charge or encumbrance any of its properties or assets, tangible or intangible, except (i) liens for current taxes not due and payable or being contested in good faith by appropriate proceedings; (ii) liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen and the like; and (iii) encumbrances, easements and security interests which do not detract from the value or interfere with the use of the properties affected thereby;

          (vi) acquired or disposed of any assets or properties of material value except in the ordinary course of business;

          (vii) forgiven or canceled any debts or claims, or waived any rights, except in the ordinary course of business,

          (viii) entered into any material transaction other than in the ordinary course of business;

          (ix) granted to any officer or salaried employee or any class of other employees any increase in compensation in any form in excess of the amount thereof in effect as of December 31, 1995, or any severance or termination pay (other than in amounts consistent with past practices), or entered into any written employment agreement or arrangement with any person;

          (x) entered into, adopted or amended in any respect any collective bargaining agreement or adopted or amended any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, insurance or other similar plan, agreement, trust, fund or arrangement for the benefit of employees;

          (xi) suffered any damage, destruction or loss (whether or not covered by insurance) which materially adversely affects its condition (financial or otherwise), properties, assets, business, operations or prospects;

          (xii) suffered any strike or other labor trouble materially adversely affecting its business, operations or prospects;

          (xiii) suffered any loss of employees or customers that materially adversely affects or could materially adversely affect its business, operations or prospects; or

          (xiv) incurred any liability or obligation (fixed or contingent) except (A) liabilities and obligations in the ordinary course of business and (B) other liabilities and obligations not exceeding $10,000 in the aggregate.

     3.10 Title to Properties: Liens. Except as set forth on Schedule 3.10 hereto, Clear Springs has good and marketable title to, or valid and subsisting leasehold interests in, all of its properties and assets, real and personal, in each case free and clear of any mortgage, pledge, lien, lease, charge, encumbrance, conditional sale or other title retention agreement, except for the lien of taxes not yet due and payable or being contested in good faith by appropriate proceedings, and except for such imperfections of title and encumbrances, if any, as do not detract from the value, or interfere with the present use, its properties or assets subject thereto or affected thereby, or otherwise impair its business operations. Except as set forth on Schedule 3.10 hereto, there is not under any lease of real or personal property to which Clear Springs is a party any existing default or event of default or event which with notice or lapse of time or both would constitute a default or event of default.

     3.11  Adequacy of Patents and Other Rights. Except as set forth on Schedule
3.11 hereto, Clear Springs has all necessary patents, licenses, trademark, trade names, copyrights and other rights that are required to conduct its respective business substantially as now being conducted and as proposed to be conducted, and no other right, license or authorization of any kind whatsoever is required to so carry on its respective business. There is no infringement or claim of any adverse nature with respect to any patent, patent application, license, trademark, trade name, copyright or right in any thereof.

     3.12 Litigation. Except as set forth on Schedule 3.12 hereof, there are no actions, suits, proceedings or investigations pending or, to the knowledge of Clear Springs or the Selling Stockholders, threatened against or affecting Clear Springs, or the Selling Stockholders, at law or in equity, before any court, commission, board, bureau, agency, instrumentality or other governmental authority that may result in any material adverse effect upon the business, assets, liabilities, prospects or condition (financial or otherwise) of Clear Springs or which seems to prevent the consummation of any of the transactions contemplated by this Agreement. To the knowledge of Clear Springs or the Selling Stockholders, there are no claims that have not been asserted against Clear Springs or the Selling Stockholders that are probable of assertion.

     3.13 Accounts Receivable. Except as set forth on Schedule 3.13 hereto, the accounts receivable of Clear Springs as shown on its balance sheet at February 29, 1996, or thereafter acquired by them, are usual and normal receivables and, through the continuation of existing collection procedures, are collectible in the aggregate amounts thereof, after allowance for doubtful accounts in the amount of the reserve established therefor. To the knowledge of Clear Springs or the Selling Stockholders, such accounts receivable are subject to no valid defenses or offsets except routine customer complaints or warranty demands of an immaterial nature. An adequate reserve for doubtful accounts in the ordinary course of business has been established.

     3.14 Inventories. Except as set forth on Schedule 3.14 hereto, the inventories of Clear Springs, shown on its balance sheet at February 29, 1996, or thereafter acquired by it, consist of items of a quality and quantity usable or salable in the normal course of its business; the value of all items of obsolete materials and of materials of below standard quality has been written down to realizable market value or adequate reserves have been provided therefor; and the values at which such inventories are carried reflect the normal inventory valuation policies of Clear Springs.

     3.15 Consents, etc. Except as set forth on Schedule 3.15 hereto, Clear Springs is not required to obtain any consent, approval, permit or authorization of any person, including, without limitation, any governmental agency or regulatory authority, in connection with execution, delivery, lawful consummation and performance of this Agreement and the transactions contemplated thereby.

     3.16  Compliance with Other Instruments, etc. Except as set forth on
Schedule 3.16 hereto, the execution and delivery of this Agreement and the performance of the transactions contemplated hereby by Clear Springs or any of the Selling Stockholders does not and will not violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with or without due notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Clear Springs, under any provision of its Articles of Incorporation or by-laws, or any contract, mortgage, indenture, lien, license, permit, lease or other agreement or instrument, judgment, decree, ordinance, regulation or order or any other restriction of any other kind or character to which Clear Springs is a party or by which Clear Springs, or any of its properties, is bound or affected.

     3.17 Existing Contracts. Except as set forth on Schedule 3.17(a), all material contracts, agreements, leases, licenses and understandings to which Clear Springs is a party are in full force and effect and no default, or event which with notice or lapse of time or both would constitute a default, exists in respect thereof on the part of Clear Springs, or the other parties thereto. Except as set forth on Schedule 3.17(b) hereto, Clear Springs is not a party to and does not have any obligation, contingent or otherwise, under any (i) written or oral contract not made in the ordinary course of business in excess of $50,000; (ii) employment contract or contract with or for the benefit, directly or indirectly, of any officer, director, shareholder or partner other than Duffy; (iii) collective bargaining agreement with employees; (iv) bonus, pension, profit-sharing, retirement, stock purchase, hospitalization, insurance or other plan providing employee benefits; (v) lease with respect to any property, real or personal, whether as lessor or lessee other than its current corporate headquarters and warehouse; (vi) contract for the purchase of materials, supplies or equipment, or the provision by Clear Springs of goods or services, for an aggregate price in excess of $25,000; (vii) contract or commitment for capital expenditures in excess of $25,000 in the aggregate;
(viii) contract continuing over a period of more than one year from its date in excess of $50,000; (ix) mortgage, loan or credit agreement; (x) contract requiring consent to the transactions contemplated by this Agreement; (xi) guaranty of the obligations of any other person; or (xii) any other material contact, agreement or understanding.

     3.18 Undocumented Liabilities. Except as set forth in the financial statements referred to in Section 3.8 hereof and except for property owned by customers and stored upon the premises of Clear Springs for use in future orders of such customers, of which Clear Springs or the Selling Stockholders are aware, Clear Springs does not have any material liabilities, contingent or otherwise, that are not disclosed in such financial statements or set forth in the Schedules to this Agreement, including, without limitation, tax liabilities due or to become due, whether disputed or not, except such liabilities as have been incurred in the ordinary course of business.

     3.19 Taxes. Clear Springs has filed all tax returns which are required to be filed, and has paid all taxes which have become due, pursuant to such returns or pursuant to any assessment received by Clear Springs. Clear Springs has made adequate provision for all taxes due with respect to all periods as to which a return has not yet been filed. Except as provided in Schedule 3.19, there is no tax deficiency proposed or threatened against Clear Springs and no tax returns of Clear Springs are under examination or audit.

     3.20 Employee Matters. Clear Springs has withheld all amounts required by law or contract to be withheld from the wages or salaries of its employees and is not liable for any arrears or wages or any taxes or penalties for failure to comply with any of the foregoing or for payment to any trust or other fund compensation, social security or other benefits for employees. To its knowledge, Clear Springs has not engaged in any unfair labor practice or discriminated on the basis of race, age, sex or otherwise in its employment conditions or practices with respect to its employees. There are no unfair labor practice or race, age, sex or other discrimination complaints pending, or, to the knowledge of Clear Springs or the Selling Stockholders, threatened against Clear Springs by any employee, former or current, before any domestic (federal, state or local) or foreign board, department, commission or agency nor, to the knowledge of Clear Springs or the Selling Stockholders, does any basis therefore exists. Except as set forth on Schedule 3.20 hereto, there are no existing or, to the knowledge of Clear Springs or the Selling Stockholders, threatened, labor strike, disputes, grievances, controversies or other labor troubles affecting the business of Clear Springs. There are not pending or, to the knowledge of Clear Springs or the Selling Stockholders, threatened representation questions respecting any employees.

     3.21 Financial Statements. Clear Springs shall provide to Fresh Juice, when requested by Fresh Juice, such financial statements and information pertaining to Clear Springs as shall be necessary for Fresh Juice to satisfy any and all United State Securities and Exchange Commission disclosure requirements, such as filing of a Form 8-K, as may arise in connection with this Agreement and transactions contemplated thereby.

     3.22 Accounts Receivable. The accounts receivable of Clear Springs Juice Company, Inc. as shown on its balance sheet at February 29, 1996, or thereafter acquired by it, are usual and normal receivables and, through the continuation of existing collection procedures, are collectible in the aggregate amounts thereof. To the knowledge of Clear Springs, such accounts receivable are subject to no valid defenses or offsets except routine customer complaints of warranty demands of an immaterial nature. An adequate reserve for doubtful accounts in the ordinary course of business has been established.

     3.23  Miscellaneous. Clear Springs:

          (i) is in substantial compliance with all applicable federal, state and local statues, codes, ordinances, rules or regulation; has not received any notice of a material violation of any law, order, regulation or requirement relating to the operation of the business or the ownership of property;

          (ii) does not have, as of February 29, 1996, any unfunded costs or obligations in respect of employee benefit plans and does not have delinquent premiums on health, accident, disability or any other insured employee benefits;

          (iii) has not, since February 29, 1996, permitted any option to renew any lease or any option to purchase any property to expire unexercised, in whole or in part;

          (iv) does not have any safe deposit boxes, vault boxes or similar arrangements for the safekeeping of property or outstanding powers of attorney (other than appointments of statutory agents to receive service of process); and

          (v) except as set forth on Exhibit 3.23(v), has made no express warranty to any person or entity with respect to any product it manufactures or sells or has manufactured or sold and has not made or agreed to make any indemnification payment, or replacement with respect to any product warranty claim, except for the warranties and/or agreement(s) to indemnify or replace product of which true and correct copies have been delivered to Fresh Juice, the warranties applicable under the Uniform Commercial Code as in effect from time to time in the State of Florida or in any other state in which its products are sold and any other warranties under other state or federal laws.

     3.24 Accounting and Tax Matters. Neither Clear Springs nor any of its subsidiaries has taken or agreed to take any action or has any knowledge of any fact or circumstance that would prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of
Section 368 of the Internal Revenue Code of 1986, as amended.

     3.25 Insurance. Clear Springs maintains such policies of insurance in such coverage amounts and for such rights as are generally maintained by companies in the same industry with a similar sales and production volume. As of the date hereof, Clear Springs has not received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion. All pending material claims under such policies or bonds are disclosed in this Agreement or the Schedules hereto.

     3.26 Environmental Matters. Except as disclosed on Schedule 3.26 hereto, Clear Springs has not received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that Clear Springs (either directly or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) is responsible for the correction or clean-up of any condition material to the business, operations, assets or financial condition of Clear Springs. Except as disclosed on Schedule 3.26, Clear Springs have no knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any property owned or leased by Clear Springs in any manner that violates or, after the lapse of time may violate, any presently existing federal, state or local law or regulation governing or pertaining to such substances and materials.

     3.27 Collective Bargaining Agreement. Clear Springs is not now nor ever has been a party to or bound by any collective bargaining agreement or union contract which covers or covered its employees.

     3.28 No Right of Setoff. As of the date hereof, none of the Selling Stockholders is indebted to Clear Springs for any monies and Clear Springs has no right of setoff with respect to any amounts due to the Selling Stockholders from Clear Springs with the exception of that certain Promissory Note dated March 11, 1996, made by Clear Springs in favor of Duffy, a copy of which has been provided to Fresh Juice.

     3.29 No Liquidation of Clear Springs. Clear Springs, represents that it has no present plan or intention to liquidate, or cause the liquidation of, Clear Springs or to dispose of or cause the disposition of substantially all of its assets prior to the merger, or to dispose of or cause the disposition of substantially all of the assets formerly owned by Clear Springs after the merger.

                                   ARTICLE 4

                  REPRESENTATIONS AND WARRANTIES OF MERGER SUB

     Merger Sub hereby represents and warrants to Clear Springs as follows;

     4.1 Organization Standing, etc. Merger Sub is a duly organized and validly existing corporation in good standing under the laws of the State of Florida and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. Merger Sub is duly qualified to do business in good standing as a foreign corporation in each jurisdiction in which the property is owned, leased or operated by it or the nature of the business now conducted or proposed to be conducted by it makes such qualification necessary. Merger Sub has no subsidiaries.

     4.2 Capitalization. Merger Sub has an authorized capitalization of 1,000 shares of common stock, par value $.01 per share, of which 100 shares are issued and outstanding ("Merger Sub Stock"). There are no treasury shares of Merger Sub capital stock.

     4.3  Authorization: No Conflict.

     (a) Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and to perform the transactions contemplated hereby. Merger Sub has taken all requisite corporate action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby. This Agreement is the legal, valid and binding obligations of Merger Sub, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium or other laws affecting the enforceability of creditors rights generally and that equitable remedies may be granted in the discretion of a court.

     (b) Except as set forth in Schedule 4.3(b) hereto, the execution, delivery and performance of this Agreement and the documents, transactions and instruments contemplated hereby by Merger Sub do not and will not violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with or without due notice or lapse of time or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Merger Sub under any provision of its charter, by-laws or other corporate documents, or under any of the terms, conditions or provisions of any contract, note, bond, mortgage, indenture, deed of trust, license, lease, loan agreement, judgment, order, decree, statute, rule, regulation or other agreement, instrument or obligation to which Merger Sub is a party, or by which it or any of its properties or assets is bound or affected.

     4.4 Status of Securities. The shares of Merger Sub Stock outstanding are duly authorized, validly issued, fully paid and nonassessable and free and clear of all liens, security interests, pledges, charges, claims and encumbrances of any kind.

     4.5 Articles of Incorporation and By-laws. Merger Sub has delivered to Clear Springs a true, correct and complete copy of its Articles of Incorporation and a true, correct and complete copy of its By-laws, each of which contains all amendments thereto and has been certified by the Secretary of Merger Sub.

     4.6 Outstanding Options, Warrants or Other Rights. Merger Sub does not have outstanding any option, warrant or other right permitting or requiring it or others to purchase or convert any obligation into shares of capital stock of Merger Sub and has not agreed to issue or sell any shares of capital stock of Merger Sub. There are no voting trusts or other agreements or understandings with respect to the voting of the shares of capital stock of Merger Sub, and the shares of the capital stock of Merger Sub are not subject to any preemptive rights, rights of first refusal or similar rights.

     4.7 Record Ownership. Fresh Juice is the sole record owner of all of the shares of Merger Sub Stock issued and outstanding. The Merger Sub Stock owned by Fresh Juice is owned free and clear of all liens, claims, charges and encumbrances of every kind.

     4.8 Certain Changes or Events. Except as set forth in Schedule 4.8 or in the Fresh Juice Financial Statements (as defined in Section 5.7 hereof) since February 29, 1996, Merger Sub has not:

          (i) experienced any change in its condition (financial or otherwise), properties, assets, liabilities, business, operations or prospects other than changes in the ordinary course of business which have not, individually or in the aggregate, had a material adverse effect on its properties, assets, business, operations or financial condition;

          (ii) declared, set aside made or paid any dividend or other distribution in respect of its capital stock or purchased or redeemed, directly or indirectly, any shares of its capital stock; or

          (iii) issued or sold any shares of its capital stock of any class, or any options, warrants conversion or other rights to purchase any such shares or any securities convertible into or exchangeable for such shares.

          (iv) incurred any indebtedness for borrowed money (except borrowings in the ordinary course of business not exceeding $10,000 in the aggregate) or issued or sold any debt securities;

          (v) mortgaged, pledged, or subjected to any lien, lease, security interest or other charge or encumbrance any of its properties or assets, tangible or intangible, except (i) liens for current taxes not due and payable or being contested in good faith by appropriate proceedings; (ii) liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen and the like; and (iii) encumbrances, easements and security interests which do not detract from the value or interfere with the use of the properties affected thereby;

          (vi) acquired or disposed of any assets or properties of material value except in the ordinary course of business;

          (vii) forgiven or canceled any debts or claims, or waived any rights, except in the ordinary course of business,

          (viii) entered into any material transaction other than in the ordinary course of business;

          (ix) granted to any officer or salaried employee or any class of other employees any increase in compensation in any form in excess of the amount thereof in effect as of February 29, 1996, or any severance or termination pay (other than in amounts consistent with past practices), or entered into any written employment agreement or arrangement with any person;

          (x) entered into, adopted or amended in any respect any collective bargaining agreement or adopted or amended any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, insurance or other similar plan, agreement, trust, fund or arrangement for the benefit of employees (whether or not legally binding);

          (xi) suffered any damage, destruction or loss (whether or not covered by insurance) which materially adversely affects its condition (financial or otherwise), properties, assets, business, operations or prospects;

          (xii) suffered any strike or other labor trouble materially adversely affecting its business, operations or prospects;

          (xiii) suffered any loss of employees or customers that materially adversely affects or could materially adversely affect its business, operations or prospects; or

          (xiv) incurred any liability or obligation (fixed or contingent) except (A) liabilities and obligations in the ordinary course of business and (B) other liabilities and obligations not exceeding $10,000 in the aggregate.

     4.9 Title to Properties; Liens. Except as set forth in Schedule 4.9 attached hereto, Merger Sub has good and marketable title to, or valid and subsisting leasehold interests in, all of its properties and assets, real and personal, in each case free and clear of any mortgage, pledge, lien, lease, charge, encumbrance, conditional sale or other title retention agreement, except for the lien of taxes not yet due and payable or being contested in good faith by appropriate proceedings, and except for such imperfections of title and encumbrances, if any, as do not detract from the value, or interfere with the present use, of its properties or assets subject thereto or affected thereby, or otherwise impair their respective business operations. There is not under any lease of real or personal property to which Merger Sub is a party any existing default or event of default or event which with notice or lapse of time or both would constitute a default or event of default.

     4.10 Adequacy of Patents and Other Rights. Merger Sub has all necessary patents, licenses, trademarks, trade names, copyrights and other rights that are required to conduct business substantially as now being conducted and as proposed to be conducted, and no other right, license or authorization of any kind whatsoever is required to so carry on its business. There is no infringement or claim of any adverse nature with respect to any patent, patent application, license trademark, trade name, copyright or right in any thereof.

     4.11 Accounts Receivable. Except as set forth on Schedule 4.11 hereto, the accounts receivable of Merger Sub as shown on its balance sheet at February 29, 1996, or thereafter acquired by it, are usual and normal receivables and, through the continuation of existing collection procedures, are collectible in the aggregate amounts thereof, after allowance for doubtful accounts in the amount of the reserve established therefor. To the knowledge of Merger Sub, such accounts receivable are subject to no valid defenses or offsets except routine customer complaints or warranty demands of an immaterial nature. An adequate reserve for doubtful accounts in the ordinary course of business has been established.

     4.12 Inventories. Except as set forth on Schedule 4.12 hereto, the inventories of Merger Sub, shown on its balance sheet at February 29, 1996, or thereafter acquired by them, consist of items of a quality and quantity usable or salable in the normal course of its business; the value of all items of obsolete materials and of materials of below standard quality has been written down to realizable market value or adequate reserves have been provided therefor; and the values at which such inventories are carried reflect the normal inventory valuation policies of Merger Sub.

     4.13 Litigation, etc. Except as set forth in Schedule 4.13 or as disclosed in the Fresh Juice Financial Statements, there are no actions, suits, proceedings or investigations pending or, to the knowledge of Merger Sub, threatened against or affecting Merger Sub, at law or in equity before any court, commission, board, bureau, agency, instrumentality or other governmental authority that may result in any material adverse effect upon the business, assets, liabilities, prospects or condition (financial or otherwise) of Merger Sub or which seems to prevent the consummation of any of the transactions contemplated by this Agreement. To the knowledge of Merger Sub, there are no claims that have not been asserted against it that are probable of assertion.

     4.14 Consents, etc. Except as set forth in Schedule 4.14 hereof, Merger Sub is not required to obtain any consent, approval, permit or authorization of any person, including, without limitation, any governmental agency or regulatory authority, in connection with the execution, delivery, lawful consummation and performance of this Agreement and the transactions contemplated thereby, or the consummation of the transactions contemplated hereby or thereby.

     4.15 Existing Contracts. Except as set forth in the Fresh Juice Financial Statement and in Schedule 4.15 hereof, all material contracts, agreements, leases, licenses and understandings to which Merger Sub is a party are in full force and effect and no default, or event which with notice or lapse of time or both would constitute a default, exists in respect thereof on the part of Merger Sub, or the other parties thereto. Except as set forth on Schedule 4.15 hereto, Merger Sub is not a party to and does not have any obligation, contingent or otherwise, under any (i) written or oral contract not made in the ordinary course of business in excess of $50,000; (ii) employment contract or contract with or for the benefit, directly or indirectly, of any officer, director, shareholder or partner; (iii) collective bargaining agreement with employees;
(iv) bonus, pension, profit-sharing, retirement, stock purchase, hospitalization, insurance or other plan providing employee benefits; (v) lease with respect to any property, real or personal, whether as lessor or lessee other than its current corporate headquarters and warehouse; (vi) contract for the purchase of materials, supplies or equipment, or the provision by Merger Sub of goods or services, for an aggregate price in excess of $25,000; (vii) contract or commitment for capital expenditures in excess of $25,000 in the aggregate; (viii) contract continuing over a period of more than one year from its date in excess of $50,000; (ix) mortgage, loan or credit agreement; (x) contract requiring consent to the transactions contemplated by this Agreement;
(xi) guaranty of the obligations of any other person; or (xii) any other material contact, agreement or understanding.

     4.16 Undocumented Liabilities. Except as set forth in the Fresh Juice Financial Statements and except for property owned by customers and stored upon the premises of Merger Sub for use in future orders of such customers, of which Merger Sub is aware, Merger Sub does not have any liabilities, contingent or otherwise, that are not disclosed in the Merger Sub Financial Statements, including, without limitation, tax liabilities due or to become due, whether disputed or not, except such liabilities as have been incurred in the ordinary course of business.

     4.17 Taxes. Merger Sub has filed all tax returns which are required to be filed, and has paid all taxes which have become due, pursuant to such returns or pursuant to any assessment received by Merger Sub. Merger Sub has made adequate provision for all taxes due with respect to all periods as to which a return has not yet been filed. There is no tax deficiency proposed or threatened against Merger Sub and no tax returns of Merger Sub are under examination or audit.

     4.18 Employee Matters. Merger Sub has withheld all amounts required by law or contract to be withheld from the wages or salaries of its employees and is not liable for any arrears or wages or any taxes or penalties for failure to comply with any of the foregoing or for payment to any trust or other fund compensation, social security or other benefits for employees. To its knowledge, Merger Sub has not engaged in any unfair labor practice or discriminated on the basis of race, age, sex or otherwise in its employment conditions or practices with respect to its employees. There are no unfair labor practice or race, age, sex or other discrimination complaints pending, or, to the knowledge of Merger Sub, threatened against Merger Sub Springs by any employee before any domestic (federal, state or local) or foreign board, department, commission or agency nor, to the knowledge of Merger Sub, does any basis therefore exist. There are no existing or, to the knowledge of Merger Sub threatened, labor strikes, disputes, grievances, controversies or other labor troubles affecting the business of Merger Sub. There are not pending or, to the knowledge of Merger Sub, threatened representation questions respecting any employees.

     4.19 Miscellaneous. Except as set forth in Schedule 4.19 and in the Fresh Juice Financial Statements, Merger Sub:

          (i) is in substantial compliance with all applicable federal, state and local statutes, codes, ordinances, rules or regulations; Merger Sub has not received any notice of violation of any law, order, regulation or requirements relating to the operation of its business or the ownership of its property;

          (ii) does not have, as of February 29, 1996, any unfunded costs or obligations in respect of employee benefit plans and does not have unpaid premiums on health, accident, disability or any other insured employee benefits;

          (iii) has not, since February 29, 1996, permitted any option to renew any lease or any option to purchase any property to expire unexercised, in whole or in part;

          (iv) has made no express warranty to any person or entity with respect to any product it manufactures or sells or has manufactured or sold and has not made or agreed to make any indemnification payment, or replacement with respect to any product warranty claim, except for the warranties of which true and correct copies have been delivered to Clear Springs and the warranties applicable under the Uniform Commercial Code as in effect from time to time in the State of Florida.

     4.20 Collective Bargaining Agreement. Merger Sub is not now nor ever has been a party to or bound by any collective bargaining agreement or union contact which covers or covered its employees.

     4.21 Accounts Receivable. Except as set forth on Schedule 4.21 hereto, the accounts receivable of Merger Sub as shown on its balance sheet at February 29, 1996, or thereafter acquired by it, are usual and normal receivables and, through the continuation of existing collection procedures, are collectible in the aggregate amounts thereof, after allowance for doubtful accounts in the amount of the reserve established therefor. To the knowledge of Merger Sub, such accounts receivable are subject to no valid defenses or offsets except routine customer complaints of warranty demands of an immaterial nature. An adequate reserve for doubtful accounts in the ordinary course of business has been established.

     4.22 Tax-Free Reorganization. Merger Sub has not taken nor agreed to take any action nor has knowledge of any fact or circumstance that would prevent the Merger transaction contemplated herein from qualifying as a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

     4.23 No Right of Setoff. As of the date hereof, none of the Selling Stockholders is indebted to Merger Sub for any monies and Merger Sub has no right of setoff with respect to any amounts due to the Selling Stockholders from Merger Sub.

     4.24 Insurance. Merger Sub maintains such policies of insurance in such coverage amounts and for such risks as are generally maintained by companies in the same industry with similar sales volume. As of the date hereof, Merger Sub has not received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion. All pending material claims under such policies or bonds are disclosed in this Agreement or the Schedules hereto.

     4.25 Environmental Matters. Except as disclosed on Schedule 4.25 hereto, Merger Sub has not received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that

Merger Sub (either directly or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) is responsible for the correction or clean-up of any condition material to the business, operations, assets or financial condition of Merger Sub. Except as disclosed on Schedule 4.25, Merger Sub has no knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any property owned or leased by Merger Sub in any manner that violates or, after the lapse of time may violate, any presently existing federal, state or local law or regulation governing or pertaining to such substances and materials.

     4.26 No Liquidation of Assets. Merger Sub, represents that it has no present plan or intention to liquidate, or cause the liquidation of, Clear Springs or to dispose of or cause the disposition of substantially all of its assets prior to the merger, or to dispose of or cause the disposition of substantially all of the assets formerly owned by Clear Springs after the merger.

                                   ARTICLE 5

                 REPRESENTATIONS AND WARRANTIES OF FRESH JUICE

     Fresh Juice represents and warrants to each of the Selling Stockholders and Clear Springs as follows:

     5.1 Organization Standing, etc. Fresh Juice is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted and to execute and deliver this Agreement and to perform the transactions contemplated hereby and its obligations hereunder. Fresh Juice is duly qualified to do business in good standing as a foreign corporation in each jurisdiction in which the property owned, leased or operated by it or the nature of the business now conducted or proposed to be conducted by it makes such qualification necessary. Except as set forth on Schedule 5.1 hereto, Fresh Juice has no subsidiaries or affiliates.

     5.2 Capitalization. Fresh Juice has an authorized capitalization of 5,200,000 shares of capital stock, consisting of 5,000,000 shares of Fresh Juice Common and 200,000 shares of series preferred stock, par value $10 per share; there are 3,550,062 shares of Fresh Juice Common issued and outstanding and there are no shares of such preferred stock issued and outstanding. All such shares of issued and outstanding Fresh Juice Common have been duly authorized, validly issued and are fully paid and non-assessable. There are 200,000 treasury shares of Fresh Juice Common.

     5.3 Authorization. Fresh Juice has all requisite corporate power and authority to execute and deliver this Agreement and to perform the transactions contemplated hereby. Fresh Juice has taken all requisite corporate action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby. This Agreement is the legal, valid and binding obligations of Fresh Juice, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium or other laws affecting the enforceability of creditors rights generally and that equitable remedies may be granted in the discretion of a court.

     5.4 Status of Securities. The shares of Fresh Juice Common to be issued and delivered to the Selling Stockholders pursuant to this Agreement shall be, as of the Effective Time, duly authorized, validly issued, fully paid and nonassessable and free and clear of all liens, security interests, pledges, charges, claims and encumbrances of any kind.

     5.5 Articles of Incorporation and By-laws. Fresh Juice has delivered to Clear Springs a true, correct and complete copy of its Articles of Incorporation and a true, correct and complete copy of its By-laws, each of which contains all amendments thereto and have been certified by the Secretary of Fresh Juice.

     5.6 Outstanding Options, Warrants or Other Rights. Except as set forth in
Schedule 5.6 hereto, Fresh Juice does not have outstanding any option, warrant of other right permitting or requiring it or others to purchase or convert any obligation into shares of its capital stock and has not agreed to issue or sell any shares of such capital stock; except as provided for herein other than the Stockholders Agreement between Steve Smith and Steven Bogen dated as of the date hereof. Other than the Voting Agreement, dated as of the date hereof, among Craig Lessner, Fresh Juice and the Stockholders named herein. There are no voting trusts or other agreements or understandings with respect to the voting of the shares of capital stock of Fresh Juice, and the shares of the capital stock of Fresh Juice are not subject to any preemptive rights, rights of first refusal or similar rights.

     5.7 Fresh Juice Financial Statements. Fresh Juice has delivered to Clear Springs and the Selling Stockholders (i) its Annual Report on Form 10-KSB for the fiscal year ended November 30, 1995, as filed with the Securities Exchange Commission ("Fresh Juice Form 10-KSB"); and (ii) its internal monthly financial statements for the quarter ended February 27, 1996 (collectively, the "Fresh Juice Financial Statements"). The foregoing financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated, are complete and correct, and fairly present the financial position and stockholder's equity of Fresh Juice as of the date and for the respective periods indicated. Except as set forth on Schedule 5.7 hereto, the balance sheet as of November 30, 1995 and February 29, 1996, makes full and adequate provision for all fixed and contingent obligations and liabilities of Fresh Juice as of the date and for the periods indicated, and as of February 29, 1996, Fresh Juice does not have any fixed obligations or liabilities not reflected in or adequately reserved against on such balance sheet as of February 29, 1996, or set forth in the Schedules to this Agreement. To the knowledge of Fresh Juice, there is no basis for the assertion against Fresh Juice of any liability or obligation not adequately reflected or reserved against in such financial statements or set forth in the Schedules to this Agreement; Fresh Juice has no liabilities, fixed or contingent, which would adversely affect the conduct of the business of Fresh Juice other than as reflected or reserved against in the balance sheet of Fresh Juice as of February 29, 1996, or set forth in the Schedules to this Agreement.

     5.8 Certain Changes or Events. Except as set forth in Schedule 5.8 hereto or in the Fresh Juice Financial Statements since February 29, 1996, Fresh Juice has not:

          (i) experienced any change in its condition (financial or otherwise), properties, assets, liabilities, business, operations or prospects other than changes in the ordinary course of business which have not, individually or in the aggregate, had a material adverse effect on its properties, assets, business, operations or financial condition;

          (ii) declared, set aside made or paid any dividend or other distribution in respect of its capital stock or purchased or redeemed, directly or indirectly, any shares of its capital stock; or

          (iii) issued or sold any shares of its capital stock of any class, or any options, warrants conversion or other rights to purchase any such shares or any securities convertible into or exchangeable for such shares.

          (iv) incurred any indebtedness for borrowed money (except borrowings in the ordinary course of business not exceeding $10,000 in the aggregate) or issued or sold any debt securities;

          (v) mortgaged, pledged, or subjected to any lien, lease, security interest or other charge or encumbrance any of its properties or assets, tangible or intangible, except (i) liens for current taxes not due and payable or being contested in good faith by appropriate proceedings; (ii) liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen and the like; and (iii) encumbrances, easements and security interests which do not detract from the value or interfere with the use of the properties affected thereby;

          (vi) acquired or disposed of any assets or properties of material value except in the ordinary course of business;

          (vii) forgiven or canceled any debts or claims, or waived any rights, except in the ordinary course of business,

          (viii) entered into any material transaction other than in the ordinary course of business;

          (ix) granted to any officer or salaried employee or any class of other employees any increase in compensation in any form in excess of the amount thereof in effect as of February 29, 1996, or any severance or termination pay (other than in amounts consistent with past practices), or entered into any written employment agreement or arrangement with any person;

          (x) entered into, adopted or amended in any respect any collective bargaining agreement or adopted or amended any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, insurance or other similar plan, agreement, trust, fund or arrangement for the benefit of employees (whether or not legally binding);

          (xi) suffered any damage, destruction or loss (whether or not covered by insurance) which materially adversely affects its condition (financial or otherwise), properties, assets, business, operations or prospects;

          (xii) suffered any strike or other labor trouble materially adversely affecting its business, operations or prospects;

          (xiii) suffered any loss of employees or customers that materially adversely affects or could materially adversely affect its business, operations or prospects; or

          (xiv) incurred any liability or obligation (fixed or contingent) except (A) liabilities and obligations in the ordinary course of business and (B) other liabilities and obligations not exceeding $10,000 in the aggregate.

     5.9 Title to Properties; Liens. Except as set forth in Schedule 5.9 attached hereto, Fresh Juice has good and marketable title to, or valid and subsisting leasehold interests in, all of its properties and assets, real and personal, in each case free and clear of any mortgage, pledge, lien, lease, charge, encumbrance, conditional sale or other title retention agreement, except for the lien of taxes not yet due and payable or being contested in good faith by appropriate proceedings, and except for such imperfections of title and encumbrances, if any, as do not detract from the value, or interfere with the present use, of its properties or assets subject thereto or affected thereby, or otherwise impair their respective business operations. There is not under any lease of real or personal property to which Fresh Juice is a party any existing default or event of default or event which with notice or lapse of time or both would constitute a default or event of default.

     5.10 Adequacy of Patents and Other Rights. Fresh Juice has all necessary patents, licenses, trademarks, trade names, copyrights and other rights that are required to conduct business substantially as now being conducted and as proposed to be conducted, and no other right, license or authorization of any kind whatsoever is required to so carry on its business. There is no infringement or claim of any adverse nature with respect to any patent, patent application, license trademark, trade name, copyright or right in any thereof.

     5.11 Accounts Receivable. Except as set forth on Schedule 5.11 hereto, the accounts receivable of Fresh Juice as shown on its balance sheet at February 29, 1996, or thereafter acquired by it, are usual and normal receivables and, through the continuation of existing collection procedures, are collectible in the aggregate amounts thereof, after allowance for doubtful accounts in the amount of the reserve established therefor. To the knowledge of Fresh Juice, such accounts receivable are subject to no valid defenses or offsets except routine customer complaints or warranty demands of an immaterial nature. An adequate reserve for doubtful accounts in the ordinary course of business has been established.

     5.12 Inventories. Except as set forth on Schedule 5.12 hereto or in the Fresh Juice Financial Statements, the inventories of Fresh Juice, shown on its balance sheet at February 29, 1996, or thereafter acquired by them, consist of items of a quality and quantity usable or salable in the normal course of its business; the value of all items of obsolete materials and of materials of below standard quality has been written down to realizable market value or adequate reserves have been provided therefor; and the values at which such inventories are carried reflect the normal inventory valuation policies of Fresh Juice.

     5.13 Litigation, etc. Except as set forth in Schedule 5.13 or as disclosed in the Fresh Juice Financial Statements, there are no actions, suits, proceedings or investigations pending or, to the knowledge of Fresh Juice, threatened against or affecting Fresh Juice, at law or in equity before any court, commission, board, bureau, agency, instrumentality or other governmental authority that may result in any material adverse effect upon the business, assets, liabilities, prospects or condition (financial or otherwise) of Fresh Juice or which seems to prevent the consummation of any of the transactions contemplated by this Agreement. To the knowledge of Fresh Juice, there are no claims that have not been asserted against it that are probable of assertion.

     5.14 Consents, etc. Except as set forth in Schedule 5.14 hereto, Fresh Juice is not required to obtain any consent, approval, permit or authorization of any person, including, without limitation, any governmental agency or regulatory authority, in connection with the execution, delivery, lawful consummation and performance of this Agreement and the transactions contemplated thereby, or the consummation of the transactions contemplated hereby or thereby.

     5.15  Compliance with Other Instruments, etc. Except as set forth in
Schedule 5.15 hereto, the execution, delivery and performance of this Agreement by Fresh Juice does not and will not violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with or without due notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Fresh Juice, under any provision of its charter or by-laws, or any contract, mortgage, indenture, lien, license, permit, lease or other agreement or instrument, judgment, decree, ordinance, regulation or order or any other restriction of any other kind or character to which Fresh Juice is a party or by which Fresh Juice or any of its properties, is bound or affected.

     5.16 Existing Contracts. Except as set forth in the Fresh Juice Form 10-KSB and on Schedule 5.16(a), all material contracts, agreements, leases, licenses and understandings to which Fresh Juice is a party are in full force and effect and no default, or event which with notice or lapse of time or both would constitute a default, exists in respect thereof on the part of Fresh Juice, or the other parties thereto. Except as set forth on Schedule 5.16(b) hereto, Fresh Juice is not a party to and does not have any obligation, contingent or otherwise, under any (i) written or oral contract not made in the ordinary course of business in excess of $50,000; (ii) employment contract or contract with or for the benefit, directly or indirectly, of any officer, director, shareholder or partner other than Smith; (iii) collective bargaining agreement with employees; (iv) bonus, pension, profit-sharing, retirement, stock purchase, hospitalization, insurance or other plan providing employee benefits;
(v) lease with respect to any property, real or personal, whether as lessor or lessee other than its current corporate headquarters and warehouse; (vi) contract for the purchase of materials, supplies or equipment, or the provision by Fresh Juice of goods or services, for an aggregate price in excess of $25,000; (vii) contract or commitment for capital expenditures in excess of $25,000 in the aggregate; (viii) contract continuing over a period of more than one year from its date in excess of $50,000; (ix) mortgage, loan or credit agreement; (x) contract requiring consent to the transactions contemplated by this Agreement; (xi) guaranty of the obligations of any other person; or (xii) any other material contact, agreement or understanding.

     5.17 Undocumented Liabilities. Except as set forth in the financial statements referred to in Section 5.7 hereof and except for property owned by customers and stored upon the premises of Fresh Juice for use in future orders of such customers, of which Fresh Juice is aware, Fresh Juice does not have any liabilities, contingent or otherwise, that are not disclosed in the Fresh Juice Financial Statements, including, without limitation, tax liabilities due or to become due, whether disputed or not, except such liabilities as have been incurred in the ordinary course of business.

     5.18 Taxes. Fresh Juice has filed all tax returns which are required to be filed, and has paid all taxes which have become due, pursuant to such returns or pursuant to any assessment received by Fresh Juice. Fresh Juice has made adequate provision for all taxes due with respect to all periods as to which a return has not yet been filed. There is no tax deficiency proposed or threatened against Fresh Juice and no tax returns of Fresh Juice are under examination or audit.

     5.19 Employee Matters. Fresh Juice has withheld all amounts required by law or contract to be withheld from the wages or salaries of its employees and is not liable for any arrears or wages or any taxes or penalties for failure to comply with any of the foregoing or for payment to any trust or other fund compensation, social security or other benefits for employees. To its knowledge, Fresh Juice has not engaged in any unfair labor practice or discriminated on the basis of race, age, sex or otherwise in its employment conditions or practices with respect to its employees. There are no unfair labor practice or race, age, sex or other discrimination complaints pending, or, to the knowledge of Fresh Juice, threatened against Fresh Juice by any employee before any domestic (federal, state or local) or foreign board, department, commission or agency nor, to the knowledge of Fresh Juice, does any basis therefore exist. There are no existing or, to the knowledge of Fresh Juice threatened, labor strikes, disputes, grievances, controversies or other labor troubles affecting the business of Fresh Juice. There are not pending or, to the knowledge of Fresh Juice, threatened representation questions respecting any employees.

     5.20  Miscellaneous. Fresh Juice:

          (i) is in substantial compliance with all applicable federal, state and local statutes, codes, ordinances, rules or regulations; Fresh Juice has not received any notice of violation of any law, order, regulation or requirements relating to the operation of its business or the ownership of its property;

          (ii) does not have, as of February 29, 1996, any unfunded costs or obligations in respect of employee benefit plans and does not have unpaid premiums on health, accident, disability or any other insured employee benefits;

          (iii) has not, since February 29, 1996, permitted any option to renew any lease or any option to purchase any property to expire unexercised, in whole or in part;

          (iv) has made no express warranty to any person or entity with respect to any product it manufactures or sells or has manufactured or sold and has not made or agreed to make any indemnification payment, or replacement with respect to any product warranty claim, except for the warranties of which true and correct copies have been delivered to Clear Springs and the warranties applicable under the Uniform Commercial Code as in effect from time to time in the State of New York.

     5.21 Collective Bargaining Agreement. Fresh Juice is not now nor ever has been a party to or bound by any collective bargaining agreement or union contact which covers or covered its employees.

     5.22 Tax-Free Reorganization. Neither Fresh Juice or any of its subsidiaries has taken or agreed to take any action or has knowledge of any fact or circumstance that would prevent the Merger transaction contemplated herein from qualifying as a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

     5.23 No Right of Setoff. As of the date hereof, none of the Selling Stockholders is indebted to Fresh Juice for any monies and Fresh Juice has no right of setoff with respect to any amounts due to the Selling Stockholders from Fresh Juice.

     5.24 SEC Documents. Fresh Juice has made available to Clear Springs (or, with respect to documents filed subsequent to the date of this Agreement, will make available to Clear Springs) a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Fresh Juice with the SEC since January 1, 1993 (such documents, as amended since the time of their filing, being referred to herein as the "Fresh Juice SEC Documents"), which are all the documents (other than preliminary material) that Fresh Juice was required to file with the SEC since such date. As of their respective dates, the Fresh Juice SEC Documents complied or will comply in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the SEC thereunder applicable to such Fresh Juice SEC Documents, and none of the Fresh Juice SEC Documents contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that disclosures as of a later date shall be deemed to modify disclosures of an earlier date. The financial statements of Fresh Juice included in the Fresh Juice SEC Documents filed and to be filed subsequent to November 30, 1995, comply and will comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC and with respect thereto, have been and will be prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present and will fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the consolidated financial position of Fresh Juice as at the dates thereof and the consolidated results of its operations and cash flows or changes in financial position for the periods then ended.

     5.25 Insurance. Fresh Juice maintains such policies of insurance in such coverage amounts and for such risks as are generally maintained by companies in the same industry with similar sales volume. As of the date hereof, neither Fresh Juice nor any of its Subsidiaries has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion. All pending material claims under such policies or bonds are disclosed in this Agreement or the Schedules hereto.

     5.26 Environmental Matters. Except as disclosed on Schedule 5.26 hereto neither Fresh Juice nor any of its Subsidiaries has received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that Fresh Juice or any of its Subsidiaries (either directly or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) is responsible for the correction or clean-up of any condition material to the business, operations, assets or financial condition of Fresh Juice or its Subsidiaries. Except as disclosed on Schedule 5.26, Fresh Juice has no knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any property owned or leased by Fresh Juice or any of its Subsidiaries in any manner that violates or, after the lapse of time may violate, any presently existing federal, state or local law or regulation governing or pertaining to such substances and materials.

     5.27 No Liquidation of Assets. Fresh Juice, represents that it has no present plan or intention to liquidate, or cause the liquidation of, Clear Springs or to dispose of or cause the disposition of substantially all of its assets prior to the merger, or to dispose of or cause the disposition of substantially all of the assets formerly owned by Clear Springs after the Merger.

                                   ARTICLE 6

               CONDITIONS TO BE SATISFIED AT OR PRIOR TO CLOSING

     6.1 Unless otherwise waived by Fresh Juice and Merger Sub, the following conditions shall be fulfilled by Clear Springs and/or the Selling Stockholders on or before the Closing Date:

          (a) Resignation of Officers of Clear Springs. Fresh Juice shall have received, in writing, the resignations, effective as of the Closing Date, of the following directors or officers of Clear Springs which individuals constitute all of Clear Spring's directors and officers:

             (i) President, Brian Duffy

             (ii) Secretary and Treasurer, Steven Bogen

          (b) Permits, Approvals, Litigation, etc. Clear Springs and the Selling Stockholders shall have obtained, in form and substance reasonably satisfactory to Fresh Juice and its counsel, all consents, permits, releases and waivers from third parties that may be required in connection with the performance of their respective obligations under this Agreement and the consummation of the transactions contemplated hereby.

          (c) Accuracy of Representations and Warranties and Performance of Obligations. Clear Springs and the Selling Stockholders shall have each executed and delivered to Fresh Juice and Merger Sub a certificate in which they certify that (i) all representations and warranties of Clear Springs and the Selling Stockholders contained in this Agreement are true and accurate as of the Closing Date; and (ii) the Selling Stockholders and Clear Springs have duly observed all covenants and duly performed all obligations to be observed or performed by them under the Agreement on or before the Closing Date.

          (d) Merger. All requirements of law necessary to effect the Merger shall have been completed, other than the filing of the appropriate Certificates of Merger with the Secretary of State's office for each of the State of Delaware and Florida.

          (e) No Violation of Law, etc. There shall be no law and no order shall have been entered and not vacated by a court of competent jurisdiction which enjoins, restrains, makes illegal or otherwise prohibits consummation of the transactions contemplated by this Agreement.

          (f) Delivery of Clear Springs Stock/ or Cancellation. The Selling Stockholders shall deliver to Fresh Juice certificates representing the shares of Clear Springs Stock set forth in Schedule 3.7 marked for cancellation.

     6.2 Unless otherwise waived by Clear Springs and the Selling Stockholders, the following conditions shall be fulfilled by Fresh Juice and/or Merger Sub on or before the Closing Date:

          (a) Permits, Approvals, Litigation, etc. Fresh Juice and Merger Sub shall have obtained, in form and substance reasonably satisfactory to Clear Springs and its counsel, all consents, permits, releases and waivers from third parties that may be required in connection with the performance of their respective obligations under this Agreement.

          (b) Accuracy of Representations and Warranties and Performance of Obligations. Fresh Juice and Merger Sub shall each have executed and delivered to Clear Springs and the Selling Stockholders a certificate in which they each certify that (i) all the representations and warranties of Fresh Juice and Merger Sub contained in this Agreement are true and accurate as of the Closing Date; and (ii) Fresh Juice and Merger Sub have duly observed all covenants and duly performed all obligations to be observed or performed by them hereunder on or before the Closing Date.

          (c) Increase of Authorized Shares of Fresh Juice Common. The Stockholders of Fresh Juice shall affirmatively vote to amend the Certificate of Incorporation of Fresh Juice to increase the number of authorized shares of Fresh Juice from 5,000,000 Fresh Juice Common and 200,000 preferred to 20,000,000 shares of common stock and 7,000,000 shares of preferred stock.

          (d) Delivery of Fresh Juice Common Certificates. MacromediaFresh Juice shall have delivered to the Selling Stockholders the stock certificates evidencing The Fresh Juice Common described in Section 1.6(b)(ii).

                                   ARTICLE 7

                                   COVENANTS

     7.1 Covenants of Fresh Juice. If permitted by applicable federal and state law, Fresh Juice shall account for and treat the Merger for tax purposes as a tax-free reorganization pursuant to Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended.

     7.2 Interim Period Covenants of Clear Springs. Except as expressly contemplated by this Agreement or except as set forth on Schedule 7.2 or except with the express prior written approval of Fresh Juice and Merger Sub, which shall not be unreasonably withheld, Clear Springs shall not:

          (i) amend its charter or by-laws;

          (ii) issue or agree to issue (by the issuance or granting of options, warrants or rights to purchase stock or otherwise) any shares of capital stock, any securities exchangeable for or convertible into its capital stock, or any other securities;

          (iii) split, combine or reclassify any shares of its capital stock or declare, set aside or pay any dividends or make any other distributions (whether in cash, stock or other property) in respect of its capital stock or purchase or redeem any of its capital stock;

          (iv) except as contemplated by Schedule 7.2, enter into any contract, agreement, undertaking or commitment, or take any other action which would have been required to be set forth in Schedule 7.2 if taken or in effect on the date hereof;

          (v) delay payment of any account payable or other liability in excess of $15,000 individually, or $40,000 in the aggregate, beyond its due date or the date when such liability would have been paid in the ordinary course of business consistent with past practice;

          (vi) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof, or make any investment, either by purchase of stock or securities or contribution of capital in an other entity or person;

          (vii) except for prior obligations disclosed on any Schedule hereto, increase the compensation or benefits, payable or to become payable to any directors, officers or employees after the date hereof or take any action with respect to the grant or increase of severance or termination pay payable after the date hereof;

          (viii) except as required by law or the terms thereof, institute any increase in or otherwise amend any profit sharing, incentive, deferred compensation, insurance, retirement, medical, disability, welfare or other employee benefit plan, agreement, trust or fund;

          (ix) enter into any contract for the purchase or sale of real estate;

          (x) enter into any lease that involves payment by Clear Springs in excess of $25,000 individually, or $75,000 in the aggregate, in any year or that has a duration in excess of three years;

          (xi) enter into any negotiation or transaction relating to the merger or consolidation of, the sale of any shares of capital stock of, Clear Springs, or the sale, lease or other disposition of any substantial portion of the properties or business of Clear Springs;

          (xii) make any material changes in the commissions or other incentives payable to its sales staff;

          (xiii) pay any salary to Steven Bogen or Daniel Petry without the approval of the Fresh Juice Board of Directors.

          (xiv) agree or commit to do or authorize any of the foregoing.

     7.3 Interim Period Covenants of Fresh Juice and Merger Sub. Except as expressly contemplated by this Agreement or except as set forth on Schedule 7.3 or except with the express prior written approval of Clear Springs, which shall not be unreasonably withheld, Fresh Juice and Merger Sub each shall not:

          (i) amend its charter or by-laws;

          (ii) issue or agree to issue (by the issuance or granting of options, warrants or rights to purchase stock or otherwise) any shares of capital stock, any securities exchangeable for or convertible into its capital stock, or any other securities;

          (iii) split, combine or reclassify any shares of its capital stock or declare, set aside or pay any dividends or make any other distributions (whether in cash, stock or other property) in respect of its capital stock or purchase or redeem any of its capital stock;

          (iv) enter into any contract, agreement, undertaking or commitment, or take any other action which would have been required to be set forth in
     Schedule 7.3 if taken or in effect on the date hereof;

          (v) delay payment of any account payable or other liability in excess of $15,000 individually, or $40,000 in the aggregate, beyond its due date or the date when such liability would have been paid in the ordinary course of business consistent with past practice;

          (vi) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof, or make any investment, either by purchase of stock or securities or contribution of capital in an other entity or person;

          (vii) except for prior obligations disclosed on any Schedule hereto, increase the compensation or benefits, payable or to become payable to any directors, officers or employees after the date hereof or take any action with respect to the grant or increase of severance or termination pay payable after the date hereof;

          (viii) except as required by law or the terms thereof, institute any increase in or otherwise amend any profit sharing, incentive, deferred compensation, insurance, retirement, medical, disability, welfare or other employee benefit plan, agreement, trust or fund;

          (ix) enter into any contract for the purchase or sale of real estate;

          (x) enter into any lease that involves payment by Fresh Juice or Merger Sub in excess of $25,000 individually, or $75,000 in the aggregate, in any year or that has a duration in excess of three years;

          (xi) enter into any negotiation or transaction relating to the merger or consolidation of, the sale of any shares of capital stock of, Fresh Juice or Merger Sub, or the sale, lease or other disposition of any substantial portion of the properties or business of Fresh Juice or Merger Sub;

          (xii) make any material changes in the commissions or other incentives payable to its sales staff;

          (xiii) agree or commit to do or authorize any of the foregoing.

     7.4  Mutual Covenants.

     (a) Prior to the Closing Date, except as otherwise provided for herein, each of Clear Springs, Fresh Juice and Merger Sub covenants to the other parties that it will (A) operate its business only in the usual, regular and ordinary manner and, to the extent consistent with such operation, will use its best efforts to (i) preserve its present business organization intact, (ii) keep available the services of its officers and employees, and (iii) preserve its present relationships with persons having business dealings with it, and (B) maintain its properties in customary repair, order and condition, reasonable wear and use and damage by fire or unavoidable casualty except and to maintain adequate insurance upon all of its properties, at least in such amounts and of such kinds comparable to that in effect as of the date hereof.

     (b) After the Closing Date, Clear Springs, the Selling Stockholders, Fresh Juice and Fresh Juice Florida, shall not (1) liquidate, or cause a liquidation of, Clear Springs, or dispose of, or cause the disposition of, substantially all of its assets prior to the merger; or (2) dispose of, or cause the disposition of, substantially all of the assets formerly owned by Clear Springs after the merger in any manner which would adversely affect the tax-free nature of the Merger.

                                   ARTICLE 8

                                INDEMNIFICATION

     8.1  Indemnification by the Selling Stockholders and Clear Springs.

     (a) Each of the Selling Stockholders and Clear Springs agrees subsequent to the Closing to indemnify and hold each of Fresh Juice and Merger Sub and their respective stockholders, subsidiaries, representatives and affiliates and persons serving as officers, directors, partners, employees or agents thereof harmless from and against any damages, liabilities, losses, taxes, fines, penalties, costs, and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing pursuant to this Section 8.1) which may be sustained or suffered by any of them arising out of or based upon any of the following matters:

          (i) fraud, intentional misrepresentation or a deliberate or willful breach by any of the Selling Stockholders or Clear Springs of any of their respective representations, warranties or covenants under this Agreement; or

          (ii) any other material breach of any representation, warranty or covenant of the Selling Stockholders or Clear Springs under this Agreement or in any certificate delivered by any of the Selling Stockholders or Clear Springs hereunder, or by reason of any material claim, action or proceeding asserted or instituted growing out of any matter or thing constituting a material breach of such representations, warranties or covenants, provided, however, that any claims for indemnification pursuant to this subsection
     (ii) shall be limited to the sum of the dollar value of the Merger Consideration as of the date hereof (with such indemnification to be paid in shares of Fresh Juice Common with a per share credit equal to the greater of the per share price on the date of the receipt by the indemnifying party of a notice of the claim or the Closing Date); provided, further, however, that there shall be no limitation in claims for indemnification related to Sections 3.4, 3.6, 3.7, 3.19 and 3.26 hereof.

     (b) Other than as provided by law, this Section 9 contains the sole remedies of the parties hereto with respect to claims arising from the subject matter of this Section 9.

     8.2 Indemnification by Fresh Juice and Merger Sub. (a) Fresh Juice and Merger Sub agree to indemnify and hold Clear Springs and each of the Selling Stockholders and their respective stockholders, subsidiaries, representatives and affiliates and persons serving as officers, directors, partners, employees or agents thereof harmless from and against any damages, liabilities, losses, taxes, fines, penalties, costs, and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing pursuant to this Section 8.2) which may be sustained or suffered by any of them arising out of or based upon any of the following matters:

          (i) fraud, intentional misrepresentation or a deliberate or willful breach by Fresh Juice or Merger Sub of any of their representations, warranties or covenants under this Agreement; or

          (ii) any other breach of any representation, warrant or covenant of Fresh Juice or Merger Sub under this Agreement or in any certificate delivered by Fresh Juice or Merger Sub hereunder, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting a breach of such representations, warranties or covenants; provided, however, that any claims for indemnification pursuant to this subsection (b) shall be limited to the sum of the dollar value of the Merger Consideration as of the date hereof, provided, further, however, that there shall be no limitation in claims for indemnification related to Sections 5.4, 5.6, 5.18 and 5.26 hereof.

     (b) Other than as provided by law, this Section 9 contains the sole remedies of the parties hereto with respect to claims arising from the subject matter of this Section 8.

     (c) Notwithstanding anything to the contrary contained in this Section 8.2 neither Fresh Juice nor Merger Sub shall be required to indemnify, or shall be held liable for any damages, liabilities, losses, taxes, penalties, costs or expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever to any of the Selling Stockholders in the event the Merger is not accounted for, and so treated, as a tax-free reorganization pursuant to
Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended, if Fresh Juice determines in good faith that it is unable in accordance with applicable federal or state law to so account for, and so treat, the Merger for tax purposes as provided for in Section 9.1 hereof.

     8.3 Notice; Defense of Claims. Promptly after receipt by an indemnified party of notice of any claim, liability or expense to which the indemnification obligations hereunder would apply, the indemnified party shall give notice thereof in writing to the indemnifying party, but the omission to so notify the indemnifying party promptly will not relieve the indemnifying party from any liability except to the extent that the indemnifying party shall have been prejudiced as a result of the failure or delay in giving such notice. Such notice shall state the information then available regarding the amount and nature of such claim, liability or expense and shall specify the provision or provisions of this Agreement under which the Liability or obligation is asserted. If within twenty (20) days after receiving such notice the indemnifying party gives written notice to the indemnified party stating that it disputes and intends to defend against such claim, liability or expense at its own cost and expense, then counsel for the defense shall be selected by the indemnifying party (subject to the consent of the indemnified party which consent shall not be unreasonably withheld) and the indemnified party, shall make no payment on such claim, liability or expense as long as the indemnifying party is conducting a good faith and diligent defense. Notwithstanding anything herein stated, the indemnified party shall at all times have the right to fully participate in such defense at its own expense directly or through counsel; provided, however, if the named parties to the action or proceeding include both the indemnifying party, and the indemnified party and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the expense of separate counsel for the indemnified party shall be paid by the indemnifying party. If no such notice of intent to dispute and defend is given by the indemnifying party, or if such diligent good faith defense is not being or ceases to be conducted, the indemnified party, shall, at the expense of the indemnifying party, undertake the defense of such claim, liability or expense (with counsel selected by the indemnified party), and shall have the right to compromise or settle the same (exercising reasonable business judgment). If such claim, liability or expense is one that by its nature cannot be defended solely by the indemnifying party, then the indemnified party shall make available all information and assistance that the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense, provided that the indemnifying party reimburses the indemnified party for its reasonable cost and expenses incurred in connection therewith.

     8.4 Indemnification of Bogen and Duffy Guarantees. Fresh Juice shall, as of the Effective Date and at all times subsequent thereto, indemnify and hold harmless Steven Bogen and Brian Duffy against any and all liabilities and obligations arising out of the personal guarantees which Bogen and Duffy have executed in favor of SouthTrust Bank.

                                   ARTICLE 9

                                  TERMINATION

     9.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

          (a) by mutual consent of the parties hereto;

          (b) by any of the parties hereto, if a foreign or domestic court of competent jurisdiction or domestic governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling (other than an ex-parte order or temporary restraining order) or taken any other action, in each case restraining, enjoining or otherwise prohibiting the transactions contemplated by the Agreement; provided, however, that if Clear Springs, Fresh Juice, Merger Sub or Steven Smith are the plaintiff in the action resulting in such order, decree or ruling or are the entity which instigated or initiated the action resulting in such order, decree or ruling, such order, decree or ruling shall not serve as a basis for such party or its subsidiary or affiliate(s) to terminate this Agreement;

                                   ARTICLE 10

                                    GENERAL

     10.1 Expenses. Whether or not the Closing occurs, all costs and expenses in connection with the negotiations and preparations with respect to this Agreement and the transactions contemplated thereby will be borne by the party incurring such cost or expense.

     10.2 Publicity. So long as this Agreement is in effect, none of the parties hereto shall, or permit any of their representatives or affiliates to, issue or cause the publication or dissemination of any press release with respect to this Agreement or any of the transactions contemplated hereby, except with the agreement of the other parties hereto; provided that any party hereto or any affiliate thereof may make such an announcement without the agreement of the other parties if required by law or by the rules of any exchange on which their securities are traded.

     10.3 Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

     10.4 Notices. All notices and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when (i) delivered in person, (ii) by facsimile transmission, upon receipt, (iii) one business day after having been sent by overnight courier, or (iv) five (5) days after being mailed by registered or certified first class mail, postage prepaid, return receipt requested, to the parties hereto at the following addresses:

     If to Fresh Juice or Merger Sub, addressed to such party, care of:

                   The Fresh Juice Company, Inc.
                   350 Northern Boulevard
                   Great Neck, New York 11021
                   Attention: Steven Smith
                   Facsimile No.: (516-482-5453)

     If to any Selling Stockholder or Clear Springs, addressed to such party, care of:

                   Clear Springs Citrus, Inc.
                   35 Walnut Avenue
                   Clark, New Jersey 07066
                   Attention: Steven M. Bogen
                   Facsimile No. (908) 388-2954

           with a copy to: Bourne, Noll & Kenyon

                   382 Springfield Avenue
                   Summit, New Jersey 07901
                   Attn: Craig M. Lessner, Esq.
                   Facsimile No. (908) 277-6808

           and a copy to: Honigman Miller Schwartz and Cohn

                   390 N. Orange Avenue, Suite 1300
                   Orlando, Florida 32801
                   Attention: David S. Oliver, Esq.
                   Facsimile No. (407) 648-1155

           and a copy to: Carmen Catino, Esq.

                   Law Office of Carmen A. Catino
                   5801 North Northwest Highway
                   Chicago, Illinois 60631
                   Facsimile No. 1-312-792-5411

     10.5 Waivers. No waiver of any term, covenant or condition of this Agreement shall be effective unless made in a written instrument duly executed by or on behalf of the party entitled to the benefits thereof.

     10.6 Amendments. The parties may agree to the amendment or modification of this Agreement solely by an agreement in writing executed by or on behalf of each of the parties hereto.

     10.7 Successors and Assigns. This Agreement binds, inures to the benefit of, and is enforceable by the successors and assigns of the parties hereto, and does not confer any right on any other persons or entities.

     10.8 GOVERNING LAW. THE EXECUTION, VALIDITY, CONSTRUCTION AND PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

     10.9  Submission to Jurisdiction.

     (a) In the event Clear Springs or any of the Selling Stockholders shall commence any legal proceeding with respect to this Agreement, each of them agrees to submit themselves to the jurisdiction of the courts of the Florida and the United States District Court for the Middle District of Florida for the resolution of any dispute in connection with or arising out of this Agreement and the transactions contemplated hereunder.

     (b) In the event any of Fresh Juice or Merger Sub shall commence any legal proceeding with respect to this Agreement, each of them agrees to submit themselves to the jurisdiction of the courts of the State of Florida and the United States District Court for the jurisdiction covering the Middle District of Florida for the resolution of any dispute in connection with or arising out of this Agreement and the transactions contemplated hereunder.

     10.10 No Broker. Each of the parties hereto represents and warrants to each of the other parties that all negotiations with respect to this Agreement and the transactions contemplated hereby have been conducted by the parties directly with each other without the intervention or aid of any person in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission or other like payment.

     10.11 No Other Inducement. No representation, promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

     10.12 Captions. The captions of this Agreement are for convenience of reference only and shall not affect in any manner any of the terms, covenants or conditions hereof.

     10.13 Survival of Representations, Warranties and Agreements. The representations, warranties, agreements, covenants and obligations set forth in this Agreement or in any schedule, exhibit or certificate delivered by any party hereto to any other party hereto in connection with this Agreement or the transactions contemplated hereby shall survive until June 30, 1996; provided, however, that the representations and warranties contained in Sections 3.4, 3.6, 3.7, 3.19, 3.26, 5.4, 5.6, 5.18 & 5.26 hereof shall survive for a period of one
(1) year from the date hereof and any party aggrieved by such breach of any representation or warranty shall institute suit not later than two (2) years from the Effective Time and their claim shall be waived if suit is not instituted by such date.

     10.14 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force ant effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     10.15 Entire Agreement. This Agreement is complete and constitutes the entire agreement and supersedes any and all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, is not intended to confer upon any other person any rights or remedies hereunder.

     10.16 Assignment. This Agreement and the right and obligations hereunder shall not be assigned or otherwise transferred, except that Merger Sub may assign all or any of its rights and obligations hereunder to any wholly-owned subsidiary of Fresh Juice.

     10.17 No Third Party Beneficiary. Nothing in this Agreement shall confer upon any person or entity not a party hereto, or the legal representatives of such person or entity, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

     IN WITNESS WHEREOF, the partes hereto have caused this Agreement to be duly executed pursuant to due authorization on the date first above written.

                                      THE FRESH JUICE COMPANY, INC.

                                      By: /s/  Steven Smith

                                         ---------------------------------------
                                          Steven Smith, Chief Executive Officer

                                      THE FRESH JUICE COMPANY OF FLORIDA, INC.

                                      By: /s/  Steven Smith

                                         ---------------------------------------
                                          Steven Smith, Chief Executive Officer

                                      CLEAR SPRINGS CITRUS, INC.

                                      By: /s/  Brian Duffy

                                         ---------------------------------------
                                                 Brian Duffy, President

                                      THE BOGEN GROUP, L.L.C.

                                      By: /s/  Steven M. Bogen

                                         ---------------------------------------
                                            Steven M. Bogen, Managing Member

                                                /s/  Brian Duffy

                                      ------------------------------------------
                                              Brian Duffy, individually

                          ADDENDUM TO MERGER AGREEMENT

     This addendum to Merger Agreement is entered into on this 23rd day of July, 1996, among The Fresh Juice Company, Inc., The Fresh Juice Company of Florida, Inc., Clear Springs Citrus Inc., Brian Duffy, and The Bogen Group, L.L.C., and is binding upon the parties hereto, their heirs, successors and assigns.

     WHEREAS, all parties hereto executed that certain Merger Agreement, dated as of March 31, 1996; and

     WHEREAS, Article 1.2 of the Merger Agreement calls for the Closing contemplated therein to occur on or before June 30, 1996 (the "Closing Date"); and

     WHEREAS, all parties hereto desire to extend the Closing Date;

     NOW THEREFORE, in exchange for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1. The Closing Date under the Merger Agreement, dated as of March 31, 1996, is hereby extended through to and including September 15, 1996.

          2. Should any other provision of the Merger Agreement in any way conflict with an extended Closing Date through September 15, 1996, then such inconsistent provision of the Merger Agreement shall be deemed superseded, so as to effectuate the intent of the parties to this Addendum.

     IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be duly executed pursuant due authorization on the date first above written.

                                      THE FRESH JUICE COMPANY, INC.

                                      By:          /s/  Steve Bogen

                                         ---------------------------------------
                                              Its: Chief Executive Officer

                                      THE FRESH JUICE COMPANY OF FLORIDA, INC.

                                      By:         /s/  Steven Smith

                                         ---------------------------------------
                                              Its: Chief Executive Officer

                                      CLEAR SPRINGS CITRUS, INC.

                                      By:          /s/  Brian Duffy

                                         ---------------------------------------
                                                 Brian Duffy, President

                                      THE BOGEN GROUP, L.L.C.

                                      By:        /s/  Steven M. Bogen

                                         ---------------------------------------
                                                     Steven M. Bogen
                                                     Managing Member


                                                  /s/  Brian Duffy
                                         ---------------------------------------
                                                Brian Duffy, Individually

                                                                      APPENDIX C



THE FRESH JUICE COMPANY, INC.


                          INCENTIVE STOCK OPTION PLAN

     The purpose of this Incentive Stock Option Plan (the "Plan") is to assist The Fresh Juice Company, Inc. (the "Company") in retaining and attracting key employees by enabling them to acquire Common Stock of the Company and thus providing incentive for them to expend maximum effort for the success of the Company's business.

     1. Amount and Source of Stock. The aggregate number and class of shares which may be subject to options granted pursuant to the Plan is Five Hundred Thousand (500,000) shares of Common Stock of the Company of the par value of $.01 per share, subject to adjustment as provided in Section 9 of the Plan. Such shares may be authorized but unissued shares of Common Stock of the Company or may be shares held in or acquired for the treasury of the Company. Any shares of stock reserved for issuance or transfer under an option which for any reason terminates unexercised as to such shares may be reserved for issuance or transfer under another option granted under the Plan. The aggregate fair market value (determined at the time options are granted) of shares of Common Stock with respect to which incentive stock options are exercisable for the first time by an employee during a calendar year (under the Plan or any other incentive stock option plan of the Company or any parent or subsidiary of the Company) shall not exceed $100,000.

     2. Administration of the Plan.

     (a) The Board of Directors of the Company shall appoint a Stock Option Plan Committee (the "Committee") consisting of not less than three members. The Committee shall recommend to the Board of Directors the names of those key employees who are to receive options under the Plan and the number of shares of Common Stock to be subject to such options. Options granted under the Plan shall, subject to the provisions of Section 5 hereof, be in such form as determined by the Committee and approved by the Board of Directors. The Committee shall interpret the Plan, prescribe amend and rescind rules and regulations, forms, notices and agreements relating to it and make all determinations necessary or advisable for its administration in a manner consistent with the intention that all options granted pursuant to the Plan qualify as Incentive Stock Options pursuant to Section 422(b) of the Internal Revenue Code of 1986, all such actions as approved by the Board of Directors to be final and conclusive.

     (b) The Board of Directors may from time to time appoint members of the Committee in addition to or in substitution for members previously appointed and may fill any vacancies in the Committee. The Committee shall elect one of its members as Chairman, and may appoint a secretary, who need not be a member of the Committee, to keep minutes of its meetings. Meetings of the Committee shall be held at such times and places as it shall deem advisable. A majority of the members of the Committee shall constitute a quorum. All action of the Committee shall be by a majority of its members. Any action may be taken by unanimous written consent setting forth the action taken, signed by all of the members of the Committee, and action so taken shall have the same effect as if it had been taken by unanimous vote at a meeting duly held and called. The Committee shall report its action at meetings or by unanimous written consent to the Board of Directors.

     (c) At any time prior to the appointment of the Committee and at any time thereafter when the Committee shall not be duly constituted, the Board of Directors shall exercise all the functions of the Committee under the Plan.

     3. Effective Date and Term of Plan. The Plan shall become effective when adopted by the Board of Directors of the Company, except that unless the Plan is authorized by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock within 12 months after its adoption by the Board of Directors, the Plan and all options outstanding under the Plan shall terminate at the expiration of that 12 month period. Options may be granted under the Plan within 10 years from the date of its adoption by the Board of Directors, but not thereafter.

     4. Eligible Participants. Only the key employees of the Company and any subsidiaries of the Company shall be eligible to receive options under the Plan. A key employee who is also a director of the Company or of one of its subsidiaries shall be eligible to participate under the Plan. Except as provided in Section 5(e), no option shall be granted to an individual who, immediately before the granting of the option, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries.

     5. Grant and Terms of Options. The Board of Directors may grant options at any time or from time to time prior to the termination of the Plan, and except as hereinafter provided, such options shall be subject to the following terms and conditions and shall in all respects qualify as Incentive Stock Options pursuant to Section 422(b) of the Internal Revenue Code of 1986.

          (a) Purchase Price. The purchase price provided for in each option granted pursuant to the Plan shall be determined by the Board of Directors, provided that in no instance shall such price be less than the fair market value of the shares subject to the option on the date on which the option is granted.

          (b) Duration of Option. Each option granted pursuant to the Plan will terminate no later than ten years from the date on which it is granted, unless it is terminated earlier under Section 7 or 8.

          (c) Transferability of Option. No option shall be transferable by the employee in whole or in part other than by will or the laws of descent and distribution, and each option shall be exercisable, during the lifetime of the employee, only by him or her.

          (d) Exercise of Option. Subject to the provisions of this Section 5, the Board of Directors shall have absolute discretion in determining whether any option granted hereunder shall be exercisable in whole at one time or in part from time to time and, if in part from time to time, the rate at which such option shall be exercisable on a cumulative or non-cumulative basis. Except, as provided in Sections 7 and 8 or unless the Board of Directors shall otherwise determine, no option may be exercised at a time when the optionee is not an employee of the Company or one of its subsidiaries.

          (e) Special Ten Percent Shareholder Rule. Sections 4, 5(a) and (b) notwithstanding, an option may be granted to an individual, who immediately before the granting of the option owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, if at the time such option is granted, (i) the option price is at least 110% of the fair market value of the stock subject to the option, and (ii) such option by its terms may not be exercised after the expiration of five years from the date on which it was granted.

     6. Manner of Exercise of Options. Unless the Board of Directors shall otherwise determine, an option, to the extent exercisable under the Plan, may be exercised by delivery to the Secretary of the Company, at its principal office, of a written notice, signed by the person entitled to exercise the option, specifying the number of shares purchasable under the option which the optionee then wishes to purchase, together with a certified or bank cashier's check payable to the order of the Company, in the amount of the aggregate option price for such number of shares. Unless the shares to be acquired upon exercise of an option may, at the time of such acquisition, be lawfully resold in accordance with a then currently effective registration statement or post-effective amendment under the Securities Act of 1933, the Board of Directors may provide, as a condition to the delivery of any shares to be purchased upon exercise of the option, that the Company receive appropriate evidence that the optionee is acquiring the shares for investment and not with a view to the distribution or public offering of the shares, or any interest in the shares, and a representation to the effect that the optionee shall make no sale or other disposition of the shares unless (a) the Company shall have received an opinion of counsel satisfactory to it in form and substance that the sale or other disposition may be made without registration under the then applicable provisions of the Securities Act of 1933 and the related rules and regulations of the Securities and Exchange Commission, or (b) the shares shall be included in a currently effective registration statement or post-effective amendment under the Securities Act of 1933. In no event shall stock be issued or certificates be delivered until full payment shall have been received by the Company, nor shall the optionee have any right or status as a stockholder prior to such payment.

     7. Termination of Employment. Unless the Board of Directors shall otherwise determine, in the event that the employment of an optionee by the Company or one of its subsidiaries shall be terminated other than for cause or by reason of the death or permanent disability of the optionee, the option may be exercised by the optionee to the extent that he or she was entitled to do so at the termination of his or her employment, at any time within three months after such termination, but in no event may an option be exercised after its stated expiration date. In the event that the employment of an employee shall be terminated for cause, any option held by the employee under the Plan, to the extent not previously exercised, shall forthwith terminate. Normal retirement or early retirement with the consent of the Company pursuant to any retirement plan shall not constitute a termination of employment for cause, but shall be considered for this purpose to be a termination other than for cause. Nothing in the Plan or in any option granted pursuant to the Plan shall confer on any individual any right to continue in the employ of the Company or any of its subsidiaries or interfere in any way with the right of the Company or any of its subsidiaries to terminate his or her employment at any time.

     8. Death or Disability of an Optionee. Unless the Board of Directors shall otherwise determine, if an optionee shall die while employed by the Company, the option may be exercised (a) to the extent that the employee was entitled to do so at the date of his or her death, and (b) to the additional extent that the employee would have been entitled to do so had the option been exercisable with respect to the full number of shares covered by the option, by a legatee or legatees of the optionee under his or her last will or by his or her personal representative or distributees at any time within one year after the date of death, but in no event may the option be exercised after its stated expiration date.

     Unless the Board of Directors shall otherwise determine, if an optionee shall die within three months after the involuntary termination, other than for cause, of his or her employment by the Company or any of its subsidiaries, the option may be exercised, to the extent that the employee was entitled to do so at the date of his or her death, by a legatee or legatees of the optionee under his or her last will or by his or her personal representatives or distributees at any time within one year after the date of death, but in no event may the option be exercised after its stated expiration date.

     Unless the Board of Directors shall otherwise determine, if an optionee shall become permanently disabled (within the meaning of section 105(d)(4) of the Internal Revenue Code of 1986) while employed by the Company, the option may be exercised by the optionee to the extent that he or she was entitled to do so at the termination of his or her employment, at any time within one year after such termination, but in no event may an option be exercised after its stated expiration date.

     9. Adjustment of Number and Price of Shares Subject to Options. If the outstanding shares of the Common Stock of the Company are subdivided, consolidated, increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, capital adjustment or otherwise, or if the Company shall issue Common Stock as a dividend or upon a stock split, then the number and kind of shares available for purposes of the Plan and all shares subject to the unexercised portion of any options previously granted and the exercise price of those options shall be appropriately adjusted. However, no such adjustment shall change the total exercise price applicable to the unexercised portion of any outstanding option.

     Adjustments under this Section 9 shall be made by the Board of Directors, whose determination as to what adjustments shall be made shall be final and binding. In computing any adjustment under this Section 9, any fractional share which might otherwise become subject to an option shall be eliminated.

     10. Amendment or Discontinuance of Plan. The Board of Directors may alter, suspend or discontinue the Plan at any time, except that no action of the Board may, without appropriate stockholder action, increase the maximum number of shares subject to the Plan, alter the class of employees eligible for the grant of options, or change the manner of determining the price of options granted under the Plan; and, without the consent of the optionee, no such action shall alter the terms of, or impair the rights of the optionee under, any option previously granted pursuant to the Plan.

     11. (a) Subsidiary. As used herein the term "subsidiary" means any "subsidiary corporation" within the meaning of Section 424(f) of the Internal Revenue Code of 1986.

     (b) Governing Law. The Plan shall be governed by the laws of the State of Delaware.

     (c) Regulatory Approvals. If at any time the Committee shall determine in its discretion that the listing, registration or qualification of shares of Common Stock upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares of Common Stock under the Plan, no option may be exercised unless and until such listing registration, qualification, consent, or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee.


     12. Option Agreement Required. Each grant made pursuant to the Plan shall be evidenced by an Option Agreement (the "Agreement"). No person shall have any rights under any option granted under the Plan unless and until the person to whom such option shall be granted shall have executed and delivered an Agreement to the Company. The Committee shall prescribe the form of all Agreements. A fully executed counterpart of the Agreement shall be provided to both the

Company and the recipient of the grant.

PROXY
                              THE FRESH JUICE COMPANY
                     35 Walnut Avenue, Clark, New Jersey 07066


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholders of The Fresh Juice Company, Inc., a Delaware corporation, hereby make, constitute and appoint Steven M. Bogen, with the full power of substitution, the true and lawful attorney and proxy to vote at the Annual Meeting of the Stockholders to be held August 29, 1996 and any adjournment thereof.

(1) To approve the amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 5,000,000 to 30,000,000 shares.

               / / FOR          / / AGAINST          / / ABSTAIN

(2) To approve the amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Preferred Stock from 200,000 to 7,000,000 shares.

               / / FOR          / / AGAINST          / / ABSTAIN

(3) ELECTION OF DIRECTORS
    / /FOR all nominees listed below   / /WITHHELD for all nominees listed below

    (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
     STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW)

        Steven M. Bogen    Steven Smith    Jeffrey Smith    Brian Duffy

(4) To approve the adoption of the Company's 1996 Incentive Stock Option Plan.

               / / FOR          / / AGAINST          / / ABSTAIN

(5) To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending November 30, 1996.

               / / FOR          / / AGAINST          / / ABSTAIN

(6) TO ACT UPON ANY AND ALL OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

                    (Continued and to be signed and dated on the reverse side)

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ITEMS (1), (2),
(3), (4), (5) AND (6) ABOVE.

Please indicate any correction or change in address here:

- -------------------------------------------------------------------------------

                                            Receipt of the notice of said
                                            meeting and of the Proxy Statement
                                            is hereby acknowledged.

                                            DATE: _____________________, 1996



                                            -----------------------------------
                                                        Signature

                                            -----------------------------------
                                                        Signature

                                            IMPORTANT: Joint Owners must EACH
                                            sign. When signing at attorney,
                                            trustee, executor, administrator,
                                            guardian or corporate officer,
                                            please give your FULL title.

                                            PLEASE SIGN AND MAIL PROMPTLY.